    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 2001

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                            MATRIA HEALTHCARE, INC.
                 AND THE GUARANTORS IDENTIFIED IN FOOTNOTE (1)
             (Exact name of Registrant as specified in its charter)

                    DELAWARE                                           8082
          (State or other jurisdiction                          (Primary Standard
       of incorporation or organization)                    Industrial Classification
                                                                   Code Number)

                    DELAWARE                                         58-2205984
          (State or other jurisdiction                            (I.R.S. Employer
       of incorporation or organization)                       Identification Number)

                               1850 PARKWAY PLACE
                            MARIETTA, GEORGIA 30067
                                 (770) 767-4500
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------

                                ROBERTA L. MCCAW
                       VICE PRESIDENT AND GENERAL COUNSEL
                         1850 PARKWAY PLACE, 12TH FLOOR
                            MARIETTA, GEORGIA 30067
                                 (770) 767-4500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                   COPIES TO:

                          JAMES L. SMITH,III, ESQUIRE
                              TROUTMAN SANDERS LLP
                     600 PEACHTREE STREET, N.E., SUITE 5200
                          ATLANTA, GEORGIA 30308-2216
                                 (404) 885-3111

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

                                                                              PROPOSED              PROPOSED
                                                           AMOUNT             MAXIMUM               MAXIMUM           AMOUNT OF
TITLE OF EACH CLASS OF                                     TO BE         OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION
SECURITIES TO BE REGISTERED                            REGISTERED (1)         NOTE(1)               PRICE(1)            FEE(2)
---------------------------                            --------------    ------------------    ------------------    ------------
$122,000,000 11% Senior Notes due 2008...............   $122,000,000            100%              $122,000,000         $30,500
$122,000,000 Guarantees of 11% Senior Notes due
2008(3)..............................................   $122,000,000        (4)                      (4)                (4)

---------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
(2) Pursuant to Rule 457(f)(2) of the Securities Act of 1933, as amended, the registration fee has been estimated based on the book value of the securities to be received by the registrant in exchange for the securities to be issued hereunder in the exchange offer described herein.
(3) See Footnote 1 below for table of registrant guarantors.
(4) Pursuant to Rule 457(n), no additional registration fee is required in respect of the guarantees.

                             ---------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective time until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

---------------

(1) The following domestic subsidiaries of Matria Healthcare, Inc. are guarantors of the exchange notes and are co-registrants:

                                                                                          PRIMARY
                                                              STATE OF OR OTHER           STANDARD
                                                               JURISDICTION OF           INDUSTRIAL              I.R.S.
EXACT NAME OF REGISTRANT AS                                     INCORPORATION          CLASSIFICATION        IDENTIFICATION
SPECIFIED IN ITS CHARTER                                       OR ORGANIZATION          CODE NUMBER              NUMBER
---------------------------                                   -----------------        --------------        --------------
Clinical-Management Systems, Inc............................  Georgia                       8082               58-2318139
Diabetes Acquisition, Inc...................................  Georgia                       8082               58-2435656
Gainor Medical Acquisition Company..........................  Georgia                       8082               58-2366341
Diabetes Management Solutions, Inc..........................  Delaware                      8082               54-1831718
Diabetes Self Care, Inc.....................................  Virginia                      8082               54-1432116
Facet Technologies, LLC.....................................  Georgia                       8082               58-2180675
Gainor Medical International, LLC...........................  Georgia                       8082               58-2180681
Gainor Medical Direct, LLC..................................  Georgia                       8082               58-2317991
A. R. Medical Supplies, Inc.................................  Florida                       8082               65-0156810
Matria of New York, Inc.....................................  New York                      8082               58-1873062
National Reproductive Medical Centers, Inc..................  Delaware                      8082               88-0253978
Infertility Management Services, Inc........................  Delaware                      8082               33-0578456
PFCC Liquidation Corp.......................................  California                    8082               68-0265373
PFPC Liquidation Corp.......................................  California                    8082               68-0315395
PFMG Liquidation Corp.......................................  California                    8082               68-0275233
Q Liquidation Corp..........................................  Delaware                      8082               58-2402181
Shared Care, Inc............................................  Georgia                       8082               58-1564237

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this Preliminary Prospectus is not complete and may be changed. We may not exchange these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to exchange these securities and is not soliciting offers to exchange these securities in any State where the exchange is not permitted.

                  SUBJECT TO COMPLETION DATED AUGUST 14, 2001

PRELIMINARY PROSPECTUS                 PROSPECTUS DATED                   , 2001
--------------------------------------------------------------------------------

                                  MATRIA LOGO

                            MATRIA HEALTHCARE, INC.

              OFFER TO EXCHANGE 11% SERIES B SENIOR NOTES DUE 2008
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
             FOR ANY AND ALL OUTSTANDING 11% SENIOR NOTES DUE 2008

                                  $122,000,000

                     AGGREGATE PRINCIPAL AMOUNT OUTSTANDING

                               ------------------

- The exchange offer expires 5:00 p.m., New York City time, on                ,
  2001, unless extended.

- We will exchange your validly tendered unregistered notes (the "old notes") for an equal principal amount of registered exchange notes (the "exchange notes") with substantially identical terms.

- The exchange offer is not subject to any condition other than the condition that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission and certain other customary conditions.

- You may withdraw your tender of old notes at any time prior to the expiration of the exchange offer.

- The exchange of notes will not be a taxable exchange for U.S. federal income tax purposes.

- We will not receive any proceeds from the exchange offer.

- The terms of the exchange notes to be issued are substantially identical to the old notes, except for certain transfer restrictions and registration rights relating to the old notes.

- You may tender outstanding old notes only in denominations of $1,000 and multiples of $1,000.

- Affiliates of our company may not participate in the exchange offer.

                               ------------------

PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 15 OF THIS DOCUMENT FOR CERTAIN IMPORTANT INFORMATION.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of the Notes to be issued in the Exchange Offer or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

Judiciary Plaza              Citicorp Center              Seven World Trade Center
Room 1024                    500 West Madison Street      13th Floor
450 Fifth Street, NW         Suite 1400                   New York, New York 10048
Washington, DC 20549         Chicago, Illinois 60661

     The documents are also available for view and copying at the offices of The National Association of Securities Dealers, 1735 K Street, N.W., Washington, DC 20006.

     Copies of our reports, proxy statements and other information may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a Website that contains reports, proxy statements and other information concerning Matria. The address of the SEC Website is http://www.sec.gov.

     In addition, we will provide, without charge, to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents (other than exhibits to documents that are not specifically incorporated by reference in the documents). Please direct such requests to Matria Healthcare, Inc., 1850 Parkway Place, Marietta, Georgia 30067
Attention: Corporate Secretary (770) 767-4500

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS, YOU MUST DO SO BY NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER. THE EXCHANGE
OFFER WILL EXPIRE ON               , 2001.

                           INCORPORATION BY REFERENCE

     This prospectus incorporates important business and financial information about Matria and the Guarantors that is not included in or delivered with the prospectus. Specifically, this prospectus incorporates the following documents by reference to the following SEC filings:

     - Annual Report on Form 10-K for the year ended December 31, 2000;

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001; and

     - Current Reports on Forms 8-K filed on June 15, 2001 (which includes, without limitation, updated information located in Exhibit 99.1 on "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in Exhibit 99.2 on "Business", July 3, 2001 and July 19, 2001.

     All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this offering memorandum are incorporated by reference into and are made a part of this offering memorandum from the date of filing of those documents.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

     Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                               PROSPECTUS SUMMARY

     This summary highlights selected information appearing elsewhere in this prospectus and may not contain all of the information that is important to you. This prospectus includes the specific terms of the exchange notes, as well as information regarding our business and detailed financial data. In this prospectus, the terms "we," "us," "our," "our company" and "Matria" refer to the business of Matria Healthcare, Inc. and its consolidated subsidiaries, and the "Notes" refer to the old notes and the exchange notes issued under the indenture, unless otherwise specified or the context otherwise requires. We encourage you to read this prospectus in its entirety.

                                  THE COMPANY

     We are a leading comprehensive, integrated disease management company offering our services to patients, physicians, health plans and employers. Disease management encompasses a broad range of services aimed at controlling healthcare costs through proactive management of care for individuals with high-cost or chronic diseases and conditions. Our strategy is to focus on providing effective cost-saving solutions for four of the most costly chronic diseases and medical conditions in the nation: diabetes, pregnancy and select respiratory and cardiovascular diseases. Our disease management services seek to lower healthcare costs and improve patient outcomes through a broad range of disease management, fulfillment and telemedicine services. We have over 1,000 contracts with managed care organizations and self-insured employers for the provision of our services for which we are generally compensated on a fee-for-service basis. In 2001, we are enjoying what we believe to be a favorable customer mix in that only approximately 26% of our revenues are derived from governmental sources and no single commercial customer represents more than 10% of our revenues. Our common stock is traded on the Nasdaq National Market under the symbol "MATR." For the 12 months ended June 30, 2001, we had revenues of $240 million and EBITDA of $39.0 million.

     Our principal executive offices are located at 1850 Parkway Place, Marietta, Georgia 30067 and our phone number is (770) 767-4500. Our corporate Website address is http://www.matria.com. Information contained on our Website is not part of this prospectus.

                               INDUSTRY OVERVIEW

     The Health Care Financing Administration ("HCFA") estimates that healthcare expenditures in the United States represent approximately 13% ($1.3 trillion) of the gross domestic product. By 2008, HCFA projects the nation's healthcare spending will rise to approximately $2.3 trillion. A disproportionate percentage of these costs are related to a small number of chronic diseases and medical conditions, with industry analysts estimating that roughly $500 billion is spent annually in the United States on chronic diseases. According to the National Institute of Diabetes and Digestive and Kidney Disease, diabetes, one of the fastest growing chronic diseases in the nation, accounts for approximately 14% of total healthcare expenditures. Left untreated, diabetes leads to other costly medical complications, such as blindness, kidney disease and cardiovascular disease. According to the American Heart Association, cardiovascular disease and respiratory disease account for approximately 30% and 8%, respectively, of national healthcare expenditures. While published figures quantifying the total dollar amount spent on pregnancy vary, the National Center for Health Statistics reported an increased rate of preterm births from approximately 10% in 1988 to approximately 12% in 1998. Industry analysts estimate that costs for complicated births range from $20,000 to $400,000 per baby compared to about $6,400 for an uncomplicated delivery. The disease management industry has emerged in response to this environment of increasing healthcare costs.

     In addition to the desire for health plans and employers to reduce costs, what we believe to be favorable demographic trends are also positively influencing the demand for disease management services. For example, based on United States Census Bureau projections, one of the fastest growing segments of the nation's population is the over 65 age group. This group is expected to increase by approximately 12% to 39.3 million persons by 2010. This group currently has the largest incidence of diabetes in the United States, with an 18% prevalence rate, versus an 8% prevalence rate for adults above the age of 20.

                                 OUR OPERATIONS

     Our disease management services emphasize a multidisciplinary approach to care that involves our customer service representatives, nurses and clinicians coordinating with physicians to oversee adherence to treatment plans. Our services focus on the patient's behavior between visits to the physician and seek to improve the patient's compliance with the physician's care plan. Our disease management programs encourage routine check-ups and the use of patient self-management tools in order to manage costs more effectively and proactively treat high cost or chronic diseases and medical conditions. We utilize our call center infrastructure, national network of skilled clinicians, supply distribution channels and information systems to serve this critical period of patient care. We believe managing patients during this period can reduce costly events, such as emergency room visits and hospitalizations, but more importantly, can improve the patient's health outcome, reduce sick days and increase productivity. With our coordinated disease management programs, we believe we are especially well positioned to provide employers and other payors with solutions for these problems. In addition, TRAX(TM), our proprietary patient management and clinical record system, enables us to leverage our disease management programs with our telemedicine and fulfillment services.

     Our operations focus on two principal business segments:

     - Our women's health segment offers a wide range of specialized disease management and telemedicine services designed to assist physicians and payors in the cost-effective management of maternity patients, including risk assessment, patient education and compliance management, physiological data monitoring, outcomes reporting and other clinical services prescribed by physicians.

     - Our diabetes disease management and fulfillment segment provides disease management services to payors and employees and sells glucose testing supplies, insulin, insulin pumps, syringes and other prescription and non-prescription drugs to patients with diabetes in the United States and in Germany. Additionally, we are a leading supplier of microsampling products (which are used to obtain and test small samples of blood) to major medical device manufacturers across the world.

     We also provide respiratory disease management programs and are planning to enter select portions of the cardiovascular disease management market this year.

     As described in the following chart, we generally offer our customers three main services: disease management programs, telemedicine and fulfillment.

                                 DISEASE STATES

                       DIABETES               WOMEN'S HEALTH     RESPIRATORY            CARDIOVASCULAR
---------------------------------------------------------------------------------------------------------
DISEASE                - Diabetes           - MaternaLink(R)     - Asthma             - Congestive Heart
MANAGEMENT               Management                              - Chronic              Failure*
PROGRAMS                 Solutions                                 Obstructive        - Coronary Artery
                                                                   Pulmonary Disease    Disease*
---------------------------------------------------------------------------------------------------------
TELEMEDICINE                                - Preterm Labor
                                              Management
                                            - Hypertension
                                            - Gestational
                                              Diabetes
                                            - Nausea and
                                              Vomiting
                                            - Coagulation
                                              Disorders
---------------------------------------------------------------------------------------------------------
FULFILLMENT            - Diagnostic         - Nutriceuticals     - Supplies*
                       Supplies
                       - Pharmaceuticals
                       - Microsampling
                         products
---------------------------------------------------------------------------------------------------------

* In development

Disease Management

     Our disease management programs are focused on reducing healthcare costs, while at the same time improving health outcomes. Our services include risk assessment, patient education, compliance management, clinical interventions and outcomes reporting. We currently offer disease management programs for pregnancy, diabetes, asthma and chronic obstructive pulmonary disease. We intend to introduce congestive heart failure and coronary artery disease management programs later in 2001 as part of our strategy to be a full service provider to payors and employers.

Telemedicine

     Our telemedicine services assist physicians and payors in the cost-effective management of preterm labor, pregnancy-induced hypertension, gestational diabetes, nausea and vomiting in pregnancy and coagulation disorders. Our patients transmit physiological data telephonically to our patient monitoring centers. Specialized obstetrical nurses review and assess patient data, provide patient education and, in conjunction with the patient's physician, recommend acuity-based clinical interventions. Our women's health division currently has 41 sites of service throughout the United States, 14 of which are patient monitoring centers.

Fulfillment

     We sell a full line of diabetes supplies in the United States and Germany. These products, which include insulin, glucose meters, test strips, syringes and microsampling products, are primarily sold on a mail order basis. Additionally, we are a leading designer, developer, and manufacturer of microsampling products, which we sell on a wholesale basis to medical device manufacturers.

                             COMPETITIVE STRENGTHS

     We believe the following are our key competitive strengths:

Market Leadership

     We believe that we are a leader in the nation's disease management market. By providing a broad range of services across multiple high-cost disease states and conditions, we believe we represent a compelling value proposition to our payor and employer customers. We believe our market position enhances our ability to:

     - provide a consistent level of high quality services on a nationwide basis;

     - generate economies of scale; and

     - market our disease management programs to employers and managed care customers.

Established Customer Relationships

     We have established relationships with numerous payors, employers, medical device manufacturers and physicians. We have over 1,000 contracts with managed care organizations and self-insured employers. A significant portion of our diabetes disease management and fulfillment business caters to patients who, by the nature of their chronic disease, remain clients for multiple years.

Commitment to Customer Service

     We conduct customer satisfaction surveys to ensure that we meet high levels of performance. Our annual surveys focus on a number of important issues related to clinical expertise, customer service, and communication. In addition, we use the results of our surveys to identify ways to optimize the services we provide as well as assess new opportunities. Our recent surveys indicate that over 95% of respondents were satisfied with our services and 98% of such respondents would recommend Matria to others. Reflecting our strong customer satisfaction, in 2001 we were selected as Black & Decker's "Vendor of the Year".

Strong Sales Network

     We maintain a sales force of more than 170 sales representatives throughout our business lines. Our sales force consists of:

     - 81 persons offering telemedicine services by calling on physicians who generate referrals;

     - 67 persons marketing fulfillment services to referral sources and medical device manufacturers; and

     - 23 persons responsible for sales of our programs to managed care organizations and employers.

Broad Range of Services

     We offer comprehensive disease management services and focus on four of the most costly chronic diseases and medical conditions in the nation: diabetes, pregnancy and select respiratory and cardiovascular diseases. We intend to provide health plans and other payors with a full service provider for their disease management programs. We believe the combination of our complementary service offerings allows us to meet our customers' needs for disease management programs and provides us with multiple revenue streams from our customer base.

Proprietary TRAX(TM) System

     To support our disease management programs, we have developed the TRAX system. We believe the TRAX system provides Matria with a unique advantage in addressing the needs of the growing disease management market. Through a web-based open architecture, TRAX allows us to connect with patients, care coordinators, health plans and providers to facilitate the assessment of a patient using claims data, past medical history, laboratory, diagnostic and monitoring data and health risk assessments. TRAX(TM) allows our case managers to identify at-risk health plan members with diabetes, respiratory disorders or an associated co-morbidity, such as congestive heart failure. TRAX is able to manage large populations and integrate large data sets across multiple disease states. Additional diseases and conditions can also be added to TRAX to manage co-morbidities associated with chronic diseases.

Experienced Management Team

     Our management team has extensive experience in the health care industry. Chairman, President and Chief Executive Officer Parker H. ("Pete") Petit and Executive Vice President and Chief Operating Officer Jeffrey D. Koepsell have over 31 and 29 years of health care experience, respectively. Our senior management team has over 150 years of combined healthcare experience and has completed more than 20 acquisitions and divestitures over the last 20 years. In addition to our senior leadership, we have assembled seasoned and professional management in our operating units.

                               BUSINESS STRATEGY

     Going forward, our business strategy is to enhance our market position by focusing our disease management services on four of the most costly chronic diseases and medical conditions in the nation: diabetes, pregnancy and select respiratory and cardiovascular diseases. In our disease management programs, we intend to continue to leverage our technology and customer service platforms to be a full service provider for employers and managed care customers. In the telemedicine area, we intend to capitalize on existing relationships with select OB-GYN physicians and develop and acquire new products and services. In our fulfillment business, we intend to expand our services and technology base. By following our business strategy, we expect to continue to grow in the disease management market.

                               THE EXCHANGE OFFER

     On July 9, 2001, we issued $125,000,000 aggregate principal amount of our 11% Senior Notes due 2008 in a private offering. The old notes are guaranteed by certain of our domestic subsidiaries. As of the date of this prospectus, there is $122,000,000 principal amount of old notes outstanding. See "Description of Notes -- Principal, Maturity and Interest."

     We and the Guarantors entered into a registration rights agreement with the Initial Purchasers in the private offering in which we agreed, among other things, to deliver to you this prospectus and to complete the exchange offer on or prior to December 6, 2001. You are entitled to exchange in the exchange offer your old notes for registered exchange notes with substantially identical terms. If we do not complete various tasks by their deadlines, as we discuss in the "Registration Rights" section of this prospectus, liquidated damages will accrue on the old notes at a rate of .25% over the stated interest rate on the old notes for the first 90 days immediately following such deadlines, and will increase by an additional .25% at the beginning of each subsequent 90-day period up to a maximum of 1.0% in the aggregate, until the exchange offer is completed. You should also read the discussion under the headings "Summary of Terms of the Exchange Notes" and "Description of the Notes" for further information regarding the registered exchange notes.

     We believe that the exchange notes issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, subject to certain conditions and limited exceptions. Following the exchange offer, any old notes held by you that are not exchanged in the exchange offer will continue to be subject to the existing restrictions on transfer on the old notes and, except in certain limited circumstances, we will have no further obligation to you to provide for registration under the Securities Act of transfers of outstanding old notes held by you. You should read the discussions under the heading "The Exchange Offer" for further information regarding the exchange offer and the resale of old notes.

ISSUER.....................  Matria Healthcare, Inc.

THE EXCHANGE OFFER.........  We previously issued $125 million aggregate principal amount of our 11% Senior Notes due 2008 in a private offering. These securities were not registered under the Securities Act. At the time we issued the old notes, we entered into a registration rights agreement in which we agreed to offer to exchange your unregistered old notes for new exchange notes which have been registered under the Securities Act. This exchange offer is intended to satisfy that obligation. We are offering to exchange $1,000 principal amount of registered exchange notes for each $1,000 principal amount of your unregistered old notes. After the exchange offer is completed, except in certain limited circumstances, you will no longer be entitled to any registration rights with respect to your old notes. Under certain circumstances, certain holders of outstanding old notes may require us to file a shelf registration statement under the Securities Act.

                             As of this date, there is $122,000,000 aggregate principal amount of old notes outstanding.

REQUIRED REPRESENTATION....  In order to participate in this exchange offer, you will be required to make certain representations to us in a letter of transmittal, including that:

                                   any exchange notes will be acquired by you in the ordinary course of your business; you have not engaged in, do not intend to engage in, and do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes; and you are not an affiliate of our company.

RESALE.....................  We believe that, subject to limited exceptions, the exchange notes issued in the exchange offer may be freely traded by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

                                   the exchange notes issued in the exchange offer are being acquired in the ordinary course of your business; you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer; and you are not an "affiliate" of our company.

                             If our belief is inaccurate and you transfer any exchange note issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify you against, such liability.

                             Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for old notes which were acquired by such broker-dealer as a result of market-making or other trading activities must also acknowledge that it has not entered into any arrangement or understanding with Matria or any affiliate of Matria to distribute the exchange notes and will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes issued in the exchange offer.

                             We have agreed in the registration rights agreement that a broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

EXPIRATION DATE............  The exchange offer will expire at 5:00 p.m., New
                             York City time, on               , 2001, unless
                             extended, in which case the term "expiration date" shall mean the latest date and time to which we extend the exchange offer.

CONDITIONS TO THE EXCHANGE
  OFFER....................  The exchange offer is subject to certain customary conditions, which may be waived by us. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered.

PROCEDURES FOR TENDERING
  OLD NOTES................  If you wish to tender your old notes for exchange pursuant to the exchange offer, you must transmit to Wells Fargo Bank Minnesota, National Association, as exchange agent, on or before the expiration date:

                             either:

                             - a properly completed and duly executed letter of
                               transmittal, which accompanies this prospectus, or a facsimile of the letter of transmittal, together with your old notes and any other required documentation, to the exchange agent at the address set forth in this prospectus under the heading "The Exchange Offer -- Exchange Agent," and on the front cover of the letter of transmittal; or

                             - a computer generated message transmitted by means
                               of The Depository Trust Company's Automated
                               Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

                             If either of these procedures cannot be satisfied on a timely basis, then you should comply with the guaranteed delivery procedures described below. By executing the letter of transmittal, each holder of old notes will make certain representations to us described under "The Exchange Offer -- Procedures for Tendering."

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS..........  If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

GUARANTEED DELIVERY
PROCEDURES.................  If you wish to tender your old notes and time will not permit the documents required by the letter of transmittal to reach the exchange agent prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your old notes according to the guaranteed delivery procedures described under "The Exchange Offer -- Guaranteed Delivery Procedures."

ACCEPTANCE OF OLD NOTES AND
  DELIVERY OF EXCHANGE
  NOTES....................  Subject to the conditions described under "The
                             Exchange Offer -- Conditions to the Exchange
                             Offer", we will accept for exchange any and all old notes which are validly tendered in the exchange offer and not withdrawn, prior to 5:00 p.m., New York City time, on the expiration date.

WITHDRAWAL RIGHTS..........  You may withdraw the tender of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date, subject to compliance with the procedures for withdrawal described in this prospectus under the heading "The Exchange
                             Offer -- Withdrawal of Tenders."

FEDERAL INCOME TAX
  CONSIDERATIONS...........  For a discussion of the material federal income tax considerations relating to the exchange of old notes for the exchange notes, see "Material U.S. Federal Income Tax Considerations."

EXCHANGE AGENT.............  Wells Fargo Bank Minnesota, National Association,
                             the trustee under the indenture governing the old notes, is serving as the exchange agent. The address, telephone number and facsimile number of the exchange agent are set forth in this prospectus under the heading "The Exchange Offer -- Exchange Agent."

CONSEQUENCES OF FAILURE TO
  EXCHANGE OLD NOTES.......  If you do not exchange your old notes for exchange notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer provided in the old notes and in the indenture governing the old notes. In general, the unregistered old notes may not be offered or sold, unless they are registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently intend to register the old notes under the Securities Act.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

     This exchange offer relates to the exchange of up to $122,000,000 aggregate principal amount of exchange notes for up to an equal principal amount of the unregistered outstanding old notes. The form and terms of the exchange notes are substantially the same as the form and terms of the outstanding old notes, except that the exchange notes will be registered under the Securities Act, and therefore, the exchange notes generally will not be subject to transfer restrictions or registration rights, and the provisions of the registration rights agreement relating to liquidated damages on the outstanding old notes under certain circumstances will be eliminated. The exchange notes issued in the exchange offer will evidence the same debt as the outstanding old notes, which they replace, and both the outstanding old notes and the exchange notes are governed by the same indenture. We sometimes refer to the old notes and the exchange notes collectively in this prospectus as the notes.

EXCHANGE NOTES OFFERED.....  We are offering $122,000,000 aggregate principal amount of our 11% Series B Senior Notes due 2008. The exchange notes will be issued under an indenture dated as of July 9, 2001.

INTEREST...................  Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the old notes surrendered in exchange therefor or, if no interest has been paid on the old notes, from the issue date of the old notes. Interest on the exchange notes will be payable semi-annually on May 1 and November 1 of each year, commencing November 1, 2001.

MATURITY DATE..............  May 1, 2008.

ORIGINAL ISSUE DISCOUNT....  The old notes were issued at an issue price of $935 per $1,000 principal amount of notes, which represents original issue discount of 6.5% from the principal amount payable at maturity. Purchasers of the old notes in the initial offering will generally be taxed on such original issue discount as it accrues, and thus prior to the receipt of any payments attributable thereto. See "Material Federal Income Tax Considerations."

SINKING FUND...............  None.

OPTIONAL REDEMPTION........  We may redeem the notes, in whole or in part, at any time, on or after May 1, 2005, at a redemption price equal to 100% of the principal amount thereof plus a premium declining ratably to par plus accrued interest.

                             In addition, prior to May 1, 2004, we may redeem up to 35% of the original aggregate principal amount of the notes with the proceeds of qualified equity offerings at a redemption price of 111% of the principal amount plus accrued and unpaid interest, provided that:

                             - at least 65% of the aggregate principal amount of
                               the notes issued under the indenture remains outstanding immediately after the occurrence of such redemption; and

                             - such redemption occurs within 90 days of the date
                               of the closing of any such equity offering.

CHANGE OF CONTROL..........  If we experience a change of control, we may be required to offer to repurchase the notes at 101% of the principal amount plus accrued and unpaid interest. We may not be able to pay you the required price for notes you present to us at the time of a change of control because our other then outstanding indebtedness may prohibit payment or we may not have enough funds at the time. See "Description of Notes -- Repurchase at the Option of Holders -- Change of Control."

GUARANTEES.................  Generally, our current and future domestic subsidiaries will guarantee the exchange notes on a senior unsecured basis. See "Description of Notes."

RANKING....................  The notes will be senior unsecured obligations. All of our existing and future domestic restricted subsidiaries will guarantee the notes on a senior unsecured basis.

                             The notes will rank equally with all of our and our subsidiary guarantors' existing and future senior unsecured debt.

                             The notes will rank senior to all of our and our subsidiary guarantors' unsecured debt that is expressly subordinated to the notes, but will be effectively subordinated to all of our senior secured indebtedness, if any, with respect to the assets securing that indebtedness and effectively subordinated to all liabilities of our subsidiaries that are not guarantors with respect to the assets of such subsidiaries. See "Risk Factors -- We Will Have Substantial Outstanding Indebtedness Following the Offering." The term "senior debt" is defined in the "Description of Notes" section of this prospectus.

                             At July 9, 2001 we and our guarantor subsidiaries had approximately $125.9 million of senior unsecured indebtedness outstanding on a consolidated basis.

RESTRICTIVE COVENANTS......  The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

                             - incur additional indebtedness or liens;

                             - pay dividends or make other distributions or
                               repurchase or redeem our stock;

                             - make investments;

                             - sell assets;

                             - engage in business activities unrelated to our
                               current business;

                             - enter into agreements restricting our
                               subsidiaries' ability to pay dividends;

                             - enter into transactions with affiliates; and

                             - consolidate, merge or sell all or substantially
                               all of our assets.

                             In addition, under certain circumstances we will be required to make an offer to purchase notes with excess cash flows or with proceeds received from asset sales.

                             These covenants are subject to important exceptions and qualifications, which are described under the heading "Description of Notes" in this prospectus.

FORM OF EXCHANGE NOTES.....  The exchange notes issued in the exchange offer will be represented by one or more permanent global certificates, in fully registered form, deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, as depositary. You will not receive exchange notes in certificated form unless one of the events set forth under "Description of Notes -- Book Entry; Delivery and Form" occurs. Instead, beneficial interests in the exchange notes will be shown on, and transfers of these exchange notes will be effected through, records maintained in book-entry form by The Depository Trust Company and its participants.

USE OF PROCEEDS............  We will not receive any proceeds from the exchange offer.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The following summary consolidated financial data should be read in conjunction with our historical consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

     The summary consolidated financial data as of and for each of the years ended December 31, 1996, 1997, 1998, 1999 and 2000 set forth below have been derived from our audited consolidated financial statements. The summary consolidated financial data as of and for the six months ended June 30, 2001 and 2000 set forth below have been derived from our unaudited consolidated condensed financial statements. In the opinion of management, the unaudited consolidated condensed financial statements from which the data below is derived contain all adjustments, which consist only of normal recurring adjustments, necessary to present fairly our financial position and results of operations as of the applicable dates and for the applicable periods. Historical results are not necessarily indicative of the results to be expected in the future.

                                                                                                              SIX MONTHS
                                                                                                                 ENDED
                                                               YEAR ENDED DECEMBER 31,                         JUNE 30,
                                               --------------------------------------------------------   -------------------
                                                 1996        1997         1998        1999       2000       2000       2001
                                               ---------   ---------   ----------   --------   --------   --------   --------
                                                                    (In thousands)                            (Unaudited)
STATEMENT OF OPERATIONS DATA:
Revenues.....................................  $ 130,806   $ 144,533   $  128,572   $231,739   $225,767   $111,943   $126,206
Cost of revenues.............................     55,911      57,610       51,278    118,305    116,179     57,775     68,475
Selling and administrative expenses(1).......     66,775      65,020       60,613     73,653     68,468     32,197     36,606
Provision for doubtful accounts..............      7,591       6,599        6,342      7,193      7,043      3,511      3,773
Amortization of intangible accounts..........     30,083      36,604       27,700      9,439      9,803      4,896      4,913
Restructuring charges(2).....................     22,525          --           --      4,241      1,599      1,599         --
Asset impairment charges(2)..................         --          --       82,885         --         --         --         --
                                               ---------   ---------   ----------   --------   --------   --------   --------
  Operating earnings (loss) from continuing
    operations...............................    (52,079)    (21,300)    (100,246)    18,908     22,675     11,965     12,439
Interest income..............................      1,177         794          475        474        444        269        167
Interest expense.............................       (353)       (311)      (1,083)    (8,185)    (8,600)    (4,381)    (3,392)
Other income (expense), net..................        134         (85)         448     16,169      8,275      6,783       (738)
                                               ---------   ---------   ----------   --------   --------   --------   --------
  Earnings (loss) from continuing operations
    before income taxes......................    (51,121)    (20,902)    (100,406)    27,366     22,794     14,636      8,476
Income tax benefit (expense).................         --          --           --      4,000     (9,100)    (5,689)    (3,400)
                                               ---------   ---------   ----------   --------   --------   --------   --------
  Earnings (loss) from continuing
    operations...............................    (51,121)    (20,902)    (100,406)    31,366     13,694      8,947      5,076
Earnings (loss) from discontinued operations,
  net of income taxes........................         --          --       (1,136)     2,640         --        375         --
                                               ---------   ---------   ----------   --------   --------   --------   --------
  Net earnings (loss)........................    (51,121)    (20,902)    (101,542)    34,006     13,694      9,322      5,076
Redeemable preferred stock dividends.........         --          --           --     (3,049)    (3,200)    (1,600)    (1,596)
Accretion of Series B redeemable preferred
  stock......................................         --          --           --       (420)      (441)      (219)      (218)
Gain on repurchase of preferred stock........         --          --           --         --         --         --      2,139
                                               ---------   ---------   ----------   --------   --------   --------   --------
  Net earnings (loss) available to common
    shareholders.............................  $ (51,121)  $ (20,902)  $ (101,542)  $ 30,537   $ 10,053   $  7,503   $  5,401
                                               =========   =========   ==========   ========   ========   ========   ========

                                                                                                               SIX MONTHS
                                                                                                                  ENDED
                                                                  YEAR ENDED DECEMBER 31,                       JUNE 30,
                                                    ----------------------------------------------------   -------------------
                                                      1996       1997       1998       1999       2000       2000       2001
                                                    --------   --------   --------   --------   --------   --------   --------
                                                                       (In thousands)                          (Unaudited)
OTHER OPERATING DATA:
  EBITDA(3).......................................  $  5,498   $ 20,612   $ 15,692   $ 36,457   $ 39,486   $ 20,440   $ 19,967
  Capital expenditures from continuing
    operations....................................     3,868      2,529      3,941      5,128      7,395      3,021      4,123
  Segment revenues
    Women's Health................................   122,261    128,489    115,147    109,986    109,716     55,230     52,386
    Diabetes Supplies and Services................        --         --         39    110,529    114,694     56,004     72,674
    Other segments(4).............................     8,545     16,044     20,029     11,224      1,357        709      1,146

                                                                                                              SIX MONTHS
                                                                                                                 ENDED
                                                                 YEAR ENDED DECEMBER 31,                       JUNE 30,
                                                   ----------------------------------------------------   -------------------
                                                     1996       1997       1998       1999       2000       2000       2001
                                                   --------   --------   --------   --------   --------   --------   --------
                                                                                                              (Unaudited)
SELECTED RATIOS:
  Ratio of earnings to fixed charges(5)..........     (23.5)      (7.9)     (29.9)       3.6        3.1        3.6        2.9
  Ratio of EBITDA to interest expense............      15.6       66.3       14.5        4.5        4.6        4.7        5.9
  Ratio of total debt to EBITDA(6)...............       0.9        0.1        1.2        2.8        2.2        2.0        2.3
  Ratio of total debt to total
    capitalization(6)............................       2.8%       1.7%      27.7%      42.0%      38.8%      36.6%      42.1%

                                                           DECEMBER 31,                             JUNE 30, 2001
                                        ---------------------------------------------------   -------------------------
                                          1996       1997      1998       1999       2000      ACTUAL    AS ADJUSTED(7)
                                        --------   --------   -------   --------   --------   --------   --------------
                                                          (In thousands)                             (Unaudited)
BALANCE SHEET DATA:
Cash and cash equivalents.............  $  6,930   $  9,086   $ 9,109   $  9,548   $  3,915   $    959      $     --
Working capital.......................    22,025     41,152    36,341     58,404     51,603     23,354        47,587
Total assets..........................   223,188    191,132    97,034    285,713    268,293    248,519       252,311
Long-term debt (including current
  portion)............................     5,020      2,596    19,103    101,452     88,811     89,857       119,410
Shareholders' equity..................   173,178    153,169    49,881     99,244     98,850    103,034        98,258

------------
(1) Includes $1,228,000 of executive severance expense in 2000.

(2) See Notes to Consolidated Financial Statements included herein.

(3) EBITDA is defined as earnings (loss) from continuing operations before depreciation and amortization, net interest expense, and nonrecurring items (including restructuring charges, asset impairment charges, executive severance expenses, earnings (loss) from our divested infertility practice management services business ($789,000 in 1996, $(32,000) in 1997, $761,000 in 1998 and $(679,000) in 1999), and other income, net). EBITDA is commonly used as an analytical indicator within the healthcare industry, and also serves as a measure of leverage capacity and debt service ability. EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.

(4) Other segments include respiratory disease management, clinical records software and services (a business we exited in the second quarter of 2000) and infertility practice management services (portions of which were sold during the third and fourth quarters of 1999).

(5) The ratio of earnings to fixed charges was calculated by dividing (i) earnings (loss) from continuing operations before income taxes plus fixed charges by (ii) fixed charges, which consist of interest expense and the portion of rental expense under operating leases estimated to be representative of the interest factor. Giving effect to the offering of old notes to repay outstanding indebtedness and to repurchase certain debt securities and the application of a portion of the net proceeds from the offering for that purpose, as if these transactions occurred on the first day of the period, our pro forma ratio of earnings to fixed charges would have been (i) 2.5 for the year ended December 31, 2000, (ii) 2.9 for the six months ended June 30, 2000, and (iii) 2.2 for the six months ended June 30, 2001.

(6) Includes the current portion of long-term debt.

(7) Adjusted to reflect the use of the proceeds from the offering of old notes to repurchase outstanding Series A convertible preferred stock, Series B redeemable preferred stock, warrants to purchase common stock and subordinated notes and to repay all of the outstanding indebtedness under our existing term and revolving credit facility.

                          FORWARD-LOOKING INFORMATION

     This prospectus, and documents incorporated by reference to the registration statement of which this prospectus forms a part, contain numerous forward-looking statements about the financial condition, results of operations, cash flows, dividends, financing plans, business strategies, capital or other expenditures, competitive positions, growth opportunities, plans and objectives of management, markets for debt securities and other matters. The words "estimate," "project," "intend," "expect," "believe," "forecast," and similar expressions are intended to identify these forward-looking statements, but some of these statements may use other phrasing. In addition, any statement in this prospectus that is not a historical fact is a "forward-looking statement." Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Matria to differ materially from historical results or from any results expressed or implied by such forward-looking statements. In addition to the specific risk factors described in the section entitled "Risk Factors," important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:

     - changes in reimbursement rates, policies or payment practices by third-party payors, whether initiated by the payor or legislatively mandated;

     - the loss of major customers;

     - termination of our exclusive supply agreement with Nipro Corporation or failure to continue the agreement on the terms currently in effect;

     - impairment of our rights in our intellectual property;

     - increased or more effective competition;

     - new technologies that render obsolete or non-competitive products and services offered by us;

     - changes in laws or regulations applicable to us or failure to comply with existing laws and regulations;

     - future healthcare or budget legislation or other health reform initiatives;

     - increased exposure to professional negligence liability;

     - losses due to foreign currency exchange rate fluctuations or deterioration of economic conditions in foreign markets;

     - changes in company-wide or business unit strategies;

     - the effectiveness of our advertising, marketing and promotional programs;

     - market acceptance of our disease management products; and

     - increases in interest rates.

     Many of such factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Except as required by law, we expressly disclaim any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                  RISK FACTORS

     You should carefully consider the following factors in addition to all other information contained in this prospectus.

RISK RELATING TO OUR BUSINESS

THIRD PARTY PAYORS AND GOVERNMENT-SPONSORED PROGRAMS MAY REDUCE PAYMENTS TO US.

     Of our total revenues, 75% depend on reimbursement from third-party payors, such as managed care companies and government-sponsored health insurance programs. In the first six months of 2001, 49% of our total revenues were derived from nongovernmental third-party payors (including employers), 14% were derived from domestic governmental payors and 12% were derived from foreign governmental healthcare systems.

     Third-party and governmental payors exercise significant control over patient access and increasingly use their enhanced bargaining power to secure discounted rates and other concessions from providers. This trend, as well as other changes in reimbursement rates, policies or payment practices by third-party and governmental payors (whether initiated by the payor or legislatively mandated) could have an adverse impact on our disease management businesses.

     Our sales and profitability are affected by the efforts of all payors to contain or reduce the cost of healthcare by lowering reimbursement rates and limiting the scope of covered services. Any changes that lower reimbursement levels under Medicare, Medicaid or private pay programs, including managed care contracts, could adversely affect us. Furthermore, other changes in these reimbursement programs or in related regulations could adversely affect us. These changes may include modifications in the timing or processing of payments and more stringent reimbursement procedures. Any failure to comply with Medicare or Medicaid reimbursement procedures could result in delays in, or loss of, reimbursement and other sanctions, including fines and exclusion from participation in the programs.

GOVERNMENT REGULATION MAY ADVERSELY AFFECT OUR BUSINESS.

     There has been a trend in recent years both in the United States and outside of the United States toward more stringent regulation and enforcement of requirements applicable to healthcare providers and medical device manufacturers. The continuing trend of more stringent regulatory oversight in healthcare, enforcement activities and product clearance for medical devices has caused healthcare providers and manufacturers to experience more uncertainty, greater risk, higher expenses and longer approval cycles.

     In the United States, regulation of the healthcare industry is particularly pervasive. Because nurses from our Women's Health segment occasionally make home visits to conduct an assessment of a patient or educate a patient on the use of equipment, many states require us to be licensed as a nursing or a home health agency and to have medical waste disposal permits. Some states have established Certificate of Need ("CON") programs regulating the establishment or expansion of our operations. In addition, the operations of our diabetes disease management businesses require us to be licensed as a pharmacy in several states. Moreover, some of our employees are subject to state laws and regulations regarding the ethics and professional practice of pharmacy and nursing. We also may be required to obtain certification to participate in governmental payment programs, such as Medicare and Medicaid. The failure to obtain, renew or maintain any of the required licenses, permits, CONs or certifications could adversely affect our businesses.

     We are also subject to federal and state laws that regulate and, in some cases, prohibit certain direct and indirect payments between healthcare providers. These laws prohibit payments intended to induce or encourage the referral of patients to, or the recommendation of, a particular provider of items or services. Violation of these laws can result in the loss of licenses, civil and criminal penalties and exclusion from Medicare, Medicaid and other federal healthcare programs.

     Moreover, many of the medical products we use in the provision of our services are classified as medical devices under the federal Food, Drug and Cosmetic Act (the "FDC Act") and are subject to regulation by the United States Food and Drug Administration ("FDA"). Several recent FDA actions with respect to home uterine activity monitors may affect our home uterine activity monitoring business. Currently, we have exclusive rights to use and purchase the only uterine activity monitor that has received pre-market approval from the FDA for home use on patients with a history of previous preterm birth. In the past, our rights to the monitors have been a material competitive advantage in marketing our uterine activity monitoring services. However, in 2001, the FDA reclassified the monitors from Class III to Class II devices, which will make substantially equivalent devices available to our competitors without their having to receive pre-market approval. As part of the reclassification, the FDA has imposed special controls on the use of such devices. It is not clear what impact these developments will have on our home uterine activity monitoring business.

     In addition, some of our services involve the use of drugs that are regulated by the FDA under the FDC Act. Although the medical devices and drugs we use are labeled for specific indications and cannot be promoted for any other indications, physicians may and do prescribe them for indications that have not been approved by the FDA. Any adverse publicity or increased FDA scrutiny surrounding off-label use of any drugs and devices utilized in our business may have an adverse effect on our business.

     Numerous federal and state laws and regulations also govern the collection, dissemination, use and confidentiality of patient-identifiable health information, including the federal Health Insurance Portability and Accountability Act of 1996, referred to as HIPAA, and related rules. As part of our business, we collect and maintain patient-identifiable health information. A violation of HIPAA could result in criminal and civil sanctions. There can be no assurance that our inability to comply with existing or new laws or regulations or to incur the costs necessary to comply with these laws or regulations related to patient health information will not have a material adverse effect on us.

     As a result of our desire to assure compliance with the increasingly complex regulatory environment for the healthcare industry, we maintain a company-wide compliance program. We believe our operations as currently conducted are in material compliance with existing applicable laws and regulations. However, there can be no assurance that we will not become the subject of a regulatory or other investigation or proceeding or that our interpretations of applicable laws and regulations will not be challenged. The defense of any such challenge could result in substantial cost to us and diversion of management's time and attention. Thus, any such challenge could have a material adverse effect on our business, regardless of whether it ultimately is sustained. Moreover, we believe that our businesses will continue to be subject to increasing regulation, the scope and effect of which we cannot predict.

THE DEVELOPMENT OF IMPROVED TECHNOLOGIES FOR GLUCOSE MONITORING THAT ELIMINATE THE NEED FOR CONSUMABLE TESTING SUPPLIES MAY ADVERSELY AFFECT OUR BUSINESS.

     Most of the revenues from our fulfillment services business are from the sale of consumable testing supplies used to draw and test small quantities of blood for the purpose of measuring and monitoring blood glucose levels. Numerous research and development efforts are underway to develop more convenient and less intrusive glucose measurement techniques. The commercialization and widespread acceptance of new technologies that eliminate or reduce the need for consumable testing supplies could negatively affect our fulfillment services business.

THE LOSS OF CERTAIN OF OUR CUSTOMERS WOULD ADVERSELY AFFECT OUR BUSINESS.

     In the first six months of 2001, approximately 20% of our total revenues were attributable to sales to three large commercial customers in our diabetes management and fulfillment segment. We have multiple contracts covering various products with these customers that have expirations ranging from six months to two years. The loss of any one of these customers may have a material adverse effect on our results of operations. In addition, 14% of our revenues are derived from domestic governmental payors, primarily in the disease management diabetes segment, and another 12% of our revenues are derived from foreign

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

governmental payors. Any change in coverage by governmental payors or in our status as a participating provider in these government programs may have a material adverse effect on our business.

WE ARE HIGHLY DEPENDENT ON AN EXCLUSIVE SUPPLY AGREEMENT.

     Our microsampling products business is highly dependent on its exclusive supply relationship with Nipro Corporation, from which it purchases virtually all of its products on terms we believe to be favorable. Under the agreement, some terms, such as pricing, are negotiated annually while others, such as our exclusivity arrangement, are renewable after longer periods. The exclusivity provisions of our agreement with Nipro will expire in November 2002. While Nipro has been a supplier to our microsampling business, including prior to our acquisition of that business in 1999, for more than 15 years, there can be no assurance that we will be able to negotiate a renewal of our exclusivity arrangement on favorable terms. Termination of the exclusive supply arrangement or failure to continue it on favorable terms would have a material adverse effect on our microsampling component, as would any interruption in the supply of products from Nipro, whatever the cause.

SOME ASPECTS OF OUR DISEASE MANAGEMENT BUSINESS ARE RELATIVELY UNPROVEN.

     Our domestic diabetes disease management program identifies, classifies and manages the care of patients with diabetes. This particular aspect of our disease management services is a relatively new component of our business and of the overall healthcare industry. The success of this component of our business plan depends on a number of factors. These factors include:

     - our ability to differentiate our products and service offerings from those of our competitors;

     - the extent and timing of the acceptance of our services as a replacement for, or supplement to, traditional managed care offerings;

     - our ability to implement new and additional services beneficial to payors; and

     - our ability to effect cost savings for payors through the use of our program.

     Since this aspect of our disease management business is new and unproven, we may not be able to anticipate and adapt to a developing market. Moreover, we cannot accurately predict the future growth rate or the ultimate size of the domestic diabetes disease management market.

OUR DATA MANAGEMENT AND INFORMATION TECHNOLOGY SYSTEMS ARE CRITICAL TO MAINTAINING AND GROWING OUR BUSINESS.

     Our services are dependent on the effective use of information technology. Although we believe that our TRAX(tm) system provides us with a competitive advantage in our industry, we are exposed to technology failure and obsolescence risk. In addition, data acquisition, data quality control and data analysis, which are a cornerstone of our disease management programs, are intense and complex processes subject to error. Untimely, incomplete or inaccurate data or flawed analysis of such data could have a material adverse impact on our business and revenues.

OUR OPERATING RESULTS HAVE FLUCTUATED IN THE PAST AND ARE LIKELY TO CONTINUE TO FLUCTUATE SIGNIFICANTLY.

     Our operating results have varied in the past and may fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. These factors include:

     - the impact of substantial divestitures and acquisitions;

     - the loss or addition of customers and referral sources;

     - changes in the mix of our products and customers;

     - changes in healthcare reimbursement policies and amounts;

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

     - increases in operating expenses;

     - increases in selling, general and administrative expenses;

     - increased or more effective competition; and

     - regulatory changes.

     In addition, demand for women's health services historically increases during the first calendar quarter and decreases during the third and fourth calendar quarters. The seasonal variability of demand for these services significantly affects, and we believe will continue to affect, our quarterly operating results.

     In 1999 and 2000, our results of operations were favorably impacted by significant gains realized on our investment in WebMD Corporation. We have disposed of much of this investment and do not anticipate realizing similar gains on our remaining investment in WebMD or on other investments in the future.

     Since mid-2000, we have been making significant investments in an effort to grow our disease management business. Largely as a result of increased expenditures associated with these efforts and as contemplated by our public statements, we expect that our results of operations for the second quarter of 2001 will be less favorable than our results of operations for the comparable period in 2000. We cannot assure you that our operating results for future periods will not be similarly less favorable as compared to prior year periods.

THE ACCELERATION OF AMORTIZATION OR WRITE OFF OF OUR INTANGIBLE ASSETS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     As of June 30, 2001, we had net unamortized intangible assets of approximately $114.6 million, which constituted 46% of our total assets. These intangible assets include goodwill of approximately $112.1 million, which we amortize over eight to 15 years. We periodically evaluate the rate of amortization of our intangible assets based on a number of factors, including the prospects of the acquired companies to which the goodwill relates and whether changed circumstances indicate that all or a portion of the carrying value of our intangible assets may no longer be recoverable. Any determination requiring the significant acceleration of amortization, or the write off of a significant portion of the unamortized portion, of our intangible assets could adversely affect our results of operations. In 1998, we recorded an $82.9 million asset impairment charge to write-down goodwill and intangible assets associated with the merger that resulted in our formation in 1996. There can be no assurance that we will not be required to take similar charges in the future.

WE OPERATE IN HIGHLY COMPETITIVE BUSINESSES.

     The medical industry is characterized by rapidly developing technology and increased competition. In all of our product and service lines, we compete with companies, both large and small, located in the United States and abroad. Competition is strong in all of our lines without regard to the number and size of the competing companies involved. Some of our competitors and potential competitors have significantly greater financial, technical and sales resources than we do and may, in some locations, possess licenses or certificates that permit them to provide products and services that we cannot currently provide. We compete on a number of factors, including quality of products and services, reputation within the medical community, geographical scope and price.

     There can be no assurance that we will not encounter increased or more effective competition in the future which could limit our ability to maintain or increase our business and adversely affect our operating results.

FROM TIME TO TIME WE MAY BE SUBJECT TO COSTLY LITIGATION.

     Like other participants in the healthcare market, we are subject to lawsuits alleging negligence, product liability or other similar legal theories, many of which involve large claims and significant defense
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

costs. Although we currently maintain liability insurance intended to cover such claims, there can be no assurance that the coverage limits of such insurance policies will be adequate or that all such claims will be covered by the insurance. In addition, these insurance policies must be renewed annually. While we have been able to obtain liability insurance, such insurance may not be available in the future on terms acceptable to us, if at all. A successful claim in excess of the insurance coverage could have a material adverse effect on our results of operations or financial condition. Claims, regardless of their merit or eventual outcome, also may have a material adverse effect on our business and reputation.

OUR FOREIGN OPERATIONS ARE SUBJECT TO ADDITIONAL RISKS.

     Although the majority of our operations are in the United States, in the first six months of 2001 and the years 2000 and 1999, 15%, 16% and 16%, respectively, of our revenues were from sales by our operations outside of the United States. The risks of doing business in foreign countries include potential adverse changes in the stability of foreign governments and their diplomatic relations, hostility from local populations, adverse effects of currency fluctuations and exchange controls, deterioration of foreign economic conditions and changes in tax laws. Due to the foregoing risks, any of which, if realized, could have a material adverse effect on us, we believe that our business activities outside of the United States involve a higher degree of risk than our domestic activities.

RISKS RELATING TO THE EXCHANGE NOTES

WE HAVE SUBSTANTIAL OUTSTANDING INDEBTEDNESS FOLLOWING THE OFFERING OF THE OLD NOTES.

     At June 30, 2001, our total consolidated long-term debt (including current maturities), after giving effect to the offering of the old notes and the application of the net proceeds from the offering of the old notes and the repayment of indebtedness, accounted for approximately 55% of our total capitalization. In addition, subject to restrictions in the indenture, we may incur additional indebtedness.

     The degree to which we are leveraged could have important consequences to you, including:

     - a substantial portion of our cash flow from operations will be required to be dedicated to interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

     - our ability to obtain additional financing in the future may be impaired;

     - we may be more highly leveraged than our competitors, which may place us at a competitive disadvantage;

     - our flexibility in planning for, or reacting to, changes in our business and industry may be limited; and

     - our degree of leverage may make us more vulnerable in the event of a downturn in our business or in our industry or the economy in general.

     In addition, the indenture imposes significant operating and financial restrictions on us. These restrictions limit our ability to, among other things, incur additional indebtedness, make investments, sell assets, pay dividends, engage in business activities or enter into certain transactions.

     Our ability to make payments on and to refinance our debt, including the notes, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, business, financial, competitive, legislative, regulatory and other factors that are beyond our control.

     We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under credit facilities in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt, including the notes, on or before maturity, and such refinancing may be prohibited or costly under the terms of the notes. We cannot assure you that we would be able to refinance any of our debt, including any credit facilities and the notes, on commercially reasonable terms or at all.

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

OUR ABILITY TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL OR IN CONNECTION WITH AN ASSET SALE, OR TO MAKE AN EXCESS CASH FLOW OFFER, MAY BE LIMITED.

     In the event of certain changes of control involving us, you will have the right, at your option, to require us to repurchase all or a portion of the notes you hold at a purchase price equal to 101% of the aggregate principal amount of your notes plus accrued interest thereon to the repurchase date. In addition, under certain circumstances we may be required by the terms of the indenture to make an offer to repurchase notes with proceeds from asset sales or with excess cash flow. Our ability to repurchase the notes upon a change of control or in connection with an asset sale or with excess cash flow may be limited by the terms of any credit facility we may have in place at the time. Further, our ability to repurchase the notes upon a change of control or in connection with an asset sale or with excess cash flow will be dependent on the availability of sufficient funds and our ability to comply with applicable securities laws. Accordingly, there can be no assurance that we will be in a position to repurchase the notes upon a change of control or in connection with an asset sale or with excess cash flow. The term "change of control" under the indenture is limited to certain specified transactions and may not include other events that might adversely affect our financial condition or result in a downgrade of the credit rating (if any) of the notes. The requirement that we offer to repurchase the notes upon a change of control would not necessarily afford holders of the notes protection in the event of a highly leveraged reorganization.

THE NOTES ARE UNSECURED AND EFFECTIVELY SUBORDINATED TO OUR SECURED DEBT AND STRUCTURALLY SUBORDINATED TO THE LIABILITIES OF SOME OF OUR SUBSIDIARIES.

     The notes will not be secured. Our current credit facility is, and any successor credit facility likely may be, secured by accounts receivable, inventories, property and equipment and certain of our other assets. If we become insolvent or are liquidated, or if payment under any of this facility or any of our other secured debt obligations is accelerated, our lenders would be entitled to exercise the remedies available to a secured lender under applicable law and will have a claim on those assets before the holders of the notes. As a result, the notes are effectively subordinated to our secured indebtedness to the extent of the value of the assets securing that indebtedness and the holders of the notes may recover ratably less than the lenders of our secured debt in the event of our bankruptcy or liquidation. The notes will also be structurally subordinated to all existing and future obligations, including indebtedness, of our subsidiaries that do not guarantee the notes and the claims of creditors of these subsidiaries, including trade creditors, will have priority as to the assets of these subsidiaries.

YOUR ABILITY TO ENFORCE THE GUARANTEES OF THE NOTES MAY BE LIMITED.

     Although the notes are obligations of Matria Healthcare, Inc., they will be unconditionally guaranteed on an unsecured senior basis by certain of our domestic subsidiaries. The performance by each subsidiary guarantor of its obligations with respect to its guarantee may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization lawsuit by or on behalf of unpaid creditors of such subsidiary guarantor. If a court were to find under relevant federal or state fraudulent conveyance statutes that a subsidiary guarantor did not receive fair consideration or reasonably equivalent value for incurring its guarantee of the notes, and that, at the time of such incurrence, the subsidiary guarantor: (i) was insolvent, (ii) was rendered insolvent by reason of such incurrence, (iii) was engaged in a business or transaction for which the assets remaining with such subsidiary guarantor constituted unreasonably small capital or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, then the court, subject to applicable statutes of limitation, could void the subsidiary guarantor's obligations under its guarantee, recover payments made under the guarantee, subordinate the guarantee to other indebtedness of the subsidiary guarantor or take other action detrimental to the holders of the notes.

     The measure of insolvency for these purposes will depend upon the governing law of the relevant jurisdiction. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than the fair value of all of that company's property or if the present fair salable value of that company's assets is less than the amount that will be required to pay its probable
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

liability on its existing debts as they become absolute and matured or if a company is not able to pay its debts as they become due. Moreover, regardless of solvency, a court could avoid an incurrence of indebtedness, including the guarantees, if it determined that such transaction was made with the intent to hinder, delay or defraud creditors. In addition, a court could subordinate the indebtedness, including the guarantees, to the claims of all existing and future creditors on similar grounds. The guarantees could also be subject to the claim that, since the guarantees were incurred for our benefit (and only indirectly for the benefit of the subsidiary guarantors), the obligations of the subsidiary guarantors under the guarantees were incurred for less than reasonably equivalent value or fair consideration.

     There can be no assurance as to what standard a court would apply in order to determine whether a subsidiary guarantor was "insolvent" upon the sale of the notes or that, regardless of the method of valuation, a court would not determine that the subsidiary guarantor was insolvent upon consummation of the sale of the notes.

IF YOU DO NOT PROPERLY TENDER YOUR OLD NOTES FOR NEW NOTES, YOU WILL CONTINUE TO HOLD UNREGISTERED NOTES WHICH ARE SUBJECT TO TRANSFER RESTRICTIONS.

     We will only issue exchange notes in exchange for old notes that are timely received by the exchange agent together with all required documents. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes set forth under "The Exchange Offer -- Procedures for Tendering" and in the letter of transmittal that you will receive with this prospectus. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes. If you do not tender your old notes or if we do not accept your old notes because you did not tender your old notes properly, then you will continue to hold old notes that are subject to the existing transfer restrictions. In addition, if you tender your old notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you continue to hold any old notes after the exchange offer is completed, you may have difficulty selling them because of the restrictions on transfer and because there will be fewer old notes outstanding. In addition, if a large amount of old notes are not tendered or are tendered improperly, the limited amount of exchange notes that would be issued and outstanding after we complete the exchange offer could lower the market price of the exchange notes.

IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP FOR THE EXCHANGE NOTES, YOU MAY BE UNABLE TO SELL THE EXCHANGE NOTES OR TO SELL THEM AT A PRICE YOU DEEM SUFFICIENT.

     The exchange notes will be new securities for which there is no established trading market. We do not intend to list the exchange notes on any exchange. We cannot give you any assurance as to:

     - the liquidity of any trading market that may develop;

     - the ability of holders to sell their exchange notes; or

     - the price at which holders would be able to sell their exchange notes. Even if a trading market develops, the exchange notes may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including:

        - prevailing interest rates;

        - the number of holders of the notes;

        - the interest of securities dealers in making a market for the notes;

        - the market for similar notes; and

        - our financial performance.

     Finally, if a large number of holders of old notes do not tender old notes or tender old notes improperly, the limited amount of exchange notes that would be issued and outstanding after we complete the exchange offer could adversely affect the development of a market for the exchange notes.

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

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The old notes were originally sold to UBS Warburg LLC and First Union Securities, Inc. as Initial Purchasers in a private offering by Matria, closing on July 9, 2001. In connection with the private offering of the old notes, we, the Guarantors and the Initial Purchasers entered into a registration rights agreement in which we and the Guarantors agreed to:

     - file a registration statement no later than 60 days after the closing date of the private offering of the old notes;

     - use commercially reasonable efforts to cause the registration statement to become effective no later than 120 days after the closing date of the private offering of the old notes; and

     - upon the effectiveness of the registration statement, offer to the holders of the old notes the opportunity to exchange their old notes for a like principal amount of exchange notes, and to hold such exchange offer open for at least 20 business days after the date notice of the exchange offer is mailed to holders.

     The exchange notes will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act of 1933, except as described below. We have agreed in the registration rights agreement to use commercially reasonable efforts to complete the exchange offer and issue the exchange notes no later than 150 days after the closing date of the private offering of the old notes. This exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreement.

     For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive an exchange note having a principal amount equal to that of the surrendered old note. The term "holder" with respect to the exchange offer means any person in whose name old notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder or any person whose old notes are held of record by The Depository Trust Company ("DTC") who desires to deliver such old notes by book-entry transfer through DTC.

     Under existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters to third parties, we believe that the exchange notes will generally be freely transferable by holders who have validly participated in the exchange offer without further registration under the Securities Act (assuming the truth of certain representations required to be made by each holder of notes, as set forth below). For additional information on the SEC's position, we refer you to the following no-action letters: Exxon Capital Holdings Corporation, available April 13, 1988; Morgan Stanley & Co. Incorporated, available June 5, 1991; and Shearman & Sterling, available July 2, 1993. However, any purchaser of old notes who is one of our "affiliates," who intends to participate in the exchange offer for the purpose of distributing the exchange notes, or who is a broker-dealer who purchased old notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

     - will not be able to tender its old notes in the exchange offer;

     - will not be able to rely on the interpretations of the staff of the SEC; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes unless such sale or transfer is made pursuant to an exemption from these requirements.

     If you wish to exchange your old notes for exchange notes in the exchange offer, you will be required to make representations in a letter of transmittal which is attached to this prospectus, including that:

     - you are not our "affiliate" (as defined in Rule 405 under the Securities
       Act);

     - any exchange notes to be received by you will be acquired in the ordinary course of your business;

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

     - you have no arrangement or understanding with any person to participate in the distribution of the exchange notes in violation of the provisions of the Securities Act;

     - if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of exchange notes; and

     - if you are a broker-dealer (a "participating broker-dealer"), you acquired the old notes for your own account as a result of market-making or other trading activities, you have not entered into any arrangement or understanding with Matria or an affiliate of Matria to distribute the exchange notes and you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes.

     The SEC has taken the position that participating broker-dealers may be deemed to be "underwriters" with the meaning of the Securities Act, and accordingly may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements, to use the prospectus contained in the exchange offer registration statement in connection with the resale of the exchange notes.

     Under the registration rights agreement, our obligations to register the new notes will terminate upon the completion of the exchange offer. However, the SEC interpretations referred to above may be subject to change, hindering our ability to complete the exchange offer. If:

     - any changes in applicable law or the applicable interpretations of the staff of the SEC do not permit us to conduct the exchange offer;

     - for any other reason the exchange offer is not completed within 150 days following the date of the first issuance of the old notes;

     - a holder of old notes notifies Matria within 20 business days after the consummation deadline that the holder (1) was prohibited by law or SEC policy from participating in the exchange offer, (2) may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in this registration statement is not appropriate or available for such resales by such holder, or (3) is a broker-dealer and holds notes acquired directly from Matria or any of its affiliates, then, we and the Guarantors will, at our cost:

     - as promptly as practicable and in any event on or prior to 45 days after such filing obligation arises, use our commercially reasonable efforts to file a shelf registration statement covering resales of the old notes or exchange notes, as applicable;

     - use our commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act within 90 days after such filing obligation arises; and

     - use our commercially reasonable efforts to keep effective the shelf registration until two years after its effective date, or until one year after the effective date if the shelf registration statement is filed solely at the request of an initial purchaser.

     If we file a shelf registration statement, we will provide you copies of the prospectus which is a part of the shelf registration statement, notify you when the shelf registration statement for the old notes has become effective and take other actions as are required to permit unrestricted resales of the old notes. A holder of old notes that sells the old notes pursuant to the shelf registration statement generally will be:

     - required to be named as a selling security holder in the related prospectus and deliver a prospectus to purchasers;

     - subject to certain of the civil liability provisions under the Securities Act in connection with the sales; and

     - bound by the provisions of the registration rights agreement which are applicable to such a holder, including indemnification obligations.

     In addition, each holder of the old notes will be required to deliver information to be used in connection with the shelf registration statement and to provide any comments on the shelf registration statement within the time periods described in the registration rights agreement in order to have their old notes included in the shelf registration statement and to benefit from the provisions regarding liquidated damages described below.

     If any of the following (each a "registration default") occurs:

     - either one of these registration statements required to be filed by us is not filed with the SEC on or before its required deadline;

     - either one of these registration statements required to be filed by us is not declared effective on or before its required deadline;

     - the exchange offer is not completed on or before the 150th calendar day following the date of the first issuance of the old notes; or

     - either one of these registration statements required to be filed is filed and declared effective but thereafter ceases to be effective or usable (subject to certain exceptions),

the interest rate borne by the old notes will be increased by 0.25% per annum upon the occurrence of a registration default. This rate will continue to increase by 0.25% each 90 day period that the liquidated damages (as defined below) continue to accrue under any such circumstance. However, the maximum total increase in the interest rate will in no event exceed one percent (1.00%) per year. We refer to this increase in the interest rate on the old notes as "liquidated damages." Such interest is payable in addition to any other interest payable from time to time with respect to the old notes and the exchange notes in cash on each interest payment date to the holders of record for such interest payment date. After the cure of registration defaults, the accrual of liquidated damages will stop and the interest rate will revert to the original rate.

     The above summary highlights the material provisions of the registration rights agreement, but does not restate that agreement in its entirety. We urge you to review all of the provisions of the registration rights agreement, because it, and not this description, defines your rights as holders to exchange your old notes for registered exchange notes. A copy of the registration rights agreement has previously been filed with the SEC by us, and is incorporated by reference in the registration statement of which this prospectus forms a part.

     Following the consummation of the exchange offer, holders of old notes who were eligible to participate in the exchange offer but who did not tender their old notes will not have any further registration rights, and the old notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the old notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange all old notes which are properly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on the expiration date. After authentication of the exchange notes by the trustee or an authentication agent, we will issue and deliver $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding old notes accepted in the exchange offer. Holders may tender some or all of their old notes in the exchange offer in denominations of $1,000 and integral multiples thereof.

     The form and terms of the exchange notes are identical in all material respects to the form and terms of the old notes, except that:

          (1) the offering of the exchange notes has been registered under the Securities Act;

          (2) the exchange notes will generally not be subject to transfer restrictions or registration rights; and

          (3) certain provisions relating to liquidated damages on the old notes provided for under certain circumstances will be eliminated.

     The exchange notes will evidence the same debt as the old notes. The exchange notes will be issued under and entitled to the benefits of the indenture.

     As of the date of this prospectus, $122,000,000 aggregate principal amount of the old notes is outstanding. In connection with the issuance of the old notes, arrangements were made for the old notes to be issued and transferable in book-entry form through the facilities of DTC, acting as a depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC.

     This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders of the old notes as of the close
of business on                     , 2001. The exchange offer is not conditioned
upon any minimum aggregate principal amount of old notes being tendered. However, our obligation to accept old notes for exchange pursuant to the exchange offer is subject to certain customary conditions that we describe under "-- Conditions to the Exchange Offer" below.

     We shall be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving exchange notes from us and delivering exchange notes to such holders.

     If any tendered old notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted old notes will be returned, at our cost, to the tendering holder thereof as promptly as practicable after the expiration date.

     Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See
"-- Solicitation of Tenders; Fees and Expenses" for more detailed information regarding the expenses of the exchange offer.

     By executing or otherwise becoming bound by the letter of transmittal, you will be making the representations described under "-- Procedures for Tendering" below.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "expiration date" shall mean 5:00 p.m., New York City time,
on               , 2001, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended. We may extend the exchange offer at any time and from time to time by giving oral or written notice to the exchange agent and by timely public announcement.

     We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any old notes, by giving oral or written notice of such extension to the exchange agent and notice of such extension to the holders as described below. During any such extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the exchange offer.

     We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes that we have not yet accepted for exchange, if any of the conditions set forth herein under "-- Conditions to the Exchange Offer" shall have occurred and shall not have been waived by us, if such conditions are permitted to be waived by us.

     We will give oral or written notice of any such extension, amendment, termination or non-acceptance described above to holders of the old notes as promptly as practicable. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of such amendment and we will extend the exchange offer to the extent required by law.

     Without limiting the manner in which we may choose to make public announcements of any extension, amendment, termination or non-acceptance of the exchange offer, and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a timely release to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

     Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the old notes surrendered in exchange therefor or, if no interest has been paid on the old notes, from the issue date of the old notes. Interest on the exchange notes will be payable semi-annually on May 1 and November 1 of each year, commencing November 1, 2001.

PROCEDURES FOR TENDERING

     WHAT TO SUBMIT AND HOW

     Each holder of old notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein. Each holder should then mail or otherwise deliver such letter of transmittal, or such facsimile, together with the old notes to be exchanged and any other required documentation, to Wells Fargo Bank Minnesota, National Association, as exchange agent, at the address set forth below under "-- Exchange Agent" on or prior to the expiration date. A holder may also effect a tender of old notes pursuant to the procedures for book-entry transfer as provided for herein and therein.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the old notes by causing DTC to transfer such old notes into the exchange agent's account in accordance with DTC's procedure for such transfer. Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, or a facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at its address set forth herein under "Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

     Only a holder may tender its old notes in the exchange offer. To tender in the exchange offer, a holder must:

          (1) complete, sign and date the letter of transmittal or a facsimile thereof;

          (2) have the signatures thereof guaranteed if required by the letter of transmittal; and

          (3) unless such tender is being effected pursuant to the procedure for book-entry transfer, mail or otherwise deliver such letter of transmittal or such facsimile, together with the old notes and other required documents, to the exchange agent, prior to 5:00 p.m., New York City time, on the expiration date.

     The tender by a holder will constitute an agreement between such holder, our company and the exchange agent in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal. If less than all of the old notes are tendered, a tendering holder should fill in the amount of old notes being tendered in the appropriate box on the letter of transmittal. The entire amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

     The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to ensure delivery to the exchange agent prior to the expiration date. No letter of transmittal or old notes should be sent to Matria. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect such tender for holders. in each case as set forth herein and in the letter of transmittal.

     Any beneficial owner whose old notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the letter of transmittal and delivering his old notes, either make appropriate arrangements to register ownership of the old notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     REQUIRED REPRESENTATIONS IN LETTER OF TRANSMITTAL

     The letter of transmittal will include representations to our company that, among other things:

          (1) the exchange notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the holder;

          (2) neither the holder nor any such other person is engaged in, intends to engage in or has any arrangement or understanding with any person to participate in the distribution of such exchange notes;

          (3) neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act of 1933, of our company; and

          (4) if the tendering holder is a broker or dealer as defined in the Exchange Act, then

             (a) it acquired the old notes for its own account as a result of market-making activities or other trading activities; and

             (b) it has not entered into any arrangement or understanding with our company or any "affiliate" of our company within the meaning of Rule 405 under the Securities Act of 1933 to distribute the exchange notes to be received in the exchange offer.

     In the case of a broker-dealer that receives exchange notes for its own account in exchange for old notes which were acquired by it as a result of market-making or other trading activities, the letter of transmittal will also include an acknowledgement that the broker-dealer will deliver a copy of this prospectus in connection with the resale by it of exchange notes received pursuant to the exchange offer; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. See "Plan of Distribution."

     HOW TO SIGN YOUR LETTER OF TRANSMITTAL AND OTHER DOCUMENTS

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the

Exchange Act (each an "Eligible Institution"), unless the old notes tendered pursuant thereto are tendered

          (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instruction" of the letter of transmittal; or

          (2) for the account of an Eligible Institution.

    If the letter of transmittal is signed by a person other than the registered holder of old notes, such old notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the old notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the old notes. If the letter of transmittal or any old notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with such letter of transmittal.

     IMPORTANT RULES CONCERNING THE EXCHANGE OFFER

     You should note that:

     - All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered old notes will be determined by us in our sole discretion, which determination will be final and binding;

     - We reserve the absolute right to reject any and all old notes not properly tendered or any old notes the acceptance of which would, in our judgment or the judgment of our counsel, be unlawful;

     - We also reserve the absolute right to waive any irregularities or conditions of tender as to particular old notes. Our company's interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine;

     - Although we intend to notify holders of defects or irregularities with respect to any tender of old notes, neither our company, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to tenders of old notes, nor shall any of them incur any liability for failure to give such notification; and

     Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the old notes at the DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in the DTC's system may make book-entry delivery of old notes by causing the DTC to transfer such old notes into the exchange agent's account with respect to the old notes in accordance with DTC's Automated Tender Offer Program procedures for such transfer. However, the exchange for the old notes so tendered will only be made after timely confirmation of such book-entry transfer of old notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming a part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant that is tendering old notes that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against the participant.

     Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at DTC, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or you must comply with the guaranteed delivery procedures described below. Delivery of documents to DTC does not constitute delivery to the exchange agent.

GUARANTEED DELIVERY PROCEDURES

     If you are a registered holder of old notes and you wish to tender such old notes but your initial notes are not immediately available, or time will not permit your old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you may effect a tender if:

          (1) the tender is made through an Eligible Institution;

          (2) prior to the expiration date, the exchange agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery

             (a) stating the name and address of the holder, the certificate number or numbers of such holder's old notes and the principal amount of such old notes tendered;

             (b) stating that the tender is being made thereby; and

             (c) guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or a facsimile thereof, together with the certificate(s) representing the old notes to be tendered in proper form for transfer, or confirmation of a book-entry transfer into the exchange agent's account at DTC of old notes delivered electronically, and any other documents required by the letter of transmittal, will be deposited by the Eligible Institution with the exchange agent; and

          (3) such properly completed and executed letter of transmittal, or a facsimile thereof, together with the certificate(s) representing all tendered old notes in proper form for transfer, or confirmation of a book-entry transfer into the exchange agent's account at DTC of old notes delivered electronically and all other documents required by the letter of transmittal are received by the exchange agent within three NYSE trading days after the expiration date.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

     - specify the name of the person having deposited the old notes to be withdrawn (the "Depositor"),

     - identify the old notes to be withdrawn, including the certificate number or number and principal amount of such old notes or, in the case of old notes transferred by book-entry transfer, the name and number of the account at DTC to be credited,

     - be signed by the Depositor in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee with respect to the old notes to register the transfer of such old notes into the name of the Depositor withdrawing the tender, and

     - specify the name in which any such old notes are to be registered, if different from that of the Depositor.

     Please note that all questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect thereto unless the old notes so withdrawn are validly retendered. Properly withdrawn old notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the expiration date.

EXCHANGE AGENT

     Wells Fargo Bank Minnesota, National Association, the trustee under the indenture, has been appointed as exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below. In such capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of directions of our company. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Courier:               Wells Fargo Bank Minnesota, National Association
                          Attention: Corporate Trust Services
                          213 Court Street, Suite 902
                          Middletown, CT 06457
By Mail:                  Wells Fargo Bank Minnesota, National Association
                          Attention: Corporate Trust Services
                          213 Court Street, Suite 902
                          Middletown, CT 06457
By Hand Delivery:         Wells Fargo Bank Minnesota, National Association
                          Attention: Corporate Trust Services
                          213 Court Street, Suite 902
                          Middletown, CT 06457
                          Facsimile for Eligible Institutions: (860)
                          704-6219

     Delivery to an address or facsimile number other than those listed above will not constitute a valid delivery.

SOLICITATION OF TENDERS, FEES AND EXPENSES

     We will pay all expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation pursuant to the exchange offer is being made by mail. Additional solicitations may be made by officers and regular employees of our company and our affiliates in person, by telegraph, telephone or telecopier.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection therewith and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer.

     We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs, will be paid by our company.

     We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, certificates representing exchange notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the old notes tendered, or if tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or if the transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed by us directly to such tendering holder.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us as a result of the consummation of the exchange offer. The expenses of the exchange offer will be amortized by us over the term of the exchange notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     As a result of the making of, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of, this exchange offer, we will have fulfilled certain obligations contained in the registration rights agreement. Holders of the old notes who do not tender their old notes in the exchange offer will continue to hold such old notes and will be entitled to all the rights, and subject to the limitations applicable thereto, under the indenture and the registration rights agreement, except for any such rights under the registration rights agreement that by their terms terminate or cease to have further effect as a result of the making of this exchange offer. All untendered old notes will continue to be subject to the restrictions on transfer set forth in the Indenture. Accordingly, such old notes may be resold only:

          (1) to Matria;

          (2) pursuant to a registration statement which has been declared effective under the Securities Act;

          (3) in the United States to qualified institutional buyers within the meaning of Rule 144A in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A;

          (4) in the United States to institutional "accredited investors", as defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act, in transactions exempt from the registration requirements of the Securities Act;

          (5) outside the United States in transactions complying with the provisions of Regulation S under the Securities Act; or

          (6) pursuant to any other available exemption from the registration requirements under the Securities Act.

     To the extent that old notes are tendered and accepted in the exchange offer, the liquidity of the trading market for untendered old notes could be adversely affected.

                                USE OF PROCEEDS

     The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the exchange offer.

                                 CAPITALIZATION

     The following table sets forth our historical capitalization as of June 30, 2001 and our capitalization on an as adjusted basis to reflect the sale of the old notes and the application of the net proceeds from the old notes to repay bank debt and repurchase certain outstanding securities.

     You should read the information in this table together with our unaudited consolidated condensed financial statements and the notes to those statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the quarter and six months ended June 30, 2001, incorporated by reference into this prospectus.

                                                                    JUNE 30, 2001
                                                              --------------------------
                                                                                 AS
                                                                ACTUAL        ADJUSTED
                                                              -----------    -----------
                                                              (Unaudited, in thousands)
Cash and cash equivalents...................................   $     959      $      --
                                                               =========      =========
Accrued liabilities:
  Accrued interest..........................................   $   1,578      $      69
  Accrued preferred stock dividends.........................         425             --
                                                               ---------      ---------
         Total accrued interest and dividends...............   $   2,003      $      69
                                                               =========      =========
Long-term debt:
  Current portion of long-term debt.........................   $  27,792      $   2,403
  Long-term obligations, net of current portion:
    Long-term debt and capital lease obligations............      62,065            132
    11% Senior Notes due 2008 (net of discount).............          --        116,875
                                                               ---------      ---------
         Total long-term debt...............................      89,857        119,410
                                                               ---------      ---------

Redeemable preferred stock, $.01 par value. Authorized
  50,000 shares:
  Series A convertible, redeemable; 2.5 shares outstanding,
    actual and no shares outstanding as adjusted............       2,500             --
  Series B redeemable; 20 shares outstanding actual and no
    shares outstanding, as adjusted.........................      18,094             --
                                                               ---------      ---------
         Total redeemable preferred stock...................      20,594             --
                                                               ---------      ---------
Common shareholders' equity:
  Common stock, $.01 par value. Authorized 25,000 shares:
    issued and outstanding 8,721 shares actual and as
    adjusted................................................          87             87
  Additional paid-in capital................................     290,021        285,245
  Accumulated deficit.......................................    (182,602)      (182,602)
  Accumulated other comprehensive loss......................        (937)          (937)
  Notes receivable and accrued interest from shareholder....      (3,535)        (3,535)
                                                               ---------      ---------
         Total common shareholders' equity..................     103,034         98,258
                                                               ---------      ---------
         Total capitalization...............................   $ 213,485      $ 217,668
                                                               =========      =========

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

     The following selected consolidated financial data should be read in conjunction with our historical consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the quarter and six months ended June 30, 2001, incorporated by reference into this prospectus.

     The selected consolidated financial data as of and for each of the years ended December 31, 1996, 1997, 1998, 1999 and 2000 set forth below have been derived from our audited consolidated financial statements. The selected consolidated financial data as of and for the six months ended June 30, 2001 and 2000 set forth below have been derived from our unaudited consolidated condensed financial statements. In the opinion of management, the unaudited consolidated condensed financial statements from which the data below is derived contain all adjustments, which consist only of normal recurring adjustments, necessary to present fairly our financial position and results of operations as of the applicable dates and for the applicable periods. Historical results are not necessarily indicative of the results to be expected in the future.

                                                                                                              SIX MONTHS
                                                                                                                 ENDED
                                                                 YEAR ENDED DECEMBER 31,                       JUNE 30,
                                                  -----------------------------------------------------   -------------------
                                                    1996       1997       1998        1999       2000       2000       2001
                                                  --------   --------   ---------   --------   --------   --------   --------
                                                      (In thousands, except for per share amounts)            (Unaudited)
STATEMENT OF OPERATIONS DATA:
Revenues........................................  $130,806   $144,533   $ 128,572   $231,739   $225,767   $111,943   $126,206
Cost of revenues................................    55,911     57,610      51,278    118,305    116,179     57,775     68,475
Selling and administrative expenses(1)..........    66,775     65,020      60,613     73,653     68,468     32,197     36,606
Provision for doubtful accounts.................     7,591      6,599       6,342      7,193      7,043      3,511      3,773
Amortization of intangible accounts.............    30,083     36,604      27,700      9,439      9,803      4,896      4,913
Restructuring charges(2)........................    22,525         --          --      4,241      1,599      1,599         --
Asset impairment charges(2).....................        --         --      82,885         --         --         --         --
                                                  --------   --------   ---------   --------   --------   --------   --------
  Operating earnings (loss) from continuing
    operations..................................   (52,079)   (21,300)   (100,246)    18,908     22,675     11,965     12,439
Interest income.................................     1,177        794         475        474        444        269        167
Interest expense................................      (353)      (311)     (1,083)    (8,185)    (8,600)    (4,381)    (3,392)
Other income (expense), net.....................       134        (85)        448     16,169      8,275      6,783       (738)
                                                  --------   --------   ---------   --------   --------   --------   --------
  Earnings (loss) from continuing operations
    before income taxes.........................   (51,121)   (20,902)   (100,406)    27,366     22,794     14,636      8,476
Income tax benefit (expense)....................        --         --          --      4,000     (9,100)    (5,689)    (3,400)
                                                  --------   --------   ---------   --------   --------   --------   --------
  Earnings (loss) from continuing operations....   (51,121)   (20,902)   (100,406)    31,366     13,694      8,947      5,076
Earnings (loss) from discontinued operations,
  net of income taxes...........................        --         --      (1,136)     2,640         --        375         --
                                                  --------   --------   ---------   --------   --------   --------   --------
        Net earnings (loss).....................   (51,121)   (20,902)   (101,542)    34,006     13,694      9,322      5,076
Redeemable preferred stock dividends............        --         --          --     (3,049)    (3,200)    (1,600)    (1,596)
Accretion of Series B redeemable preferred
  stock.........................................        --         --          --       (420)      (441)      (219)      (218)
Gain on repurchase of preferred stock...........        --         --          --         --         --         --      2,139
                                                  --------   --------   ---------   --------   --------   --------   --------
        Net earnings (loss) available to common
          shareholders..........................  $(51,121)  $(20,902)  $(101,542)  $ 30,537   $ 10,053   $  7,503   $  5,401
                                                  ========   ========   =========   ========   ========   ========   ========
Net earnings (loss) per common share
  Basic:
    Continuing operations.......................  $  (6.33)  $  (2.29)  $  (10.98)  $   3.05   $   1.10   $   0.77   $   0.62
    Discontinued operations.....................        --         --       (0.12)      0.29         --       0.04         --
                                                  --------   --------   ---------   --------   --------   --------   --------
                                                  $  (6.33)  $  (2.29)  $  (11.10)  $   3.34   $   1.10   $   0.81   $   0.62
                                                  ========   ========   =========   ========   ========   ========   ========
  Diluted:
    Continuing operations.......................  $  (6.33)  $  (2.29)  $  (10.98)  $   2.82   $   1.05   $   0.72   $   0.61
    Discontinued operations.....................        --         --       (0.12)      0.26         --       0.04         --
                                                  --------   --------   ---------   --------   --------   --------   --------
                                                  $  (6.33)  $  (2.29)  $  (11.10)  $   3.08   $   1.05   $   0.76   $   0.61
                                                  ========   ========   =========   ========   ========   ========   ========
Weighted average shares outstanding(3):
  Basic.........................................     8,082      9,132       9,145      9,151      9,139      9,212      8,735
  Diluted.......................................     8,082      9,132       9,145     10,036      9,946     10,159      9,003

                                                                                                              SIX MONTHS
                                                                                                                 ENDED
                                                                 YEAR ENDED DECEMBER 31,                       JUNE 30,
                                                  -----------------------------------------------------   -------------------
                                                    1996       1997       1998        1999       2000       2000       2001
                                                  --------   --------   ---------   --------   --------   --------   --------
                                                            (In thousands, except for ratios)                 (Unaudited)
OTHER OPERATING DATA:
EBITDA(4).......................................  $  5,498   $ 20,612   $  15,692   $ 36,457   $ 39,486   $ 20,440   $ 19,967
Capital expenditures from continuing
  operations....................................     3,868      2,529       3,941      5,128      7,395      3,021      4,123
Segment revenues:
  Women's Health................................   122,261    128,489     115,147    109,986    109,716     55,230     52,386
  Diabetes Supplies and Services................        --         --          39    110,529    114,694     56,004     72,674
  Other segments(5).............................     8,545     16,044      20,029     11,224      1,357        709      1,146
SELECTED RATIOS:
Ratio of earnings to fixed charges(6)...........     (23.5)      (7.9)      (29.9)       3.6        3.1        3.6        2.9
Ratio of EBITDA to interest expense.............      15.6       66.3        14.5        4.5        4.6        4.7        5.9
Ratio of total debt to EBITDA(7)................       0.9        0.1         1.2        2.8        2.2        2.0        2.3
Ratio of total debt to total
  capitalization(7).............................       2.8%       1.7%       27.7%      42.0%      38.8%      36.6%      42.1%

                                                                      DECEMBER 31,                            JUNE 30,
                                                   ---------------------------------------------------   -------------------
                                                     1996       1997      1998       1999       2000       2000       2001
                                                   --------   --------   -------   --------   --------   --------   --------
                                                                     (In thousands)                          (Unaudited)
BALANCE SHEET DATA:
  Cash and cash equivalents......................  $  6,930   $  9,086   $ 9,109   $  9,548   $  3,915   $    725   $    959
  Working capital................................    22,025     41,152    36,341     58,404     51,603     41,240     23,354
  Total assets...................................   223,188    191,132    97,034    285,713    268,293    264,237    248,519
  Long-term debt (including current portion).....     5,020      2,596    19,103    101,452     88,811     82,181     89,857
  Shareholders' equity...........................   173,178    153,169    49,881     99,244     98,850    100,961    103,034

------------

(1) Includes $1,228,000 of executive severance expenses in 2000.

(2) See Notes to Consolidated Financial Statements included herein.

(3) Adjusted to reflect a four-for-one stock split, effective in December 2000, under which every four shares of our common stock were converted into one new share of common stock.

(4) EBITDA is defined as earnings (loss) from continuing operations before depreciation and amortization, net interest expense, and nonrecurring items (including restructuring charges, asset impairment charges, executive severance expenses, earnings (loss) from our divested infertility practice management services business ($789,000 in 1996, $(32,000) in 1997, $761,000 in 1998 and $(679,000) in 1999), and other income, net). EBITDA is commonly used as an analytical indicator within the healthcare industry, and also serves as a measure of leverage capacity and debt service ability. EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.

(5) Other segments include respiratory disease management, clinical records software and services (business was exited in the second quarter of 2000) and infertility practice management services (portions of which were sold during the third and fourth quarters of 1999).

(6) The ratio of earnings to fixed charges was calculated by dividing (i) earnings (loss) from continuing operations before income taxes plus fixed charges by (ii) fixed charges, which consist of interest expense and the portion of rental expense under operating leases estimated to be representative of the interest factor. Giving effect to this offering to repay outstanding indebtedness and to repurchase certain debt securities and the application of a portion of the net proceeds from the offering of old notes for that purpose, as if these transactions occurred on the first day of the period, our pro forma ratio of earnings to fixed charges would have been (i) 2.5 for the year ended December 31, 2000, (ii) 2.9 for the six months ended June 30, 2000 and (iii) 2.2 for the six months ended June 30, 2001.

(7) Includes the current portion of long-term debt.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The "Management's Discussion and Analysis of Financial Condition and Results of Operations" description included as Exhibit 99.1 to our Current Report on Form 8-K filed on June 15, 2001 (file number 000-20619) is incorporated herein by reference.

                                    BUSINESS

     The "Business" description included as Exhibit 99.2 to our Current Report on Form 8-K filed on June 15, 2001 (file number 000-20619) is incorporated herein by reference.

                                   MANAGEMENT

     The following table sets forth information with respect to our executive officers and directors as of July 10, 2001.

NAME                                         AGE                    POSITION
----                                         ---                    --------
Parker H. Petit............................  61    Chairman, President and Chief Executive
                                                   Officer, Director
Jeffrey D. Koepsell........................  54    Executive Vice President and Chief
                                                   Operating Officer, Director
Frank D. Powers............................  52    President -- Population Health Management
James P. Reichmann.........................  44    President -- Women's Health Division
George W. Dunaway..........................  40    Vice President -- Finance and Chief
                                                   Financial Officer
Yvonne V. Scoggins.........................  51    Vice President -- Financial Planning and
                                                   Analysis
Roberta L. McCaw...........................  46    Vice President -- Legal, General Counsel
                                                   and Secretary
Thornton A. Kuntz, Jr. ....................  47    Vice President -- Administration
Richard F. Levy............................  70    Director
Guy W. Millner.............................  65    Director
Carl E. Sanders............................  75    Director
Thomas S. Stribling........................  58    Director
Jackie M. Ward.............................  62    Director
Donald W. Weber............................  64    Director
Morris S. Weeden...........................  81    Director
Frederick P. Zuspan, M.D. .................  79    Director

------------

     Mr. Petit has served as Chairman of the Board of Directors of Matria since the merger of Tokos Medical Corporation and Healthdyne Maternity Management, a subsidiary of Healthdyne, Inc. with and into Matria in 1996. He has also served as President and Chief Executive Officer of Matria since October 5, 2000. Mr. Petit founded Healthdyne in 1970 and served as its Chairman of the Board of Directors and Chief Executive Officer until the 1996 Matria merger. In 1994, Healthdyne sold its majority ownership in Home Nutritional Services, Inc. to W.R. Grace & Co. Prior to the spinoff of its subsidiaries Healthdyne Technologies, Inc. in 1995 and Healthcare.com Corporation (formerly, Healthdyne Information Enterprises, Inc.) in 1995, Healthdyne was a national provider of home healthcare services, medical devices and specialty products. Prior to the 1996 Matria merger, Healthdyne had one remaining business unit, Healthdyne Maternity Management, which was the predecessor to Matria's Women's Health division. In 1997, Healthdyne Technologies was acquired by Respironics, Inc. Mr. Petit serves as the Chairman of the Board of Directors of Healthcare.com, which recently entered into an agreement to be acquired by XCare.net, Inc. Mr. Petit also serves as a director of Intelligent Systems Corp. and Logility, Inc.

     Mr. Koepsell has served as a director of Matria and as Executive Vice President and Chief Operating Officer since May 17, 2000. From 1992 to 1998, he was President and Chief Executive Officer of CardioLogic Systems, Inc., a venture capital-backed company in the cardiopulmonary market segment formed in cooperation with Johns Hopkins University and Medical Center. Prior thereto, he served as President and Chief Executive Officer of Physiologic Diagnostic Services, Inc., a women's health service provider acquired by Tokos in 1992. Mr. Koepsell is also a former executive of Healthdyne.

     Mr. Powers has been President -- Population Health Management since May 17, 2000. The Population Health Management division includes domestic diabetes disease management and fulfillment services and RMS. Mr. Powers was previously Executive Vice President and Chief Operating Officer of Matria from October 20, 1997 to May 17, 2000 and Executive Vice President from March 8, 1996 to October 20, 1997. Prior thereto, he served as President of Healthdyne Maternity Management, a subsidiary of Healthdyne, from October 1989 until March 1996, and as President of Healthdyne's Home Care Group from November 1986 to October 1989. In addition, he was President of Healthdyne's Home Care Products Division from September 1984 to November 1986 and Corporate Controller of Healthdyne from January 1983 to September 1984.

     Mr. Reichmann has been President -- Women's Health Division since June 1, 1999, and was Vice President-Operations of that division from January 1997 to June 1999. Prior thereto, Mr. Reichmann was Vice President of Sales at RIK Medical, L.L.C., a specialty support services company, and was Executive Vice President of Healthdyne Perinatal Services, a subsidiary of Healthdyne, from February 1992 to March 1996.

     Mr. Dunaway has been Vice President -- Finance and Chief Financial Officer since October 5, 1999. Prior thereto, Mr. Dunaway was employed by The Dun & Bradstreet Corporation, a commercial credit information services provider, in the following capacities: Chief Financial Officer of Dun & Bradstreet, United States from 1996 to October 1999; Vice President -- Finance, Dun & Bradstreet,
U. S. from 1995 to 1996; Chief Financial Officer of Dun & Bradstreet Plan Services from 1992 to 1995 and Assistant Vice President -- Strategic Planning, Dun & Bradstreet Plan Services from 1989 to 1992.

     Ms. Scoggins has been Vice President -- Financial Planning and Analysis since February 28, 2001 and previously was Vice President, Treasurer and Chief Accounting Officer of Matria from December 15, 1997 to February 28, 2001 and also Vice President and Controller from March 8, 1996 to December 15, 1997. Prior thereto, she was Vice President and Controller of Healthdyne from May 1995 to March 8, 1996; Vice President -- Planning and Analysis of Healthdyne from May 1993 to May 1995; and Vice President and Chief Financial Officer of Home Nutritional Services, Inc., a former majority owned subsidiary of Healthdyne, from February 1990 to April 1993.

     Ms. McCaw has been Vice President -- Legal, General Counsel and Secretary of Matria since April 23, 1998 and previously was Assistant General Counsel and Assistant Secretary of Matria from December 15, 1997 to April 23, 1998, and Assistant General Counsel from July 1996 to December 1997. Prior thereto, Ms. McCaw was a partner at Tyler, Cooper & Alcorn, a Connecticut-based law firm, from January 1990 to July 1996.

     Mr. Kuntz has been Vice President -- Administration since February 24, 1998 and previously was Vice President -- Human Resources of Matria from March 8, 1996 to February 24, 1998. Prior thereto, he served as Vice
President -- Administration of Healthdyne from August 1992 to March 1996.

     Mr. Levy has been a director of Matria since September 20, 2000. Mr. Levy is a partner at Altheimer & Gray, an international law firm based in Chicago, Illinois. Mr. Levy also serves as Vice Chairman and Director of Amalgamated Investments Company, a bank holding company in Chicago, and is also a director of Danka Business Systems. Prior to 1998, he was a director of Ambassador Apartments, a large apartment real estate investment trust, and prior to 1997, he was a senior partner at Kirkland & Ellis. Mr. Levy was elected as a director pursuant to the agreement under which we acquired substantially all of the assets of Gainor Medical Management, LLC in 1999.

     Mr. Millner has been a director of Matria since October 4, 2000. Mr. Millner is Chairman of MI Holdings, a private investment firm. Until the fall of 1997 he was Chairman of Norrell Corporation, a staffing services and outsourcing firm, which he founded in 1961. From 1997 until July 1999 he served as a director of Norrell Corporation, at which time Norrell Corporation merged with Spherion Corporation. Mr. Millner currently serves as a director of Spherion Corporation.

     Mr. Sanders has served as a director of Matria since the merger of Tokos and Healthdyne and previously served as a director of Healthdyne from 1986 until the merger. Mr. Sanders, a former governor of the State of Georgia, is Chairman of Troutman Sanders LLP, an Atlanta based law firm that provides legal services to Matria. Mr. Sanders is also a director of First Union Corporation of Georgia and Healthcare.com Corporation.

     Mr. Stribling has served as a director of Matria since May 18, 2000. Mr. Stribling is an entrepreneur and private investor. From 1998 to September 1999, he was President, Chief Executive Officer and a board member of Scandipharm, Inc., a privately held pharmaceutical company. Prior thereto, he was Vice Chairman and Chairman of the Advisory Board of Legacy Securities Corporation, an investment banking and securities group, from 1997 to 1998, and from 1994 to 1996, he was President of UCB Pharma, Inc., a division of a Belgian-based pharmaceutical company.

     Ms. Ward has served as a director of Matria since the merger of Tokos and Healthdyne. Ms. Ward is Outside Managing Director of Computer Generation Incorporated, a privately-held, Atlanta based corporation engaged in designing and producing "turnkey" computer hardware and software systems for telecommunications and other specialized applications, which she founded in 1968. She also served as its President and Chief Executive Officer until December 22, 2000, when it was sold to Intec Telecom Systems. Ms. Ward is also a former Chairperson of the Board of Regents of the University System of Georgia and former Chairman of the Metro Atlanta Chamber of Commerce, as well as a director of Trigon Healthcare, Inc., Bank of America Corporation, Equifax, Inc., PTEK Holdings, Inc., The Profit Recovery Group International, Inc., SCI Systems, Inc. and Flowers Industries, Inc. and a member of several other civic and government organizations.

     Mr. Weber has served as a director of Matria since May 18, 2000. Mr. Weber is a private investor. He was President and Chief Executive Officer of Viewstar Entertainment Services, Inc., a distributor of satellite entertainment systems, from August 1993 until November 1997. Prior thereto, from 1987 to 1991 he was President and Chief Executive Officer of Contel Corporation, a telecommunications supplier, which was sold in 1991 to GTE Corp. Mr. Weber is also a director of Healthcare.com Corporation, Powertel, Inc., and Knology Holdings, Inc.

     Mr. Weeden has served as a director of Matria since the merger of Tokos and Healthdyne and previously served as a director of Healthdyne from 1987 until the merger. Mr. Weeden, who is retired, was Vice Chairman -- Board of Directors of Morton Thiokol Inc., a salt, chemical, household and aerospace products manufacturer, from March 1980 to December 1984. Previous positions held by Mr. Weeden include Executive Vice President of Morton Norwich Products, Inc. in charge of pharmaceutical operations, President of Morton International, a pharmaceutical division of Morton Norwich Products, Inc., and President of Bristol Laboratories, a pharmaceutical division of Bristol Myers Corp. Mr. Weeden is also a director of Stat-Chem, Inc.

     Dr. Zuspan has served as a director of Matria since the merger of Tokos and Healthdyne and previously served as a director of Healthdyne from 1993 until the merger. Dr. Zuspan, who has been a physician since 1951, has been Professor and Chairman Emeritus, Department of Obstetrics and Gynecology at the Ohio State University College of Medicine since July 1991 and Editor-in-Chief of the American Journal of Obstetrics and Gynecology since 1991. Dr. Zuspan was previously Professor of the Ohio State University College of Medicine from 1987 to 1991 and Professor and Chairman of the Department of Obstetrics and Gynecology at the Ohio State University College of Medicine from 1975 to 1987, at the University of Chicago, Pritzker School of Medicine from 1966 to 1975, and at the Medical College of Georgia from 1960 to 1966.

                              DESCRIPTION OF NOTES

     As used below in this "Description of Notes" section, "Matria" means Matria Healthcare, Inc., a Delaware corporation, and its successors, but not any of its subsidiaries. Matria issued the old notes and will issue the exchange notes described in this prospectus (the "notes") under an indenture, dated as of July 9, 2001 (the "indenture"), among Matria, the Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee (the "trustee"). The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The terms of the notes include those set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

     Matria has previously filed a copy of the indenture with the SEC, and the indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Copies of the indenture and the registration rights agreement are available as set forth below under "-- Additional Information." You can find definitions of certain terms used in this description under the heading "--Certain Definitions." Certain defined terms used in this description but not defined below under "-- Certain Definitions" have the meanings assigned to them in the indenture. The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

     The following is a summary of the material terms and provisions of the notes. The following summary does not purport to be a complete description of the notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the indenture.

BRIEF DESCRIPTION OF THE EXCHANGE NOTES AND THE GUARANTEES

THE EXCHANGE NOTES

     The exchange notes:

     - are senior unsecured obligations of Matria;

     - are pari passu in right of payment with any existing and future senior unsecured indebtedness of Matria;

     - are unconditionally guaranteed by the Guarantors named in the indenture; and

     - have terms that are substantially identical to the old notes, except that the exchange notes will be registered under the Securities Act, and therefore, generally will not be subject to transfer restrictions or registration rights, and the provisions of the registration rights agreement relating to liquidated damages on the outstanding old notes under certain circumstances will be eliminated.

THE GUARANTEES

     The exchange notes, like the old notes, are guaranteed by all of Matria's domestic subsidiaries except the excluded subsidiaries.

     Each guarantee of the exchange notes:

     - is a senior unsecured obligation of the Guarantor; and

     - is pari passu in right of payment with any future senior unsecured indebtedness of that Guarantor.

     As of July 9, 2001, Matria and the Guarantors had total senior unsecured indebtedness of approximately $125.9 million on a consolidated basis. An additional $30 million was available to Matria for borrowing under the Credit Facility that Matria entered into as of that date. Payments on the notes and under these guarantees will be subordinated to the payment of senior unsecured indebtedness. The indenture will permit us and the Guarantors to incur additional senior unsecured indebtedness.

PRINCIPAL, MATURITY AND INTEREST

     The notes will mature on May 1, 2008. The notes will bear interest at the rate shown on the cover page of this prospectus, payable on May 1 and November 1 of each year, commencing on November 1, 2001, to holders of record at the close of business on April 15 or October 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

     The notes are issued in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000.

     On July 9, 2001, we issued $125,000,000 aggregate principal amount of our old notes in a private offering. Since July 9, 2001, we have repurchased a portion of the old notes and we may repurchase additional notes after the date hereof. These repurchases will reduce our obligation to repurchase notes if we have excess cash flow at year end. These repurchases are permitted under the indenture that governs the notes. See "Description of the Notes -- Certain Covenants -- Excess Cash Flow Purchase Offer." An aggregate principal amount of exchange notes equal to $122,000,000 is being issued in this offering. Matria may issue additional notes of up to $50.0 million aggregate principal amount having identical terms and conditions to the notes being issued in this offering (the "additional notes"), subject to compliance with the "Limitations on Additional Indebtedness" covenant described below. Any additional notes will be part of the same issue as the notes being issued in this offering and will vote on all matters as one class with the notes being issued in this offering, including, without limitation, waivers, amendments, redemptions and offers to purchase. For purposes of this "Description of Notes," except for the covenant described under "-- Certain Covenants -- Limitations on Additional Indebtedness," references to the notes include additional notes, if any.

     The old notes were issued with original issue discount (the excess of the principal amount of the notes at maturity over the issue price) of 6.5% from their principal amount at maturity. For federal income tax purposes, purchasers of the old notes in the initial offering will be required to include such original issue discount accrual in income (on a constant yield basis) ratably over the term of the note in accordance with, and computed pursuant to, applicable tax rules. See "Material U.S. Federal Income Tax Considerations."

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The trustee is paying agent and registrar. Matria may change the paying agent or registrar without prior notice to the holders of the notes, and Matria or any of its subsidiaries may act as paying agent or registrar.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a holder has given wire transfer instructions to Matria and the trustee at least ten business days prior to the applicable payment date, Matria will make all payments on such holder's notes in accordance with those instructions. Otherwise, payments on the notes will be made at the office or agency of the paying agent (the "paying agent") and registrar (the "registrar") for the notes within the City and State of New York unless Matria elects to make interest payments by check mailed to the holders at their addresses set forth in the register of holders.

RANKING

     The notes will be general unsecured obligations of Matria. The notes will rank senior in right of payment to all future obligations of Matria that are, by their terms, expressly subordinated in right of payment to the notes and pari passu in right of payment with all existing and future unsecured obligations of Matria that are not so subordinated. Each note guarantee (as defined below) will be a general unsecured obligation of the Guarantor thereof and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such note guarantee and pari passu in right of payment with all existing and future unsecured obligations of such Guarantor that are not so subordinated.

     The notes and each note guarantee will be effectively subordinated to secured indebtedness of Matria and the applicable Guarantor (including indebtedness under the Credit Facility) to the extent of the value of the assets securing such indebtedness.

     The notes will also be effectively subordinated to all existing and future obligations, including indebtedness, of any unrestricted subsidiaries and our other subsidiaries that do not guarantee the notes. Claims of creditors of these subsidiaries, including trade creditors, will generally have priority as to the assets of these subsidiaries over the claims of Matria and the holders of Matria's indebtedness, including the notes.

NOTE GUARANTEES

     Matria's obligations under the notes and the indenture will be jointly and severally guaranteed (the "note guarantees") by each restricted subsidiary (other than the foreign subsidiaries) of Matria.

     Not all of our subsidiaries will guarantee the notes. Foreign subsidiaries and unrestricted subsidiaries will not be Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

     All of our domestic subsidiaries are Guarantors. However, foreign subsidiaries will not guarantee the notes. As of December 31, 2000 and June 30, 2001, the foreign subsidiaries accounted for approximately 4% and 5%, respectively, of our total assets. Our foreign subsidiaries accounted for approximately 16% and 15% of our revenues for the year ended December 31, 2000 and the six months ended June 30, 2001, respectively. In addition, under the circumstances described below under the subheading "-- Certain
Covenants -- Designation of Unrestricted Subsidiaries," Matria will be permitted to designate some of our other subsidiaries as "unrestricted subsidiaries." The effect of designating a subsidiary as an "unrestricted subsidiary" will be:

     - an unrestricted subsidiary will not be subject to many of the restrictive covenants in the indenture;

     - a subsidiary that has previously been a Guarantor and that is designated an unrestricted subsidiary will be released from its note guarantee; and

     - the assets, income, cash flow and other financial results of an unrestricted subsidiary will not be consolidated with those of Matria for purposes of calculating compliance with the restrictive covenants contained in the indenture.

     The obligations of each Guarantor under its note guarantee are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Facility permitted under clause (1) of "-- Certain Covenants -- Limitations on Additional Indebtedness") and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its note guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such Guarantor under its note guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment for distribution under its note guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor.

     In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the equity interests of any Guarantor then held by Matria and the restricted subsidiaries, then that Guarantor will be released and relieved of any obligations under its note guarantee; provided that the net available proceeds of such sale or other disposition shall be applied in accordance with the applicable provisions of the indenture, to the extent required thereby. See "-- Certain Covenants -- Limitations on Asset Sales." In addition, the indenture will provide that any Guarantor that is designated as an unrestricted subsidiary or that otherwise ceases to be a Guarantor, in each case in accordance with the provisions of the indenture, will be released from its note guarantee upon effectiveness of such designation or when it first ceases to be a restricted subsidiary, as the case may be.

OPTIONAL REDEMPTION

     Except as set forth below, the notes may not be redeemed prior to May 1, 2005. At any time on or after May 1, 2005, Matria, at its option, may redeem the notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning May 1 of the years indicated:

                                                           OPTIONAL
YEAR                                                   REDEMPTION PRICE
----                                                   ----------------
2005.................................................       105.50%
2006.................................................       102.75%
2007 and thereafter..................................       100.00%

     At any time prior to May 1, 2004, Matria may redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds of one or more qualified equity offerings at a redemption price equal to 111% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such qualified equity offering.

     Matria may acquire notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.

SELECTION AND NOTICE OF REDEMPTION

     In the event that less than all of the notes are to be redeemed at any time pursuant to an optional redemption, selection of the notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate; provided, however, that no notes of a principal amount of $1,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described in the second paragraph under "-- Optional Redemption," selection of the notes or portions thereof for redemption shall be made by the trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

     Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date of redemption to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon cancellation of the original note. On and after the date of redemption, interest will cease to accrue on notes or portions thereof called for redemption so long as Matria has deposited with the paying agent for the notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the notes to be redeemed) pursuant to the indenture.

CHANGE OF CONTROL

     Upon the occurrence of any change of control as defined herein, each holder will have the right to require that Matria purchase that holder's notes for a cash price (the "change of control purchase price") equal to 101% of the principal amount of the notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

     Within 30 days following any change of control, Matria will mail, or caused to be mailed, to the holders a notice:

          (1) describing the transaction or transactions that constitute the change of control;

          (2) offering to purchase, pursuant to the procedures required by the indenture and described in the notice (a "change of control offer"), on a date specified in the notice (which shall be a business day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the change of control purchase price, all notes properly tendered by such holder pursuant to such change of control offer; and

          (3) describing the procedures that holders must follow to accept the change of control offer. The change of control offer is required to remain open for at least 20 business days or for such longer period as is required by law.

Matria will publicly announce the results of the change of control offer on or as soon as practicable after the date of purchase.

     If a change of control offer is made, there can be no assurance that Matria will have available funds sufficient to pay for all or any of the notes that might be delivered by holders seeking to accept the change of control offer. In addition, we cannot assure you that in the event of a change of control Matria will be able to obtain the consents necessary to consummate a change of control offer from the lenders under agreements governing outstanding indebtedness which may prohibit the offer.

     The provisions described above that require us to make a change of control offer following a change of control will be applicable regardless of whether any other provisions of the indenture are applicable. Except as described above with respect to a change of control, the indenture does not contain provisions that permit the holders of the notes to require that Matria purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     Matria's obligation to make a change of control offer will be satisfied if a third party makes the change of control offer in the manner and at the times and otherwise in compliance with the requirements applicable to a change of control offer made by Matria and purchases all notes properly tendered and not withdrawn under the change of control offer.

     A "change of control" includes certain sales of all or substantially all of the assets of Matria and the restricted subsidiaries taken as a whole. The phrase "all or substantially all" as used in the indenture (including as set forth under " -- Certain Covenants -- Limitations on Mergers, Consolidations, Etc." below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of Matria, and therefore it may be unclear as to whether a change of control has occurred and whether the holders have the right to require Matria to purchase notes.

     None of the provisions relating to a purchase upon a change of control is waivable by the board of directors of Matria. However, Matria could enter into certain transactions that would not result in a change of control, but would increase the amount of indebtedness outstanding at such time or otherwise affect Matria's capital structure or credit ratings.

     Failure by Matria to purchase the notes when required upon a change of control will result in an event of default with respect to the notes. As a result, these provisions could have the effect of deterring hostile or friendly acquisitions of Matria where the person attempting the acquisition views itself as unable to finance the purchase of the principal amount of notes which may be tendered to Matria upon the occurrence of a change of control.

     Matria will comply with applicable tender offer rules, including the requirements of Rule 14e-l under the Exchange Act and any other applicable laws and regulations in connection with the purchase of notes pursuant to a change of control offer. To the extent that the provisions of any securities laws or regulations conflict with the "change of control" provisions of the indenture, Matria shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Change of Control" provisions of the indenture by virtue of this compliance.

CERTAIN COVENANTS

     The indenture contains, among others, the following covenants:

LIMITATIONS ON ADDITIONAL INDEBTEDNESS

     Matria will not, and Matria will not permit any restricted subsidiary to, directly or indirectly, incur any indebtedness; provided that Matria or any Guarantor may incur additional indebtedness (including what we define as "acquired indebtedness") if no default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the indebtedness and if, after giving effect thereto, the consolidated fixed charge coverage ratio on the date thereof would be at least:

           (i) 2.25 to 1.00, if such date is on or prior to May 1, 2002

           (ii) 2.50 to 1.00, if such date is after May 1, 2002 and on or prior to May 1, 2003, and

          (iii) 2.75 to 1.00, if such date is after May 1, 2003,

in each case determined on a pro forma basis as if the incurrence of such additional indebtedness and the application of the net proceeds therefrom, had occurred at the beginning of the four-quarter period used to calculate the Company's consolidated fixed charge coverage ratio (the "coverage ratio exception").

     Notwithstanding the above, so long as no default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the following indebtedness, each of the following shall be permitted (the "permitted indebtedness"):

          (1) indebtedness of Matria and any Guarantor under the Credit Facility in an aggregate amount at any time outstanding (whether incurred under the coverage ratio exception or as permitted indebtedness) not to exceed the greater of (x) $30.0 million and (y) the amount of the borrowing base as of the date of such incurrence (provided that in no case shall the indebtedness permitted pursuant to this clause (1) exceed $35.0 million at any one time outstanding);

          (2) the notes and the note guarantees issued on the issue date;

          (3) indebtedness of Matria and the restricted subsidiaries to the extent outstanding on the issue date (other than indebtedness referred to in clauses (1) and (2) above, and after giving effect to the use of proceeds of the old notes);

          (4) indebtedness of Matria and the restricted subsidiaries under hedging obligations; provided that (a) such hedging obligations relate to payment obligations on indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such hedging obligations at the time incurred does not exceed the principal amount of the indebtedness to which such hedging obligations relate;

          (5) indebtedness of Matria owed to a Guarantor and indebtedness of any Guarantor owed to Matria or any other Guarantor; provided, however, that
     (a) any indebtedness of Matria owed to a guarantor is unsecured and subordinated, pursuant to a written agreement, to Matria's obligation, under the indenture and the notes and (b) upon any such Guarantor ceasing to be a Guarantor or such indebtedness being owed to any person other than Matria or a Guarantor, Matria or such Guarantor, as applicable, shall be deemed to have incurred indebtedness not permitted by this clause (5);

          (6) indebtedness in respect of bid, performance or surety bonds issued for the account of Matria or any restricted subsidiary in the ordinary course of business, including guarantees or obligations of Matria or any restricted subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

          (7) purchase money indebtedness incurred by Matria or any Guarantor, in an aggregate amount not to exceed at any time outstanding the greater of
     (x) $10.0 million and (y) 5% of consolidated tangible assets;

          (8) indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such indebtedness is extinguished within five business days of incurrence;

          (9) indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

          (10) refinancing indebtedness with respect to indebtedness incurred pursuant to the coverage ratio exception or clause (2) or (3) above;

          (11) indebtedness of unrestricted subsidiaries; and

          (12) indebtedness of Matria or any Guarantor in an aggregate amount not to exceed $10.0 million at any time outstanding.

     For purposes of determining compliance with this covenant, in the event that an item of indebtedness meets the criteria of more than one of the categories of permitted indebtedness described in clauses (1) through (12) above or is entitled to be incurred pursuant to the coverage ratio exception, Matria shall, in its sole discretion, classify such item of indebtedness and may divide and classify such indebtedness in more than one of the types of indebtedness described, except that indebtedness outstanding under the Credit Facility shall be deemed to have been incurred under clause (1) above.

LIMITATIONS ON LAYERING INDEBTEDNESS

     Matria will not, and will not permit any Guarantor to, directly or indirectly, incur any indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such indebtedness) contractually subordinated to any other indebtedness of Matria or of such Guarantor, as the case may be, unless such indebtedness is also by its terms (or by the terms of any agreement governing such indebtedness) contractually made expressly subordinate to the notes or the note guarantee of such Guarantor, to the same extent and in the same manner as such indebtedness is contractually subordinated to such other indebtedness of Matria or such Guarantor, as the case may be.

LIMITATIONS ON RESTRICTED PAYMENTS

     Matria will not, and will not permit any restricted subsidiary to, directly or indirectly, make any restricted payment if at the time of such restricted payment:

          (1) a default under the indenture shall have occurred and be continuing or shall occur as a consequence thereof;

          (2) Matria cannot incur $1.00 of additional indebtedness pursuant to the coverage ratio exception; or

          (3) the amount of such restricted payment, when added to the aggregate amount of all other restricted payments made after the issue date (other than restricted payments made pursuant to clause (2), (3) or (5) of the next paragraph), exceeds the sum (the "restricted payments basket") of (without duplication):

             (a) 50% of consolidated net income for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the issue date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such consolidated net income shall be a deficit, minus 100% of such aggregate deficit), plus

             (b) 100% of the aggregate net cash proceeds received by Matria either (x) as contributions to the common equity of Matria after the issue date or (y) from the issuance and sale of qualified equity interests after the issue date, other than to the extent any such proceeds are used to redeem notes in accordance with the second paragraph under "-- Optional Redemption," plus

             (c) the aggregate amount by which indebtedness (other than subordinated indebtedness) of Matria or any restricted subsidiary is reduced on Matria's balance sheet upon the conversion or exchange (other than by a subsidiary of Matria) subsequent to the issue date into qualified equity interests (less the amount of any cash, or the fair value of assets, distributed by Matria or any restricted subsidiary upon such conversion or exchange), plus

             (d) in the case of the disposition or repayment of or return on any investment that was treated as a restricted payment made after the issue date, an amount (to the extent not included in the computation of consolidated net income) equal to the lesser of (i) the return of capital with respect to such investment and (ii) the amount of such investment that was treated as a restricted payment, in either case, less the cost of the disposition of such investment and net of taxes, plus

             (e) upon a redesignation of an unrestricted Subsidiary as a restricted subsidiary, the lesser of (i) the fair market value of Matria's proportionate interest in such subsidiary immediately following such redesignation, and (ii) the aggregate amount of Matria's investments in such subsidiary to the extent such investments reduced the amount available for subsequent restricted payments under this clause (3) and were not previously repaid or otherwise reduced, plus

             (f) $2.5 million.

The foregoing provisions will not prohibit:

          (1) the payment by Matria or any restricted subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the indenture;

          (2) so long as no default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of any equity interests of Matria or any Guarantor in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, qualified equity interests;

          (3) so long as no default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of subordinated indebtedness of Matria or any Guarantor (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, qualified equity interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, refinancing indebtedness permitted to be incurred under the "Limitations on Additional Indebtedness" covenant and the other terms of the indenture;

          (4) so long as no default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of equity interests of Matria held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $4.0 million during any calendar year;

          (5) so long as no default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption, for a purchase price of up to $60 million, of our Series A Convertible Preferred Stock, our Series B Redeemable Preferred Stock, the prepayment of our non-negotiable subordinated promissory notes in the aggregate principal amount of $13,963,159 and the purchase of warrants to purchase 1,000,000 shares of our common stock pursuant to the Securities Purchase Agreement, dated May 10, 2001 among us, Gainor Medical Management, L.L.C., Mark J. Gainor and SZ Investments, L.L.C.,; or

          (6) repurchases of equity interests deemed to occur upon the exercise of stock options if the equity interests represents a portion of the exercise price thereof;

provided that no issuance and sale of qualified equity interests pursuant to clause (2) or (3) above shall increase the restricted payments basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

LIMITATIONS ON DIVIDEND AND OTHER RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

     Matria will not, and will not permit any restricted subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any restricted subsidiary to:

          (a) pay dividends or make any other distributions on or in respect of its equity interests;

          (b) make loans or advances or pay any indebtedness or other obligation owed to Matria or any other restricted subsidiary; or

          (c) transfer any of its assets to Matria or any other restricted subsidiary; except for:

             (1) encumbrances or restrictions existing under or by reason of applicable law;

             (2) encumbrances or restrictions existing under the indenture, the notes and the note guarantees;

             (3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

             (4) encumbrances or restrictions existing under agreements existing on the date of the Indenture (including, without limitation, the Credit Facility) as in effect on that date;

             (5) restrictions on the transfer of assets subject to any lien permitted under the indenture imposed by the holder of such lien;

             (6) restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under the indenture to any person pending the closing of such sale;

             (7) any instrument governing acquired indebtedness, which encumbrance or restriction is not applicable to any person, or the assets of any person, other than the person or the assets so acquired;

             (8) encumbrances or restrictions arising in connection with refinancing indebtedness; provided, however, that any such encumbrances and restrictions are not materially more restrictive with respect to any restricted subsidiary than those in effect on the issue date with respect to that restricted subsidiary pursuant to the agreements creating or evidencing the indebtedness being refinanced;

             (9) customary provisions in leases, partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of leasehold interests or ownership interests in such partnership, limited liability company, joint venture or similar person;

             (10) purchase money indebtedness incurred in compliance with the covenant described under "-- Limitations on Additional Indebtedness" that impose restrictions of the nature described in clause (c) above on the assets acquired; and

             (11) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) above; provided that such amendments or refinancings are, in the good faith judgment of Matria's board of directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

LIMITATIONS ON TRANSACTIONS WITH AFFILIATES

     Matria will not, and will not permit any restricted subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any affiliate (an "affiliate transaction"), unless:

          (1) such affiliate transaction is on terms that are no less favorable to Matria or the relevant restricted subsidiary than those that may have been obtained in a comparable transaction at such time on an arm's-length basis by Matria or that restricted subsidiary from a person that is not an affiliate of Matria or that restricted subsidiary; and

          (2) Matria delivers to the trustee:

             (a) with respect to any affiliate transaction involving aggregate value in excess of $1.0 million, an officers' certificate certifying that such affiliate transaction complies with clause (1) above and a secretary's certificate which sets forth and authenticates a resolution that has been adopted by the independent directors approving such affiliate transaction; and

             (b) with respect to any affiliate transaction involving aggregate value of $5.0 million or more, the certificates described in the preceding clause (a) and (x) a written opinion as to the fairness of such affiliate transaction to Matria or such restricted subsidiary from a financial point of view or (y) a written appraisal supporting the value of such affiliate transaction, in either case, issued by an independent financial advisor.

The foregoing restrictions shall not apply to:

          (1) transactions exclusively between or among (a) Matria and one or more restricted subsidiaries or (b) restricted subsidiaries; provided, in each case, that no affiliate of Matria (other than another restricted subsidiary) owns equity interests of any such restricted subsidiary;

          (2) reasonable director, officer, employee and consultant compensation (including bonuses) and other benefits (including retirement, health, stock and other benefit plans) and indemnification arrangements;

          (3) loans and advances permitted by clause (3) of the definition of "permitted investments";

          (4) any agreement as in effect as of the issue date or any extension, amendment or modification thereto (so long as any such extension, amendment or modification satisfies the requirements set forth in clause (1) of the first paragraph of this covenant) or any transaction contemplated thereby;

          (5) restricted payments of the type described in clause (1), (2) or
     (4) of the definition of "restricted payment" and which are made in accordance with the covenant described under "-- Limitations on Restricted Payments"; or

          (6) sales of qualified equity interests for cash by the Matria to an affiliate.

LIMITATIONS ON LIENS

     Matria shall not, and shall not permit any restricted subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any lien of any nature whatsoever against (other than permitted liens) any assets of Matria or any restricted subsidiary (including equity interests of a restricted subsidiary), whether owned at the issue date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, which lien secures indebtedness or trade payables, unless contemporaneously therewith:

          (1) in the case of any lien securing an obligation that ranks pari passu with the notes or a note guarantee, effective provision is made to secure the notes or such note guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a lien on the same collateral; and

          (2) in the case of any lien securing an obligation that is subordinated in right of payment to the notes or a note guarantee, effective provision is made to secure the notes or such note guarantee, as the case may be, with a lien on the same collateral that is prior to the lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such lien.

LIMITATIONS ON ASSET SALES

     Matria will not, and will not permit any restricted subsidiary to, directly or indirectly, consummate any asset sale unless:

          (1) Matria or such restricted subsidiary receives consideration at the time of such asset sale at least equal to the fair market value of the assets included in such asset sale; and

          (2) at least 80% of the total consideration received in such asset sale or series of related asset sales consists of cash or cash equivalents.

For purposes of clause (2), the following shall be deemed to be cash:

          (a) the amount (without duplication) of any indebtedness (other than subordinated indebtedness) of Matria or such restricted subsidiary that is expressly assumed by the transferee in such asset sale and with respect to which Matria or such restricted subsidiary, as the case may be, is unconditionally released by the holder of such indebtedness, and

          (b) the amount of any obligations received from such transferee that are within 30 days converted by Matria or such restricted subsidiary to cash (to the extent of the cash actually so received).

     If at any time any non-cash consideration received by Matria or any restricted subsidiary of Matria, as the case may be, in connection with any asset sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an asset sale hereunder and the net available proceeds thereof shall be applied in accordance with this covenant.

     If Matria or any restricted subsidiary engages in an asset sale, Matria or such restricted subsidiary shall, no later than one year following the consummation thereof, apply all or any of the net available proceeds therefrom to:

          (1) repay any indebtedness under the Credit Facility; and/or

          (2) invest all or any part of the net available proceeds thereof in the purchase of assets (other than securities, unless such securities represent equity interests in an entity engaged solely in a permitted business, such entity becomes a restricted subsidiary and Matria or a restricted subsidiary acquires voting and management control of such entity) to be used by Matria or any restricted subsidiary in a permitted business.

     The amount of net available proceeds not applied or invested as provided in this paragraph will constitute "excess proceeds."

     When the aggregate amount of excess proceeds equals or exceeds $10.0 million, Matria will be required to make an offer to purchase from all holders and, if applicable, redeem (or make an offer to do so) any pari passu indebtedness of Matria the provisions of which require Matria to redeem such indebtedness with the proceeds from any asset sales (or offer to do so), in an aggregate principal amount of notes and such pari passu indebtedness equal to the amount of such excess proceeds as follows:

          (1) Matria will (a) make an offer to purchase (a "net proceeds offer") to all holders in accordance with the procedures set forth in the indenture, and (b) redeem (or make an offer to do so) any such other pari passu indebtedness, pro rata in proportion to the respective principal amounts of the notes and such other indebtedness required to be redeemed, the maximum accreted value of notes and pari passu indebtedness that may be redeemed out of the amount (the "payment amount") of such excess proceeds;

          (2) the offer price for the notes will be payable in cash in an amount equal to the accreted value of the notes tendered, plus accrued and unpaid interest thereon, if any, to the date such net proceeds offer is consummated (the "offered price"), in accordance with the procedures set forth in the indenture and the redemption price for such pari passu indebtedness (the "pari passu indebtedness price") shall be as set forth in the related documentation governing such indebtedness;

          (3) if the aggregate offered price of notes validly tendered and not withdrawn by holders thereof exceeds the pro rata portion of the payment amount allocable to the notes, notes to be purchased will be selected on a pro rata basis; and

          (4) upon completion of such net proceeds offer in accordance with the foregoing provisions, the amount of excess proceeds with respect to which such net proceeds offer was made shall be deemed to be zero.

     To the extent that the sum of the aggregate offered price of notes tendered pursuant to a net proceeds offer and the aggregate pari passu indebtedness price paid to the holders of such pari passu indebtedness is less than the payment amount relating thereto (such shortfall constituting a "net proceeds deficiency"), Matria may use the net proceeds deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of the indenture.

     In the event of the transfer of substantially all (but not all) of the assets of Matria and the restricted subsidiaries as an entirety to a person in a transaction covered by and effected in accordance with the covenant described under "-- Limitations on Mergers, Consolidations, Etc.," the successor corporation shall be deemed to have sold for cash at fair market value the assets of Matria and the restricted subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an asset sale (with such fair market value being deemed to be net available proceeds for such purpose).

     Matria will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of notes pursuant to a net proceeds offer. To the extent that the provisions of any securities laws or regulations conflict with the "Limitations on Asset Sales" provisions of the indenture, Matria shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Limitations on Asset Sales" provisions of the indenture by virtue of this compliance.

EXCESS CASH FLOW PURCHASE OFFER

     If, for the period beginning on the date of the indenture and ending on December 31, 2001 or for any fiscal year of Matria ending thereafter, Matria's ratio of consolidated indebtedness at the end of such period to consolidated cash flow available for fixed charges during such period is greater than 2.00:1.00 and Matria shall have excess cash flow for such period, then Matria shall make an offer to purchase (an "excess cash flow offer") to all holders of notes, in accordance with the procedures set forth in the indenture, notes having an aggregate principal amount (the "excess cash flow payment amount") equal to 50% of the excess cash flow for such period (but not to exceed $50 million). The excess cash flow offer
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

shall be made not later than 10 business days after the earlier of (i) the date on which Matria publicly announces its financial results for the applicable period and (ii) the date on which Matria files its audited financial statements for such period with the SEC (or the date by which such filing would otherwise be required, if Matria is no longer subject to the reporting requirements of the Exchange Act). Matria shall no longer be subject to this covenant if it shall have purchased notes having an aggregate principal amount of $50 million in connection with one or more offers to purchase notes pursuant to this covenant.

     The offer price for the notes will be payable in cash in an amount equal to 100% of the principal amount of the notes tendered pursuant to an excess cash flow offer, plus accrued and unpaid interest thereon, if any, to the date such excess cash flow offer is consummated. If the aggregate principal amount of the notes validly tendered pursuant to the excess cash flow offer and not withdrawn by holders thereof exceeds the excess cash flow payment amount, notes to be purchased will be selected on a pro rata basis.

     The foregoing notwithstanding, the excess cash flow payment amount with respect to any fiscal period shall be reduced by an amount, if any, equal to the aggregate repurchase price with respect to those notes, if any, repurchased by Matria in the open market at a price equal to 98% or less of the principal amount of such notes within the twelve months preceding the making of the excess cash flow offer.

     To the extent that the aggregate principal amount of the notes tendered pursuant to an excess cash flow offer is less than the excess cash flow payment amount relating thereto, Matria may use such amount remaining after repurchase of those notes tendered in the excess cash flow offer for general corporate purposes, subject to the provisions of the indenture.

     Matria will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of notes pursuant to an excess cash flow offer. To the extent that the provisions of any securities laws or regulations conflict with this covenant, Matria shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of this compliance.

LIMITATIONS ON DESIGNATION OF UNRESTRICTED SUBSIDIARIES

     Matria may designate any subsidiary of Matria as an "unrestricted subsidiary" under the indenture (a "designation") only if:

          (1) no default shall have occurred and be continuing at the time of or after giving effect to such designation; and

          (2) Matria would be permitted to make, at the time of such designation, (a) a permitted investment or (b) an investment pursuant to the first paragraph of "-- Limitations on Restricted Payments" above, in either case, in an amount (the "designation amount") equal to the fair market value of Matria's proportionate interest in such subsidiary on such date.

No subsidiary shall be designated as an "unrestricted subsidiary" unless such subsidiary:

          (1) has no indebtedness other than permitted unrestricted subsidiary debt;

          (2) is not party to any agreement, contract, arrangement or understanding with Matria or any restricted subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to Matria or the restricted subsidiary than those that might be obtained at the time from persons who are not affiliates of Matria or such restricted subsidiary;

          (3) is a person with respect to which neither Matria nor any restricted subsidiary has any direct or indirect obligation (a) to subscribe for additional equity interests or (b) to maintain or preserve the person's financial condition or to cause the person to achieve any specified levels of operating results; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any indebtedness of Matria or any restricted subsidiary, except for any guarantee given solely to support the pledge by Matria or any restricted subsidiary of the equity interests of such unrestricted subsidiary, which guarantee is not recourse to Matria or any restricted subsidiary, and except to the extent the amount thereof constitutes a restricted payment permitted pursuant to the covenant described under "-- Limitations on Restricted Payments."

     If, at any time, any unrestricted subsidiary fails to meet the preceding requirements as an unrestricted subsidiary, it shall thereafter cease to be an unrestricted subsidiary for purposes of the indenture and any indebtedness of the subsidiary and any liens on assets of such subsidiary shall be deemed to be incurred by a restricted subsidiary as of the date and, if the indebtedness is not permitted to be incurred under the covenant described under "-- Limitations on Additional Indebtedness" or the lien is not permitted under the covenant described under "-- Limitations on Liens," Matria shall be in default of the applicable covenant.

     Matria may redesignate an unrestricted subsidiary as a restricted subsidiary (a "redesignation") only if:

          (1) no default shall have occurred and be continuing at the time of and after giving effect to such redesignation; and

          (2) all liens, indebtedness and investments of such unrestricted subsidiary outstanding immediately following such redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the indenture.

     Unrestricted subsidiaries are generally not restricted by the covenants of the indenture. The indenture generally places no restriction on an unrestricted subsidiary's ability to, among other things, incur indebtedness, make restricted payments (including investments), or merge, consolidate or sell all or any portion of its assets.

     All designations and redesignations must be evidenced by resolutions of the board of directors of Matria, delivered to the trustee certifying compliance with the foregoing provisions.

LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS

     Matria will not, and will not permit any restricted subsidiary to, directly or indirectly, enter into any sale and leaseback transaction; provided that Matria or any restricted subsidiary may enter into a sale or leaseback transaction if:

          (1) Matria or such restricted subsidiary could have (a) incurred the indebtedness attributable to such sale and leaseback transaction pursuant to the covenant described under "-- Limitations on Additional Indebtedness" and (b) incurred a lien to secure such indebtedness pursuant to the covenant described under "-- Limitations on Liens";

          (2) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value of the asset that is the subject of such sale and leaseback transaction;

          (3) the transfer of assets in such sale and leaseback transaction is permitted by, and Matria or the applicable restricted subsidiary applies the proceeds of such transaction in accordance with, the covenant described under "-- Limitations on Asset Sales."

LIMITATIONS ON MERGERS, CONSOLIDATIONS, ETC.

     Matria will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into (other than a merger that satisfies the requirements of clause (1) below with a wholly-owned restricted subsidiary solely for the purpose of changing Matria's jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or

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

otherwise dispose of or assign all or substantially all of the assets of Matria or Matria and the restricted subsidiaries (taken as a whole) or (b) adopt a plan of liquidation unless, in either case:

          (1) either:

             (a) Matria will be the surviving or continuing person; or

             (b) the person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a plan of liquidation, any person to which assets are transferred) (collectively, the "successor") is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the successor expressly assumes, by supplemental indenture in form and substance satisfactory to the trustee, all of the obligations of Matria under the notes, the indenture and the registration rights agreement;

          (2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause
     (1)(b) above and the incurrence of any indebtedness to be incurred in connection therewith, no default shall have occurred and be continuing; and

          (3) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (a) the consolidated net worth of Matria or the successor, as the case may be, would be at least equal to the consolidated net worth of Matria immediately prior to such transaction and (b) Matria or the successor, as the case may be, could incur $1.00 of additional indebtedness pursuant to the coverage ratio exception.

     For purposes of this covenant, any indebtedness of the successor which was not indebtedness of Matria immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

     Except as provided under the caption " -- Note Guarantees," no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving person) another person, whether or not affiliated with such Guarantor, unless:

          (1) either:

             (a) such Guarantor, another Guarantor or Matria will be the surviving or continuing person; or

             (b) the person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the trustee, all of the obligations of such Guarantor under the note guarantee of such Guarantor, the indenture and the registration rights agreement; and

          (2) immediately after giving effect to such transaction, no default shall have occurred and be continuing.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more restricted subsidiaries, the equity interests of which constitute all or substantially all of the assets of Matria, will be deemed to be the transfer of all or substantially all of the assets of Matria.

     Upon any consolidation, combination or merger of Matria or a Guarantor, or any transfer of all or substantially all of the assets of Matria in accordance with the foregoing, in which Matria or such Guarantor is not the continuing obligor under the notes or its note guarantee, the surviving entity formed by such consolidation or into which Matria or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, Matria or such Guarantor under the indenture, the notes and the note guarantees with the same effect as if such surviving entity had been named therein as Matria or such Guarantor and, except in the case of a conveyance, transfer or lease, Matria or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the notes or in respect of its note guarantee, as the case may be, and all of Matria's or such Guarantor's other obligations and covenants under the notes, the indenture and its note guarantee, if applicable.

     Notwithstanding the foregoing, any restricted subsidiary may merge into Matria or a Guarantor.

ADDITIONAL NOTE GUARANTEES

     If, after the issue date, (a) Matria or any restricted subsidiary shall acquire or create another subsidiary (other than a subsidiary that has been designated an unrestricted subsidiary) or (b) any unrestricted subsidiary is redesignated a restricted subsidiary, then, in each such case, Matria shall cause such restricted subsidiary to:

          (1) execute and deliver to the trustee (a) a supplemental indenture in form and substance satisfactory to the trustee pursuant to which such restricted subsidiary shall unconditionally guarantee all of Matria's obligations under the notes and the indenture and (b) a notation of guarantee in respect of its note guarantee; and

          (2) deliver to the trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such restricted subsidiary and (b) constitutes a valid and legally binding obligation of such restricted subsidiary in accordance with its terms.

     The obligations of each guarantor under its note guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Facility permitted under clause "-- Certain Covenants -- Limitations on Additional Indebtedness") and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its note guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such Guarantor under its note guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment for distribution under its note guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor.

     In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor then held by Matria and the restricted subsidiaries, then that Guarantor will be released and relieved of any obligations under its note guarantee; provided that the net available proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture, to the extent required thereby. See
"-- Certain Covenants -- Limitations on Asset Sales." In addition, the indenture provides that any Guarantor that is designated as an unrestricted subsidiary or that otherwise ceases to be a Guarantor, in each case in accordance with the provisions of the indenture, will be released from its note guarantee upon effectiveness of such designation or when it first ceases to be a restricted subsidiary, as the case may be.

CONDUCT OF BUSINESS

     Matria will not, and will not permit any restricted subsidiary to, engage in any business other than the permitted business.

REPORTS

     Whether or not required by the SEC, so long as any notes are outstanding, Matria will furnish to the holders of notes, within the time periods specified in the SEC's rules and regulations (including any grace periods or extensions permitted by the SEC):

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Matria were required to file these forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Matria's certified independent accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if Matria were required to file these reports.

     In addition, whether or not required by the SEC, Matria will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request. Matria and the Guarantors have agreed that, for so long as any notes remain outstanding, Matria will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT

     Each of the following is an "event of default":

          (1) failure by Matria to pay interest on any of the notes when it becomes due and payable and the continuance of any such failure for 30 days;

          (2) failure by Matria to pay the principal on any of the notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

          (3) failure by Matria to comply with any of its agreements or covenants described above under "-- Certain Covenants -- Limitations on Mergers, Consolidations, Etc.," "-- Limitations on Asset Sales" or in respect of its obligations to make a change of control offer as described above under "-- Change of Control";

          (4) failure by Matria to comply with any other agreement or covenant in the indenture and continuance of this failure for 30 days after notice of the failure has been given to Matria by the trustee or by the holders of at least 25% of the aggregate principal amount of the notes then outstanding;

          (5) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced indebtedness of Matria or any restricted subsidiary, whether such indebtedness now exists or is incurred after the issue date, which default:

             (a) is caused by a failure to pay when due principal on such indebtedness within the applicable express grace period,

             (b) results in the acceleration of such indebtedness prior to its express final maturity or

             (c) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such indebtedness, and in each case, the principal amount of such indebtedness, together with any other indebtedness with respect to which an event described in clause (a),
     (b) or (c) has occurred and is continuing, aggregates $10.0 million or more;

          (6) one or more judgments or orders that exceed $10.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against Matria or any restricted subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

          (7) Matria or any restricted subsidiary pursuant to or within the meaning of any bankruptcy law:

             (a) commences a voluntary case,

             (b) consents to the entry of an order for relief against it in an involuntary case,

             (c) consents to the appointment of a custodian of it or for all or substantially all of its assets, or

             (d) makes a general assignment for the benefit of its creditors;

          (8) a court of competent jurisdiction enters an order or decree under any bankruptcy law that:

             (a) is for relief against Matria or any restricted subsidiary as debtor in an involuntary case,

             (b) appoints a custodian of Matria or any restricted subsidiary or a custodian for all or substantially all of the assets of Matria or any restricted subsidiary, or

             (c) orders the liquidation of Matria or any restricted subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

          (9) any note guarantee of any restricted subsidiary ceases to be in full force and effect (other than in accordance with the terms of such note guarantee and the indenture) or is declared null and void and unenforceable or found to be invalid or any guarantor denies its liability under its note guarantee (other than by reason of release of a Guarantor from its note guarantee in accordance with the terms of the indenture and the note guarantee).

     If an event of default (other than an event of default specified in clause
(7) or (8) above with respect to Matria), shall have occurred and be continuing under the indenture, the trustee, by written notice to Matria, or the holders of at least 25% in aggregate principal amount of the notes then outstanding by written notice to Matria and the trustee, may declare all amounts owing under the notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of such outstanding notes may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the indenture. If an event of default specified in clause (7) or (8) with respect to Matria occurs, all outstanding notes shall become due and payable without any further action or notice.

     The trustee shall, within 30 days after the occurrence of any default with respect to the notes, give the holders notice of all uncured defaults thereunder known to it; provided, however, that, except in the case of an event of default in payment with respect to the notes or a default in complying with "-- Certain Covenants -- Limitations on Mergers, Consolidations, Etc.," the trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the holders.

     No holder will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless the trustee:

          (1) has failed to act for a period of 60 days after receiving written notice of a continuing event of default by such holder and a request to act by holders of at least 25% in aggregate principal amount of notes outstanding;

          (2) has been offered indemnity satisfactory to it in its reasonable judgment; and

          (3) has not received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request.

     However, such limitations do not apply to a suit instituted by a holder of any note for enforcement of payment of the principal of or interest on such note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this "-- Events of Default" section).

     Matria is required to deliver to the trustee annually a statement regarding compliance with the indenture and, upon any officer of Matria becoming aware of any default, a statement specifying such default and what action Matria is taking or proposes to take with respect thereto.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Matria may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding notes ("legal defeasance"). Legal defeasance means that Matria and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the notes and the note guarantees, and the indenture shall cease to be of further effect as to all outstanding notes and note guarantees, except as to

          (1) rights of holders to receive payments in respect of the principal of and interest on the notes when such payments are due from the trust funds referred to below,

          (2) Matria's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

          (3) the rights, powers, trust, duties, and immunities of the trustee, and Matria's obligation in connection therewith, and

          (4) the legal defeasance provisions of the indenture.

     In addition, Matria may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the indenture, except as described otherwise in the indenture ("covenant defeasance"), and thereafter any omission to comply with such obligations shall not constitute a default. In the event covenant defeasance occurs, certain events of default (not including non-payment and, solely for a period of 91 days following the deposit referred to in clause (1) of the next paragraph, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. Matria may exercise its legal defeasance option regardless of whether it previously exercised covenant defeasance.

     In order to exercise either legal defeasance or covenant defeasance:

          (1) Matria must irrevocably deposit with the trustee, in trust, for the benefit of the holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by Matria, to pay the principal of and interest on the notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the notes, and the trustee must have a valid, perfected, exclusive security interest in such trust,

          (2) in the case of legal defeasance, Matria shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

             (a) Matria has received from, or there has been published by the Internal Revenue Service, a ruling, or

             (b) tax law, since the date of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred,

          (3) in the case of covenant defeasance, Matria shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred,

          (4) no default shall have occurred and be continuing on the date of such deposit (other than a default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowing),

          (5) the legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under the indenture or any other material agreement or instrument to which Matria or any of its subsidiaries is a party or by which Matria or any of its subsidiaries is bound,

          (6) Matria shall have delivered to the trustee an officers' certificate stating that the deposit was not made by it with the intent of preferring the holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

          (7) Matria shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the officers' certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been complied with.

     If the funds deposited with the trustee to effect covenant defeasance are insufficient to pay the principal of and interest on the notes when due, then our obligations and the obligations of Guarantors under the indenture will be revived and no such defeasance will be deemed to have occurred.

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of notes which shall survive until all notes have been canceled) as to all outstanding notes when either

          (1) all the notes that have been authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by Matria and thereafter repaid to Matria or discharged from this trust) have been delivered to the trustee for cancellation, or

          (2)(a) all notes not delivered to the trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to the provisions described under "-- Optional Redemption," and Matria has irrevocably deposited or caused to be deposited with the trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire indebtedness (including all principal and accrued interest) on the notes not theretofore delivered to the trustee for cancellation,

          (b) Matria has paid all sums payable by it under the indenture,

          (c) Matria has delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at maturity or on the date of redemption, as the case may be, and

          (d) the trustee, for the benefit of the holders, has a valid, perfected, exclusive security interest in this trust.

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     In addition, Matria must deliver an officers' certificate and an opinion of counsel (as to legal matters) stating that all conditions precedent to satisfaction and discharge have been complied with.

TRANSFER AND EXCHANGE

     A holder will be able to register the transfer of or exchange notes only in accordance with the provisions of the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the indenture. Without the prior consent of Matria, the registrar is not required
(1) to register the transfer of or exchange any note selected for redemption,
(2) to register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed or (3) to register the transfer or exchange of a note between a record date and the next succeeding interest payment date.

     The notes will be issued in registered form and the registered holder will be treated as the owner of such note for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the indenture or the notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for notes) of the holders of at least a majority in principal amount of the notes then outstanding, and any existing default under, or compliance with any provision of, the indenture may be waived (other than any continuing default in the payment of the principal or interest on the notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for notes) of the holders of a majority in principal amount of the notes then outstanding; provided that:

          (a) no such amendment may, without the consent of the holders of two-thirds in aggregate principal amount of notes then outstanding, amend the obligation of Matria under the heading "-- Change of Control" or the related definitions that could adversely affect the rights of any holder; and

          (b) without the consent of each holder affected, Matria and the trustee may not:

             (1) change the maturity of any note;

             (2) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the notes;

             (3) reduce any premium payable upon optional redemption of the notes, change the date on which any notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the notes;

             (4) make any note payable in money or currency other than that stated in the notes;

             (5) modify or change any provision of the indenture or the related definitions to affect the ranking of the notes or any note guarantee in a manner that adversely affects the holders;

             (6) reduce the percentage of holders necessary to consent to an amendment or waiver to the indenture or the notes;

             (7) impair the rights of holders to receive payments of principal of or interest on the notes;

             (8) release any Guarantor from any of its obligations under its note guarantee or the Indenture, except as permitted by the indenture; or

             (9) make any change in these amendment and waiver provisions.

     Notwithstanding the foregoing, Matria and the trustee may amend the indenture, the note guarantees or the notes without the consent of any holder, to cure any ambiguity, defect or inconsistency, to provide for uncertificated notes in addition to or in place of certificated notes, to provide for the assumption of

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

Matria's obligations to the holders in the case of a merger or acquisition, to release any Guarantor from any of its obligations under its note guarantee or the indenture (to the extent permitted by the indenture), to make any change that does not materially adversely affect the rights of any holder or, in the case of the indenture, to maintain the qualification of the indenture under the Trust Indenture Act.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of Matria will have any liability for any obligations of Matria under the notes or the indenture or of any Guarantor under its note guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes and the note guarantees.

CONCERNING THE TRUSTEE

     Wells Fargo Bank Minnesota, National Association, is the trustee under the indenture and has been appointed by Matria as registrar and paying agent with regard to the notes. The indenture contains certain limitations on the rights of the trustee, should it become a creditor of Matria, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the indenture), it must eliminate such conflict or resign.

     The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that, in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his or her own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder, unless such holder shall have offered to the trustee security and indemnity satisfactory to the trustee.

GOVERNING LAW

     The indenture, the notes and the note guarantees are governed by, and construed in accordance with, the laws of the State of New York.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Matria Healthcare, Inc., 1850 Parkway Place, 12th Floor, Marietta, Georgia, 30067, Attention:
General Counsel.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms.

     "acquired indebtedness" means (1) with respect to any person that becomes a restricted subsidiary after the issue date, indebtedness of such person and its subsidiaries existing at the time such person becomes a restricted subsidiary that was not incurred in connection with, or in contemplation of, such person becoming a restricted subsidiary and (2) with respect to Matria or any restricted subsidiary, any indebtedness of a person (other than Matria or a restricted subsidiary) existing at the time such person is merged with or into Matria or a restricted subsidiary, or indebtedness expressly assumed by Matria or any restricted subsidiary in connection with the acquisition of an asset or assets from another person, which indebtedness was not, in any case, incurred by such other person in connection with, or in contemplation of, such merger or acquisition.

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     "affiliate" of any person means any other person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent person. For purposes of the covenant described under "-- Certain Covenants -- Limitations on Transactions with Affiliates," affiliates shall be deemed to include, with respect to any person, any other person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the voting stock of the referent person, (2) of which 10% or more of the voting stock is beneficially owned or held, directly or indirectly, by the referenced person or (3) with respect to an individual, any immediate family member of such person. For purposes of this definition, "control" of a person shall mean the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     "amend" means to amend, supplement, restate, amend and restate or otherwise modify; and "amendment" shall have a correlative meaning.

     "asset" means any asset or property.

     "asset acquisition" means

          (1) an investment by Matria or any restricted subsidiary of Matria in any other person if, as a result of such investment, such person shall become a restricted subsidiary of Matria, or shall be merged with or into Matria or any restricted subsidiary of Matria, or

          (2) the acquisition by Matria or any restricted subsidiary of Matria of all or substantially all of the assets of any other person or any division or line of business of any other person.

     "asset sale" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by Matria or any restricted subsidiary to any person other than Matria or any restricted subsidiary (including by means of a sale and leaseback transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), in one transaction or a series of related transactions, of any assets (including equity interests) of Matria or any of its restricted subsidiaries other than in the ordinary course of business. For purposes of this definition, the term "asset sale" shall not include:

          (1) transfers of cash or cash equivalents;

          (2) transfers of assets (including equity interests) that are governed by, and made in accordance with, the provisions described under "-- Certain Covenants -- Limitations on Mergers, Consolidations, Etc.";

          (3) permitted investments and restricted payments permitted under the covenant described under "-- Certain Covenants -- Limitations on Restricted Payments";

          (4) the creation or realization of any permitted lien; and

          (5) any transfer or series of related transfers that, but for this clause, would be asset sales, if after giving effect to such transfers, the aggregate fair market value of the assets transferred in such transaction or any such series of related transactions does not exceed $1.0 million.

     "attributable indebtedness", when used with respect to any sale and leaseback transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to Matria's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of any capitalized lease included in any such sale and leaseback transaction.

     "bankruptcy law" means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

     "board of directors" means, with respect to any person, the board of directors or comparable governing body of such person.

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     "borrowing base" means, as of any date, an amount equal to:

          (1) 85% of the face amount of all accounts receivable owned by Matria and its restricted subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus

          (2) 50% of the net book value of all inventory owned by Matria and its restricted subsidiaries as of the end of the most recent fiscal quarter preceding such date,

in each case calculated on a consolidated basis and in accordance with GAAP.

     "business day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

     "capital expenditures" shall mean, with respect to any person, for any period, all expenditures by such Person which should be capitalized in accordance with GAAP during such period, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and, without duplication, the amount of all capitalized lease obligations incurred by such person during such period.

     "capitalized lease" means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

     "capitalized lease obligations" of any person means the obligations of such person to pay rent or other amounts under a capitalized lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "capital stock" of any person means (1) any and all shares or other equity interests (including common stock, preferred stock and partnership interests) in such person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such person.

     "cash equivalents" means:

          (1) marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof;

          (2) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a "B" rating by Thomson Financial BankWatch;

          (3) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not Matria or an affiliate of Matria, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's;

          (4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

          (5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses
     (1) through (4) above.

     "change of control" means the occurrence of any of the following events:

          (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have "beneficial ownership" of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of
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

     voting stock representing more than 50% of the voting power of the total outstanding voting stock of Matria;

          (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors (together with any new directors whose election to such board of directors or whose nomination for election by the stockholders of Matria was approved by a vote of the majority of the directors of Matria then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Matria;

          (3) (a) all or substantially all of the assets of Matria and the restricted subsidiaries taken as a whole are sold or otherwise transferred to any person or (b) Matria consolidates or merges with or into another person or any person consolidates or merges with or into Matria, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof persons owning voting stock representing in the aggregate 100% of the total voting power of the voting stock of Matria immediately prior to such consummation do not own voting stock representing a majority of the total voting power of the voting stock of Matria or the surviving or transferee person; or

          (4) Matria shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of Matria.

     "consolidated amortization expense" for any period means the amortization expense of Matria and the restricted subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "consolidated cash flow available for fixed charges" for any period means, without duplication, the sum of the amounts for such period of

          (1) consolidated net income, plus

          (2) in each case only to the extent (and in the same proportion) deducted in determining consolidated net income and with respect to the portion of consolidated net income attributable to any restricted subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to Matria by such restricted subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such restricted subsidiary or its stockholders,

             (a) consolidated income tax expense,

             (b) consolidated amortization expense (but only to the extent not included in consolidated interest expense),

             (c) consolidated depreciation expense,

             (d) consolidated interest expense, and

             (e) all other non-cash items reducing the consolidated net income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, in each case determined on a consolidated basis in accordance with GAAP, minus

          (3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased consolidated net income for such period.

     "consolidated depreciation expense" for any period means the depreciation expense of Matria and the restricted subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "consolidated fixed charge coverage ratio" means the ratio of consolidated cash flow available for fixed charges during the most recent four consecutive full fiscal quarters for which financial statements are available (the "four-quarter period") ending on or prior to the date of the transaction giving rise to the

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need to calculate the consolidated fixed charge coverage ratio (the "transaction date") to consolidated interest expense for the four-quarter period. For purposes of this definition, consolidated cash flow available for fixed charges and consolidated interest incurred shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1) the incurrence of any indebtedness or the issuance of any preferred stock of Matria or any restricted subsidiary (and the application of the proceeds thereof) and any repayment of other indebtedness or redemption of other preferred stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the four-quarter period or at any time subsequent to the last day of the four-quarter period and on or prior to the transaction date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the four-quarter period; and

          (2) any asset sale or asset acquisition (including, without limitation, any asset acquisition giving rise to the need to make such calculation as a result of Matria or any restricted subsidiary (including any person who becomes a restricted subsidiary as a result of such asset acquisition) incurring acquired indebtedness and also including any consolidated cash flow available for fixed charges (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such asset acquisition) occurring during the four-quarter period or at any time subsequent to the last day of the four-quarter period and on or prior to the transaction date, as if such asset sale or asset acquisition or other disposition (including the incurrence of, or assumption or liability for, any such indebtedness or acquired indebtedness) occurred on the first day of the four-quarter period.

     If Matria or any restricted subsidiary directly or indirectly guarantees indebtedness of a third person, the preceding sentence shall give effect to the incurrence of such guaranteed indebtedness as if Matria or such restricted subsidiary had directly incurred or otherwise assumed such guaranteed indebtedness.

     In calculating consolidated interest incurred for purposes of determining the denominator (but not the numerator) of the consolidated fixed charge coverage ratio:

          (1) interest on outstanding indebtedness determined on a fluctuating basis as of the transaction date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this indebtedness in effect on the transaction date;

          (2) if interest on any indebtedness actually incurred on the transaction date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the transaction date will be deemed to have been in effect during the four-quarter period; and

          (3) notwithstanding clause (1) or (2) above, interest on indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements with a term of at least one year after the transaction date relating to hedging obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

     "consolidated income tax expense" for any period means the provision for taxes of Matria and the restricted subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "consolidated indebtedness" means, as of any date, the total indebtedness of Matria and the restricted subsidiaries as of such date, determined on a consolidated basis.

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     "consolidated interest expense" for any period means the sum, without duplication, of the total interest expense of Matria and the restricted subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including without duplication,

          (1) imputed interest on capitalized lease obligations and attributable indebtedness,

          (2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings,

          (3) the net costs associated with hedging obligations,

          (4) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

          (5) the interest portion of any deferred payment obligations,

          (6) all other non-cash interest expense,

          (7) the product of (a) all dividend payments on any series of disqualified equity interests of Matria or any preferred stock of any restricted subsidiary (other than any such disqualified equity interests or any preferred stock held by Matria or a wholly-owned restricted subsidiary), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Matria and the restricted subsidiaries, expressed as a decimal,

          (8) all interest payable with respect to discontinued operations, and

          (9) all interest on any indebtedness of any other person guaranteed by Matria or any restricted subsidiary.

     "consolidated net income" for any period means the net income (or loss) of Matria and the restricted subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

          (1) the net income (or loss) of any person (other than a restricted subsidiary) in which any person other than Matria and the restricted subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by Matria or any of its restricted subsidiaries during such period;

          (2) except to the extent includible in the consolidated net income of Matria pursuant to the foregoing clause (1), the net income (or loss) of any person that accrued prior to the date that (a) such person becomes a restricted subsidiary or is merged into or consolidated with Matria or any restricted subsidiary or (b) the assets of such person are acquired by Matria or any restricted subsidiary;

          (3) the net income of any restricted subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such restricted subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that subsidiary during such period;

          (4) for the purposes of calculating the restricted payments basket only, in the case of a successor to Matria by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

          (5) other than for purposes of calculating the restricted payments basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by Matria or any restricted subsidiary upon (a) the acquisition of any

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     securities, or the extinguishment of any indebtedness, of Matria or any restricted subsidiary or (b) any asset sale by Matria or any restricted subsidiary; and

          (6) other than for purposes of calculating the restricted payments basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by Matria or any restricted subsidiary during such period.

     In addition, any return of capital with respect to an investment that increased the restricted payments basket pursuant to clause (3)(d) of the first paragraph under "-- Certain Covenants -- Limitations on Restricted Payments" or decreased the amount of investments outstanding pursuant to clause (12) of the definition of "permitted investments" shall be excluded from consolidated net income for purposes of calculating the restricted payments basket.

     "consolidated net worth" means, with respect to any person as of any date, the consolidated stockholders' equity of such person, determined on a consolidated basis in accordance with GAAP, less (without duplication)

          (1) any amounts thereof attributable to disqualified equity interests of such person or its subsidiaries or any amount attributable to unrestricted subsidiaries and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the issue date in the book value of any asset owned by such person or a subsidiary of such person.

     "consolidated tangible assets" means, as of any date, the total amount of assets of Matria and the restricted subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less intangible assets.

     "consolidated tangible net worth" means, with respect to any person as of any date, the consolidated net worth of such person as of such date less (without duplication) all intangible assets of such person as of such date.

     "coverage ratio exception" has the meaning set forth in the proviso in the first paragraph of the covenant described under "-- Certain
Covenants -- Limitations on Additional Indebtedness."

     "Credit Facility" means the $30 million senior credit facility entered into by Matria, as of July 9, 2001, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including hedging obligations related to the indebtedness incurred thereunder), and in each case as amended or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other indebtedness outstanding or available to be borrowed thereunder) all or any portion of the indebtedness under such agreements, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

     "custodian" means any receiver, trustee, assignee, liquidator or similar official under any bankruptcy law.

     "default" means (1) any event of default or (2) any event, act or condition that, after notice or the passage of time or both, would be an event of default.

     "designation" has the meaning given to this term in the covenant described under "-- Certain Covenants -- Limitations on Designation of Unrestricted Subsidiaries."

     "designation amount" has the meaning given to this term in the covenant described under "-- Certain Covenants -- Limitations on Designation of Unrestricted Subsidiaries."

     "disqualified equity interests" of any person means any equity interests of such person that, by their terms, or by the terms of any related agreement or of any security into which they are convertible, puttable or exchangeable, are, or upon the happening of any event or the passage of time would be, required to be

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redeemed by such person, whether or not at the option of the holder thereof, or mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the notes; provided, however, that any class of equity interests of such person that, by its terms, authorizes such person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of equity interests that are not disqualified equity interests, and that are not convertible, puttable or exchangeable for disqualified equity interests or indebtedness, will not be deemed to be disqualified equity interests so long as such person satisfies its obligations with respect thereto solely by the delivery of equity interests that are not disqualified equity interests; provided, further, however, that any equity interests that would not constitute disqualified equity interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such equity interests are convertible, exchangeable or exercisable) the right to require Matria to redeem such equity interests upon the occurrence of a change in control occurring prior to the final maturity date of the notes shall not constitute disqualified equity interests if the change in control provisions applicable to such equity interests are no more favorable to such holders than the provisions described under the caption "-- Change of Control" and such equity interests specifically provide that Matria will not redeem any such equity interests pursuant to such provisions prior to Matria's purchase of the notes as required pursuant to the provisions described under the caption
"-- Change of Control."

     "domestic subsidiary" means any restricted subsidiary organized under the laws of the United States or any state of the United States or the District of Columbia.

     "excess cash flow" for any person for any period means:

          (1) consolidated cash flow available for fixed charges of such person and its restricted subsidiaries for such period; plus

          (2) the amount, if any, by which net working capital of such person and its restricted subsidiaries decreased during such period; minus

          (3) consolidated interest expense of such person and its restricted subsidiaries for such period; minus

          (4) capital expenditures of such person and its restricted subsidiaries for such period; minus

          (5) cash expenditures for acquisitions of a permitted business made in such period (except to the extent financed with Indebtedness); minus

          (6) cash taxes paid by such person and its restricted subsidiaries for such period; minus

          (7) to the extent included in consolidated cash flow available for fixed charges for such period, proceeds from asset sales consummated during such period; minus

          (8) the amount, if any, by which net working capital of such person and its restricted subsidiaries increased during such period; and minus

          (9) the amount, if any, of net indebtedness outstanding at the end of such period under the Credit Facility.

     "equity interests" of any person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such person.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "fair market value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the
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transaction, as such price is determined in good faith by the board of directors of Matria or a duly authorized committee thereof, as evidenced by a resolution of such board or committee.

     "foreign subsidiary" means any restricted subsidiary that is not a domestic subsidiary.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the issue date.

     "guarantee" means a direct or indirect guarantee by any person of any indebtedness of any other person and includes any obligation, direct or indirect, contingent or otherwise, of such person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). "Guarantee," when used as a verb, and "guaranteed" have correlative meanings.

     "Guarantors" means each domestic subsidiary of Matria on the issue date, and each other person that is required to become a Guarantor by the terms of the indenture after the issue date, in each case, until such person is released from its note guarantee.

     "hedging obligations" of any person means the obligations of such person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

     "holder" means any registered holder, from time to time, of the notes.

     "incur" means, with respect to any indebtedness or obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such indebtedness or obligation; provided that (1) the indebtedness of a person existing at the time such person became a restricted subsidiary or at the time such person merged with or into Matria or a restricted subsidiary shall be deemed to have been incurred at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of indebtedness.

     "indebtedness" of any person at any date means, without duplication:

          (1) all liabilities, contingent or otherwise, of such person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof);

          (2) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all obligations of such person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

          (4) all obligations of such person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such person in the ordinary course of business in connection with obtaining goods, materials or services;

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          (5) the maximum fixed redemption or repurchase price of all disqualified equity interests of such person;

          (6) all capitalized lease obligations of such person;

          (7) all indebtedness of others secured by a lien on any asset of such person, whether or not such indebtedness is assumed by such person;

          (8) all indebtedness of others guaranteed by such person to the extent of such guarantee; provided that indebtedness of Matria or a restricted subsidiary that is guaranteed by Matria or another restricted subsidiary shall be counted only once in the calculation of the amount of indebtedness of Matria and its subsidiaries on a consolidated basis;

          (9) all attributable indebtedness;

          (10) to the extent not otherwise included in this definition, hedging obligations of such person;

          (11) all obligations of such person under conditional sale or other title retention agreements relating to assets purchased by such person; and

          (12) the liquidation value of preferred stock of a subsidiary of such person issued and outstanding and held by any person other than such person (or one of its wholly-owned restricted subsidiaries).

     The amount of indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the fair market value of any asset subject to a lien securing the indebtedness of others on the date that the lien attaches and (b) the amount of the indebtedness secured. For purposes of clause (5), the "maximum fixed redemption or repurchase price" of any disqualified equity interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such disqualified equity interests as if such disqualified equity interests were redeemed on any date on which an amount of indebtedness outstanding shall be required to be determined pursuant to the indenture.

     The indenture will not restrict any unrestricted subsidiary from incurring indebtedness nor will indebtedness of any unrestricted subsidiaries be included in the consolidated fixed charge coverage ratio or the ratio of consolidated indebtedness to consolidated tangible net worth hereunder, as long as the unrestricted subsidiary incurring such indebtedness remains an unrestricted subsidiary.

     "independent director" means a director of Matria who

          (1) is independent with respect to the transaction at issue;

          (2) does not have any material financial interest in Matria or any of its affiliates (other than as a result of holding securities of Matria); and

          (3) has not and whose affiliates or affiliated firm has not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, compensation, payment or other benefit, of any type or form, from Matria or any of its affiliates in excess of $60,000, other than customary directors' fees for serving on the board of directors of Matria or any affiliate and reimbursement of out-of-pocket expenses for attendance at Matria's or affiliate's board and board committee meetings.

     "independent financial advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of Matria's board of directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to Matria and its affiliates; provided, however, that the prior rendering of service to Matria or an affiliate of Matria shall not, by itself, disqualify the advisor.

     "Initial Purchasers" mean UBS Warburg LLC and First Union Securities, Inc.

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     "intangible assets" means, with respect to any person, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value (other than write-ups which occurred prior to the issue date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset to its fair market value in accordance with GAAP on the date of acquisition) and all other items which would be treated as intangibles on the consolidated balance sheet of such person prepared in accordance with GAAP.

     "interest" means, with respect to the notes, interest and liquidated damages, if any, on the notes.

     "investments" of any person means:

          (1) all direct or indirect investments by such person in any other person in the form of loans, advances or capital contributions or other credit extensions constituting indebtedness of such other person, and any guarantee of indebtedness of any other person;

          (2) all purchases (or other acquisitions for consideration) by such person of indebtedness, equity interests or other securities of any other person;

          (3) all other items that would be classified as investments on a balance sheet of such person prepared in accordance with GAAP; and

          (4) the designation of any subsidiary as an unrestricted subsidiary.

     Except as otherwise expressly specified in this definition, the amount of any investment (other than an investment made in cash) shall be the fair market value thereof on the date such investment is made. The amount of investment pursuant to clause (4) shall be the designation amount determined in accordance with the covenant described under "-- Certain Covenants -- Limitations on Designation of Unrestricted Subsidiaries." If Matria or any subsidiary sells or otherwise disposes of any equity interests of any direct or indirect subsidiary such that, after giving effect to any such sale or disposition, such person is no longer a subsidiary, Matria shall be deemed to have made an investment on the date of any such sale or other disposition equal to the fair market value of the equity interests of and all other investments in such subsidiary not sold or disposed of, which amount shall be determined by the board of directors of Matria. Notwithstanding the foregoing, redemptions of equity interests of Matria shall be deemed not to be investments.

     "issue date" means the date on which the notes are originally issued.

     "lien" means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

     "liquidated damages" has the meaning set forth in the registration rights agreement.

     "Moody's" means Moody's Investors Service, Inc., and its successors.

     "net available proceeds" means, with respect to any asset sale, the proceeds thereof in the form of cash or cash equivalents, net of

          (1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such asset sale;

          (2) provisions for taxes payable as a result of such asset sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

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

          (3) amounts required to be paid to any person (other than Matria or any restricted subsidiary) owning a beneficial interest in the assets subject to the asset sale or having a lien thereon;

          (4) payments of unassumed liabilities (not constituting indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such asset sale; and

          (5) appropriate amounts to be provided by Matria or any restricted subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such asset sale and retained by Matria or any restricted subsidiary, as the case may be, after such asset sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such asset sale, all as reflected in an officers' certificate delivered to the trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute net available proceeds.

     "net indebtedness" at the end of any period means the amount of indebtedness outstanding at the end of such period under the credit facility (if any), less cash and cash equivalents at the end of such period in excess of $15 million (provided that if net indebtedness shall be negative, then net indebtedness shall be deemed to be zero).

     "net working capital" means, at any date, (a) the consolidated current assets of Matria and its restricted subsidiaries as of such date (excluding cash and cash equivalents) minus (b) the consolidated current liabilities of Matria and its restricted subsidiaries as of such date (excluding current liabilities in respect of indebtedness). Net working capital at any date may be a positive or negative number. Net working capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

     "non-recourse indebtedness" with respect to any person means indebtedness of such person for which

          (1) the sole legal recourse for collection of principal and interest on such indebtedness is against the specific property identified in the instruments evidencing or securing such indebtedness and such property was acquired with the proceeds of such indebtedness or such indebtedness was incurred within 90 days after the acquisition of such property and

          (2) no other assets of such person may be realized upon in collection of principal or interest on such indebtedness.

     "obligation" means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any indebtedness.

     "officer" means any of the following of Matria: the Chairman of the board of directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

     "officers' certificate" means a certificate signed by two officers.

     "pari passu indebtedness" means any indebtedness of Matria or any Guarantor that ranks pari passu as to payment with the notes or the note guarantees, as applicable.

     "permitted business" means the businesses engaged in by Matria and its subsidiaries on the issue date as described in this offering memorandum and businesses that are reasonably related thereto or reasonable extensions thereof within the health care industry.

     "permitted investment" means:

          (1) investments by Matria or any restricted subsidiary in (a) any restricted subsidiary or (b) in any person that is or will become immediately after such investment a restricted subsidiary or that will merge or consolidate into Matria or a restricted subsidiary;

          (2) investments in Matria by any restricted subsidiary;

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

          (3) loans and advances to directors, employees and officers of Matria and the restricted subsidiaries for bona fide business purposes and to purchase equity interests of Matria not in excess of $2.0 million at any one time outstanding;

          (4) hedging obligations incurred pursuant to clause (4) of the second paragraph under the covenant described under "-- Certain
     Covenants -- Limitations on Additional Indebtedness";

          (5) cash equivalents;

          (6) receivables owing to Matria or any restricted subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Matria or any such restricted subsidiary deems reasonable under the circumstances;

          (7) investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (8) investments made by Matria or any restricted subsidiary as a result of consideration received in connection with an asset sale made in compliance with the covenant described under "-- Certain
     Covenants -- Limitations on Asset Sales";

          (9) lease, utility and other similar deposits in the ordinary course of business;

          (10) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Matria or any restricted subsidiary or in satisfaction of judgments;

          (11) investments in existence on the issue date; and

          (12) other investments in an aggregate amount not to exceed $5.0 million at any one time outstanding (with each investment being valued as of the date made and without regard to subsequent changes in value).

     The amount of investments outstanding at any time pursuant to clause (12) above shall be deemed to be reduced:

          (a) upon the disposition or repayment of or return on any investment made pursuant to clause (12) above, by an amount equal to the return of capital with respect to such investment to Matria or any restricted subsidiary (to the extent not included in the computation of consolidated net income), less the cost of the disposition of such investment and net of taxes; and

          (b) upon a redesignation of an unrestricted subsidiary as a restricted subsidiary, by an amount equal to the lesser of (x) the fair market value of Matria's proportionate interest in such subsidiary immediately following such redesignation, and (y) the aggregate amount of investments in such subsidiary that increased (and did not previously decrease) the amount of investments outstanding pursuant to clause (12) above.

     "permitted liens" means the following types of liens:

          (1) (a) statutory liens of landlords and liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other liens imposed by law incurred in the ordinary course of business and

             (b) liens for taxes, assessments or governmental charges or claims, in either case, for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (2) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government

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

     contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (3) liens upon specific items of inventory or other goods and proceeds of any person securing such person's obligations in respect of bankers' acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (4) liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

          (5) liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Matria or any restricted subsidiary, including rights of offset and setoff;

          (6) bankers' liens, rights of setoff and other similar liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by Matria or any restricted subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such liens secure (either directly or indirectly) the repayment of any indebtedness;

          (7) leases or subleases (or any liens related thereto) granted to others that do not materially interfere with the ordinary course of business of Matria or any restricted subsidiary;

          (8) liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (9) liens securing all of the notes and liens securing any note guarantee;

          (10) liens existing on the issue date securing indebtedness outstanding on the issue date and liens securing refinancing indebtedness with respect to indebtedness incurred pursuant to clause (2) of the definition of "permitted indebtedness;"

          (11) liens in favor of Matria or a Guarantor;

          (12) liens securing indebtedness of up to $35.0 million incurred pursuant to clause (1) of "-- Limitations on Additional Indebtedness;"

          (13) liens securing non-recourse indebtedness of Matria or any restricted subsidiary permitted to be incurred under the indenture; provided, that such liens apply only to the property financed out of the net proceeds of such non-recourse indebtedness within 90 days after the incurrence of such non-recourse indebtedness;

          (14) liens securing purchase money indebtedness permitted to be incurred under the indenture; provided that such liens apply only to the property acquired, constructed or improved with the proceeds of such purchase money indebtedness within 90 days after the incurrence of such purchase money indebtedness;

          (15) liens securing acquired indebtedness permitted to be incurred under the indenture; provided that the liens do not extend to assets not subject to such lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such acquired indebtedness prior to the incurrence of such acquired indebtedness by Matria or a restricted subsidiary;

          (16) liens on assets of a person existing at the time such person is acquired or merged with or into or consolidated with Matria or any such restricted subsidiary (and not created in anticipation or contemplation thereof);

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          (17) liens to secure attributable indebtedness permitted to be incurred under the indenture; provided that any such lien shall not extend to or cover any assets of Matria or any restricted subsidiary other than the assets which are the subject of the sale and leaseback transaction in which the attributable indebtedness is incurred;

          (18) attachment or judgment liens not giving rise to a default and which are being contested in good faith by appropriate proceedings;

          (19) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary course of business of Matria and its subsidiaries;

          (20) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of Matria and its subsidiaries or the value of such real property for the purpose of such business;

          (21) any option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under the indenture; and

          (22) liens incurred in the ordinary course of business of Matria or any restricted subsidiary with respect to obligations that do not exceed $5.0 million at any one time outstanding.

     "permitted unrestricted subsidiary debt" means indebtedness of an unrestricted subsidiary:

          (1) as to which neither Matria nor any restricted subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an unrestricted subsidiary) would permit upon notice, lapse of time or both any holder of any other indebtedness (other than the notes) of Matria or any restricted subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the equity interests or assets of Matria or any restricted subsidiary.

     "person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

     "plan of liquidation" with respect to any person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such person to creditors and holders of equity interests of such person.

     "preferred stock" means, with respect to any person, any and all preferred or preference stock or other equity interests (however designated) of such person whether now outstanding or issued after the issue date.

     "principal" means, with respect to the notes, the principal of, and premium, if any, on the notes.

     "purchase money indebtedness" means indebtedness, including capitalized lease obligations, of Matria or any restricted subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of Matria or any restricted subsidiary or the cost of installation, construction or improvement thereof; provided, however , that (1) the amount of such indebtedness shall not exceed such purchase price or cost, (2) such indebtedness shall not be secured by
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

any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and (3) such indebtedness shall be incurred within 90 days after such acquisition of such asset by Matria or such restricted subsidiary or such installation, construction or improvement.

     "qualified equity interests" means equity interests of Matria other than disqualified equity interests; provided that such equity interests shall not be deemed qualified equity interests to the extent sold or owed to a subsidiary of Matria or financed, directly or indirectly, using funds (1) borrowed from Matria or any subsidiary of Matria until and to the extent such borrowing is repaid or
(2) contributed, extended, guaranteed or advanced by Matria or any subsidiary of Matria (including, without limitation, in respect of any employee stock ownership or benefit plan).

     "qualified equity offering" means the issuance and sale of qualified equity interests of Matria to persons other than any person who is not, prior to such issuance and sale, an affiliate of Matria.

     "redeem" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "redemption" shall have a correlative meaning.

     "redesignation" has the meaning given to such term in the covenant described under "-- Certain Covenants -- Limitations on Designation of Unrestricted Subsidiaries."

     "refinance" means to refinance, repay, prepay, replace, renew or refund.

     "refinancing indebtedness" means indebtedness of Matria or a restricted subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, or constituting an amendment of, any indebtedness of Matria or any restricted subsidiary (the "refinanced indebtedness") in a principal amount not in excess of the principal amount of the refinanced indebtedness so repaid or amended (plus the amount of any premium paid and the amount of reasonable expenses incurred by Matria or any restricted subsidiary in connection with such repayment or amendment) (or, if such refinancing indebtedness refinances indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that:

          (1) if the refinanced indebtedness was subordinated to or pari passu with the notes or the note guarantees, as the case may be, then such refinancing indebtedness, by its terms, is expressly pari passu with (in the case of refinanced indebtedness that was pari passu with) or subordinate in right of payment to (in the case of refinanced indebtedness that was subordinated to) the notes or the note guarantees, as the case may be, at least to the same extent as the refinanced indebtedness;

          (2) the refinancing indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the notes;

          (3) the portion, if any, of the refinancing indebtedness that is scheduled to mature on or prior to the maturity date of the notes has a weighted average life to maturity at the time such refinancing indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the refinanced indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the notes; and

          (4) the refinancing indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid, extended or amended is secured.

     "registration rights agreement" means the registration rights agreement dated as of the issue date among Matria, the Guarantors and the Initial Purchasers.

     "restricted payment" means any of the following:

          (1) the declaration or payment of any dividend or any other distribution on equity interests of Matria or any restricted subsidiary or any payment made to the direct or indirect holders (in their

                                        74
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     capacities as such) of equity interests of Matria or any restricted subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving Matria, but excluding (a) dividends or distributions payable solely in qualified equity interests and (b) in the case of restricted subsidiaries, dividends or distributions payable to Matria or to a restricted subsidiary and pro rata dividends or distributions payable to minority stockholders of any restricted subsidiary;

          (2) the redemption of any equity interests of Matria or any restricted subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving Matria, but excluding any such equity interests held by Matria or any restricted subsidiary;

          (3) any investment other than a permitted investment; or

          (4) any redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of subordinated indebtedness.

     "restricted payments basket" has the meaning given to such term in the first paragraph of the covenant described under "-- Certain
Covenants -- Limitations on Restricted Payments."

     "restricted subsidiary" means any subsidiary of Matria other than an unrestricted subsidiary.

     "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

     "sale and leaseback transaction" means, with respect to any person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such person of any asset of such person which has been or is being sold or transferred by such person to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

     "SEC" means the U.S. Securities and Exchange Commission.

     "secretary's certificate" means a certificate signed by the Secretary of Matria.

     "Securities Act" means the U.S. Securities Act of 1933, as amended.

     "significant subsidiary" means (1) any restricted subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the issue date and (2) any restricted subsidiary that, when aggregated with all other restricted subsidiaries that are not otherwise significant subsidiaries and as to which any event described in clause (7) or (8) under "-- Events of Default" has occurred and is continuing, would constitute a significant subsidiary under clause (1) of this definition.

     "subordinated indebtedness" means indebtedness of Matria or any Guarantor that is subordinated in right of payment to the notes or the note guarantees, respectively.

     "subsidiary" means, with respect to any person:

          (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors thereof are at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such person or a subsidiary of such person or
     (b) the only general partners of which are such person or one or more subsidiaries of such person (or any combination thereof).

     Unless otherwise specified, "subsidiary" refers to a subsidiary of Matria.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

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

     "unrestricted subsidiary" means (1) any subsidiary that at the time of determination shall be designated an unrestricted subsidiary by the board of directors of Matria in accordance with the covenant described under "-- Certain Covenants -- Limitations on Designation of Unrestricted Subsidiaries" and (2) any subsidiary of an unrestricted subsidiary.

     "U.S. Government obligations" means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "voting stock" with respect to any person, means securities of any class of equity interests of such person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the board of directors of such person.

     "weighted average life to maturity" when applied to any indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such indebtedness.

     "wholly-owned restricted subsidiary" means a restricted subsidiary of which 100% of the equity interests (except for directors' qualifying shares or certain minority interests owned by other persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by Matria or through one or more wholly-owned restricted subsidiaries.

                     BOOK-ENTRY, DELIVERY AND FORM OF NOTES

     The notes will be represented by one or more global notes in definitive form. The global notes will be deposited on the issue date with, or on behalf of, the Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the "global note holder"). The global notes will be subject to certain restrictions on transfer and will bear the legend regarding these restrictions set forth under the heading "Notice to Investors." DTC will maintain the notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities.

     DTC has advised the Company as follows:

     DTC is a limited-purpose trust company that was created to hold securities for its participating organizations, including the Euroclear System and Clearstream Banking, Societe Anonyme, Luxembourg (collectively, the "Participants" or the "Depositary's Participants"), and to facilitate the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Depositary's Participants or the Depositary's Indirect Participants. Pursuant to procedures established by DTC, ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depositary's Participants) and the records of the Depositary's Participants (with respect to the interests of the Depositary's Indirect Participants).

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Notes will be limited to such extent.

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

     So long as the global note holder is the registered owner of any notes, the global note holder will be considered the sole holder of outstanding notes represented by such global notes under the indenture. Except as provided below, owners of notes will not be entitled to have notes registered in their names and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any directions, instructions, or approvals to the trustee thereunder. None of Matria, the Guarantors or the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

     Payments in respect of the principal of, premium, if any, and interest on any notes registered in the name of a global note holder on the applicable record date will be payable by the trustee to or at the direction of such global note holder in its capacity as the registered holder under the indenture. Under the terms of the indenture, Matria and the trustee may treat the persons in whose names any notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither Matria nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of notes (including principal, premium, if any, and interest). Matria believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

     Subject to certain conditions, any person having a beneficial interest in the global notes may, upon request to the trustee and confirmation of such beneficial interest by the Depositary or its Participants or Indirect Participants, exchange such beneficial interest for notes in definitive form. Upon any such issuance, the trustee is required to register such notes in the name of and cause the same to be delivered to, such person or persons (or the nominee of any thereof). Such notes would be issued in fully registered form and would be subject to the legal requirements described in this offering memorandum under the caption "Notice to Investors." In addition, if (1) Matria notifies the trustee in writing that DTC is no longer willing or able to act as a depositary and Matria is unable to locate a qualified successor within 90 days or (2) Matria, at its option, notifies the trustee in writing that it elects to cause the issuance of notes in definitive form under the indenture, then, upon surrender by the relevant global note holder of its global note, notes in such form will be issued to each person that such global note holder and DTC identifies as being the beneficial owner of the related notes.

     Neither Matria nor the trustee will be liable for any delay by the global note holder or DTC in identifying the beneficial owners of notes and Matria and the trustee may conclusively rely on, and will be protected in relying on, instructions from the global note holder or DTC for all purposes.

     The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that Matria believes to be reliable, but Matria takes no responsibility for the accuracy thereof.

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

                              REGISTRATION RIGHTS

     The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the proposed form of registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of the notes.

     Matria, the Guarantors and the Initial Purchasers entered into the registration rights agreement in connection with the private offering of the old notes. Pursuant to the registration rights agreement, Matria and the Guarantors agreed to file with the SEC the exchange offer registration statement on the appropriate form under the Securities Act with respect to the exchange notes. Pursuant to the registration rights agreement, Matria and the Guarantors are offering to holders of transfer restricted securities who are able to make certain representations the opportunity to exchange their transfer restricted securities for exchange notes.

     If:

          (1) Matria and the Guarantors are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

          (2) for any reason the exchange offer is not consummated within 150 days after the closing date of the private offering of the old notes; or

          (3) any holder of transfer restricted securities notifies Matria within 20 business days following the consummation deadline that:

             (a) it was prohibited by law or SEC policy from participating in the exchange offer; or

             (b) that it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

             (c) that it is a broker-dealer and owns old notes acquired directly from Matria or an affiliate of Matria,

then, Matria and the Guarantors will file with the SEC a shelf registration statement to cover resales of the old notes by the holders of the old notes who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

     For purposes of the preceding, "transfer restricted securities" means:

     - each old note, until the earliest to occur of

          (i) the date on which such old note is exchanged in the exchange offer for an exchange note which is permitted to be resold to the public by its holder without complying with the prospectus delivery requirements of the Securities Act,

          (ii) the date on which such old note has been disposed of in accordance with a shelf registration statement (and the purchasers thereof have been issued exchange notes), or

          (iii) the date on which such old note is distributed to the public pursuant to Rule 144 under the Securities Act; and

     - each exchange note held by a broker-dealer until the date on which such exchange note is disposed of by a broker-dealer pursuant to the "Plan of Distribution" section herein.

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

     The registration rights agreement provides that:

          (1) unless the exchange offer would not be permitted by applicable law or SEC policy, Matria and the Guarantors will

             (a) commence the exchange offer; and

             (b) use commercially reasonable efforts to issue on or prior to 150 days after the date on which the old notes were issued, exchange notes in exchange for all old notes tendered prior thereto in the exchange offer; and

          (2) if obligated to file the shelf registration statement, Matria and the Guarantors will use commercially reasonable efforts to file the shelf registration statement with the SEC on or prior to 45 days after such filing obligation arises and use commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC on or prior to 90 days after such obligation arises.

     If:

          (1) Matria and the Guarantors fail to file any one of the registration statements required by the registration rights agreement on or before the date specified for such filing; or

          (2) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "effectiveness target date"); or

          (3) Matria and the Guarantors fail to consummate the exchange offer within 150 days after the date on which the old notes were issued; or

          (4) any one of the required shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable for its intended purpose without being succeeded immediately by a post-effective amendment that cures such failure and that is itself declared effective immediately in connection with resales of transfer restricted securities during the periods specified in the registration rights agreement

(each such event referred to in clauses (1) through (4) above, a "registration default"), then Matria and the Guarantors will pay liquidated damages to each holder of transfer restricted securities affected thereby, with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to 0.25% per annum. The amount of the liquidated damages will increase by an additional 0.25% per annum for each subsequent 90-day period until such registration default is cured, up to a maximum aggregate amount of liquidated damages of 1.00% per annum with respect to all registration defaults. The liquidated damages will cease accruing on such old notes when the registration default has been cured.

     All accrued liquidated damages will be paid by Matria and the Guarantors on each interest payment date in the same manner as interest is paid on the old notes.

     Following the cure of all registration defaults, the accrual of liquidated damages will cease.

     As described elsewhere in this prospectus, holders of old notes are required to make certain representations to Matria in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with any shelf registration statement within the time period set forth in the registration rights agreement in order to have their old notes included in any shelf registration statement and benefit from the provisions regarding liquidated damages set forth above. By acquiring transfer restricted securities, a holder will be deemed to have agreed to indemnify Matria and the Guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement. Holders of old notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from Matria.

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

                MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of the material U.S. federal income tax consequences of the exchange, as well as the ownership and disposition of the exchange notes. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly on a retroactive basis.

     This discussion applies only to holders that hold notes as capital assets and that acquired the old notes upon original issuance at their "issue price" as defined in Section 1273 of the Code. This discussion is for general information only and does not address all of the U.S. federal income tax consequences that may be important to particular holders in light of their individual circumstances. Such holders may include banks and other financial institutions, insurance companies, individual retirement and other tax-deferred accounts, tax-exempt entities, dealers in securities, certain former citizens or former long-term residents of the United States, hybrid entities, persons holding the notes as part of a hedging or conversion transaction or a straddle or U.S. holders that have a functional currency other than the U.S. dollar. In addition, this discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to a particular beneficial owner.

     As used herein, the term "U.S. holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any State thereof, including the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if both (A) a United States court is able to exercise primary supervision over the administration of the trust, and (B) one or more United States persons have the authority to control all substantial decisions of the trust. As used herein, the term "non-U.S. holder" means a beneficial owner of a note that is not a U.S. holder.

     THE FOLLOWING DISCUSSION IS INTENDED FOR GENERAL INFORMATION PURPOSES AND IS NOT TAX ADVICE. ACCORDINGLY, HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR U.S. FEDERAL INCOME AND OTHER TAX CONSEQUENCES TO THEM OF THE EXCHANGE AND THE OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES AS WELL AS ANY TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN TAX LAWS, AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE

     The exchange of old notes for the exchange notes in the exchange offer will not be treated as an "exchange" for federal income tax purposes because the exchange notes do not differ materially in kind or extent from the old notes.
Accordingly:

     - holders will not recognize taxable gain or loss upon the receipt of the exchange notes in exchange for old notes in the exchange offer;

     - the holding period for an exchange note received in the exchange offer will include the holding period of the old note surrendered in exchange therefor; and

     - the adjusted tax basis of an exchange note immediately after the exchange will be the same as the adjusted tax basis of the old note surrendered in exchange therefor.

U.S. FEDERAL INCOME TAXATION OF U.S. HOLDERS

     Stated Interest. In general, stated interest on an exchange note will be taxable to an exchange U.S. holder as ordinary income at the time it accrues or is actually or constructively received, in accordance with the U.S. holder's method of accounting for federal income tax purposes. As a general rule, a U.S. holder of an exchange note using the accrual method of tax accounting is required to include stated interest on such note in gross income as such interest accrues. A U.S. holder using the cash method of tax

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

accounting must include stated interest on such exchange note in gross income when cash payments of such interest are actually (or constructively) received by such U.S. holder.

     Original Issue Discount. Since the exchange notes will be considered as having been issued with "original issue discount" ("OID"), U.S. holders generally will include OID in gross income in advance of the receipt of cash attributable to that income, regardless of whether they use the cash or accrual method of tax accounting. The Company will furnish to the Internal Revenue Service (the "IRS") and to record U.S. holders of the exchange notes information with respect to OID, if any, accruing during the calendar year (as well as interest paid during that year).

     The amount of OID includible in gross income for a taxable year by a U.S. holder of an exchange note is the sum of the "daily portions" of OID for each day of the taxable year during which the U.S. holder holds the exchange note. The daily portions of OID required to be included in a U.S. holder's gross income in a taxable year are determined under a constant yield method by allocating to each day during the taxable year on which the U.S. holder holds the exchange note a pro rata portion of the OID on the note that is attributable to the "accrual period" in which such day is included. For this purpose, the term "accrual period" means an interval of time of one year or less; provided that each scheduled payment of principal or interest occurs either on the final day of an accrual period or the first day of an accrual period. The amount of the OID attributable to each accrual period is an amount equal to the excess, if any, of (a) the product of the exchange note's "adjusted issue price" at the beginning of the accrual period, and its "yield to maturity" (the discount rate which, when used in computing the present value of all principal and interest payments to be made under the exchange note, produces an amount equal to the exchange note's issue price) over (b) the sum of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period.

     The "adjusted issue price" of the exchange note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price at the beginning of any other accrual period will be (a) the sum of the exchange note's issue price, and the aggregate amount of OID that accrued for all prior accrual periods, less (b) any payments made on the exchange note (other than qualified stated interest), if any, on or before the first day of the accrual period.

     Dispositions. Upon the sale or other disposition of an exchange note, a U.S. holder generally will recognize taxable gain or loss unless a non-recognition provision of the Code applies. The amount of such gain or loss is equal to the difference between (1) the sum of cash and the fair market value of other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest which will be taxable as ordinary income), and (2) such U.S. holder's adjusted tax basis in the exchange note. A U.S. holder's adjusted tax basis in an exchange note generally will equal the cost of the exchange note to the U.S. holder, increased by the amount of OID, if any, previously included in income by the U.S. holder with respect to the note and reduced by the amount of payments (other than payments of stated interest) previously received by the U.S. holder of the exchange note. Provided that the exchange note is a capital asset in the hands of the U.S. holder, such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the exchange note was held for more than one year on the date of disposition.

U.S. FEDERAL TAXATION OF NON-U.S. HOLDERS

     The discussion set forth below is a summary of certain U.S. federal income and withholding tax considerations that may be relevant to a non-U.S. holder of exchange notes.

     If a non-U.S. holder is engaged in a trade or business in the United States and interest on the exchange note (including OID) is effectively connected with the conduct of such trade or business, such non-U.S. holder generally will be subject to U.S. federal income tax on such interest and OID in the same manner as if it were a U.S. holder. In addition, if such non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (subject to adjustment) for that taxable year unless it qualifies for a lower rate under an applicable income tax treaty.
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

     If the interest income on the exchange note is not effectively connected with the conduct of a United States trade or business, then a non-U.S. holder generally will not be subject to U.S. federal withholding tax in respect of payments of interest on the exchange note or in respect of payments attributable to accrued OID, if the non-U.S. holder qualifies for the "portfolio interest exception." A non-U.S. holder generally will qualify for the portfolio interest exception if:

     - the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock,

     - the non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership, and

     - the non-U.S. holder is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of business.

     If the interest income (including any OID) of a non-U.S. holder is not effectively connected with the conduct of a United States trade or business, and does not qualify for the portfolio interest exception, it will be subject to United States federal withholding tax at a 30% rate unless the holder establishes it is entitled to an exemption or a reduced rate of tax pursuant to a treaty between the United States and the non-U.S. holder's country of residence.

     To claim the benefit of a tax treaty or an exemption from withholding either because the income is effectively connected to a U.S. trade or business or under the portfolio interest exception, the non-U.S. holder must provide a properly executed Internal Revenue Service ("IRS") Form W-8BEN, W-8IMY or W-8ECI, as applicable, prior to the payment of the interest. These forms must be periodically updated. The United States Treasury Department issued new tax regulations that took effect on January 1, 2001 relating to the withholding of payments made to foreign persons. non-U.S. holders are advised to consult their tax advisors to ensure compliance with the new rules.

     Any capital gain realized upon a sale, exchange, redemption, or other disposition of an exchange note by a non-U.S. holder generally will not be subject to U.S. federal income tax unless (i) such gain is effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder, or (ii) in the case of an individual, such non-U.S. holder is present in the United States for 183 days or more in the taxable year of the sale, exchange, redemption, or other disposition and certain other conditions are satisfied.

     Exchange notes held at the time of death, or previously transferred subject to certain retained rights or powers, by an individual who at the time of death is not a citizen or resident of the United States will not be included in such holder's gross estate for U.S. federal estate tax purposes, provided that the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and the income on the notes is not effectively connected with the conduct of a U.S. trade or business of the individual.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Generally, a backup withholding tax and information reporting applies to payments of interest (including OID) or proceeds of the sale or other disposition of the exchange notes with respect to certain non-corporate U.S. Holders. Backup withholding and information reporting will apply to a payment of principal or interest (including OID) to, or the proceeds of the sale of the exchange notes by, a U.S. holder that (i) fails to provide a taxpayer identification number, certified under penalties of perjury, as well as certain other information to the payer, (ii) fails to provides certain other required information, or (iii) is not otherwise exempt from backup withholding and information reporting. Any amount withheld under the backup withholding rules will be allowed as a refund or a credit against such U.S. holder's federal income tax liability upon furnishing the required information to the IRS.

     Backup withholding generally will not apply to payments of interest (including OID) or principal to a non-U.S. holder made by us or our paying agent (absent actual knowledge that the holder is actually a

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

U.S. holder), or to payments made on the sale, exchange or other disposition of an exchange note (absent actual knowledge that the holder is actually a U.S. holder) if the holder properly certifies its non-U.S. status, under penalties of perjury or otherwise establishes an exemption. Recently promulgated Treasury regulations provide certain presumptions under which a non-U.S. holder will be subject to backup withholding and information reporting unless it certifies its non-U.S. status or otherwise establishes an exemption. In addition, the Treasury regulations also provide certain rules for backup withholding and information reporting if the payments to a non-U.S. holder are effected through a U.S. office or a foreign office outside the United States.

     Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding in their particular situations, the availability of an exemption from such requirements and the procedure for obtaining an exemption. A non-U.S. holder may obtain a refund or a credit against its United States federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the IRS.

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                              PLAN OF DISTRIBUTION

     Any broker-dealer who holds old notes that were acquired for its account as a result of market-making activities or other trading activities (other than old notes acquired directly from us or any of our affiliates) may participate in the exchange offer. Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, until December 6, 2002, or until all transfer restricted securities covered by the exchange offer registration statement have been sold, whichever period is shorter, we will make this prospectus, as it may be amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of exchange notes by participating broker-dealers.

     Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions

     - in the over-the-counter market,

     - in negotiated transactions,

     - through the writing of options on the exchange notes or

     - a combination of such methods of resale,

     - at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

     Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer or the purchasers of any such exchange notes.

     Any participating broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Up until December 6, 2002, or until all transfer restricted securities covered by the exchange offer registration statement have been sold, whichever is earlier, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the old notes, other than commissions and concessions of any participating broker-dealer and will indemnify the holders of the old notes, including any participating broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Troutman Sanders LLP, Atlanta, Georgia, and Roberta L. McCaw, Vice President and General Counsel of Matria Healthcare, Inc., will pass upon the validity of the notes offered by this prospectus. As of June 30, 2001, Carl E. Sanders, a partner and Chairman of Troutman Sanders LLP and one of our directors, beneficially owns 6,125 shares of our common stock and options exercisable within 60 days to purchase 13,750 shares of our common stock.

                                    EXPERTS

     The consolidated financial statements of Matria Healthcare, Inc. and its subsidiaries as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                            MATRIA HEALTHCARE, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
CONSOLIDATED FINANCIAL STATEMENTS
Independent Auditors' Report................................   F-2
Consolidated Balance Sheets as of December 31, 2000 and
  1999......................................................   F-3
Consolidated Statements of Operations for the years ended
  December 31, 2000, 1999 and 1998..........................   F-4
Consolidated Statements of Common Shareholders' Equity and
  Comprehensive Earnings for the years ended December 31,
  2000, 1999 and 1998.......................................   F-5
Consolidated Statements of Cash Flows for the years ended
  December 31, 2000, 1999 and 1998..........................   F-6
Notes to Consolidated Financial Statements..................   F-7

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Matria Healthcare, Inc.:

We have audited the accompanying consolidated balance sheets of Matria Healthcare, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, common shareholders' equity and comprehensive earnings, and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Matria Healthcare, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

                                             KPMG LLP

Atlanta, Georgia
February 15, 2001,
except as to Note 19,
which is as of July 9, 2001

                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                  2000              1999
                                                              ------------      ------------
                                                              (AMOUNTS IN THOUSANDS, EXCEPT
                                                                    PER SHARE AMOUNTS)
ASSETS
Current assets:
  Cash and cash equivalents.................................   $   3,915         $   9,548
  Short-term investments (notes 2 and 17)...................         130             8,243
  Trade accounts receivable, less allowances of $6,937 and
    $11,963 at December 31, 2000 and 1999, respectively
    (note 5)................................................      39,969            41,651
  Other receivables (note 16)...............................      27,608             7,312
  Assets of discontinued operations (note 16)...............          --            15,831
  Inventories (note 5)......................................      17,035            10,310
  Deferred income taxes (note 7)............................       3,182             5,122
  Prepaid expenses..........................................       2,011             1,924
                                                               ---------         ---------
         Total current assets...............................      93,850            99,941
Property and equipment, net (notes 4 and 5).................      15,644            13,418
Intangible assets, net (notes 1 and 2)......................     119,486           128,724
Deferred income taxes (note 7)..............................      27,315            31,603
Cash surrender value of life insurance (note 10)............      10,813            10,803
Other assets................................................       1,185             1,224
                                                               ---------         ---------
                                                               $ 268,293         $ 285,713
                                                               =========         =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt (notes 5 and 12)...   $  11,815         $  10,362
  Accounts payable, principally trade.......................      21,734            18,826
  Accrued liabilities (notes 6, 11 and 16)..................       8,698            12,349
                                                               ---------         ---------
         Total current liabilities..........................      42,247            41,537
Long-term debt, excluding current installments (notes 2, 5
  and 12)...................................................      76,996            91,090
Accrued benefit costs (note 10).............................       5,052             8,030
Other long-term liabilities (note 11).......................       3,702             4,807
                                                               ---------         ---------
         Total liabilities..................................     127,997           145,464
                                                               ---------         ---------
Redeemable preferred stock, $.01 par value. Authorized
  50,000 shares (note 9):
  Series A convertible: issued and outstanding -- 10 shares
    at December 31, 2000 and 1999; redemption value of
    $10,000.................................................      10,000            10,000
  Series B: issued and outstanding -- 35 shares at December
    31, 2000 and 1999; redemption value of $35,000..........      31,446            31,005
                                                               ---------         ---------
         Total redeemable preferred stock...................      41,446            41,005
                                                               ---------         ---------
Common shareholders' equity (note 8):
  Common stock, $.01 par value. Authorized 25,000 shares;
    issued and outstanding -- 8,777 and 9,193 at December
    31, 2000 and 1999, respectively.........................          88                92
  Additional paid-in capital................................     288,900           293,486
  Accumulated deficit.......................................    (186,082)         (196,576)
  Accumulated other comprehensive earnings (loss), net of
    income taxes............................................        (521)            5,777
  Notes receivable and accrued interest from shareholder....      (3,535)           (3,535)
                                                               ---------         ---------
         Total common shareholders' equity..................      98,850            99,244
                                                               ---------         ---------
Commitments and contingencies (notes 10, 12 and 13).........
                                                               $ 268,293         $ 285,713
                                                               =========         =========

See accompanying notes to consolidated financial statements.

                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   YEARS ENDED DECEMBER 31,
                                                              ----------------------------------
                                                                2000        1999         1998
                                                              ---------   ---------   ----------
                                                              (Amounts in thousands, except per
                                                                        share amounts)
Revenues....................................................  $225,767    $231,739    $ 128,572
Cost of revenues............................................   116,179     118,305       51,278
Selling and administrative expenses.........................    68,468      73,653       60,613
Provision for doubtful accounts.............................     7,043       7,193        6,342
Amortization of intangible assets...........................     9,803       9,439       27,700
Restructuring charges (note 11).............................     1,599       4,241           --
Asset impairment charges (note 3)...........................        --          --       82,885
                                                              --------    --------    ---------
  Operating earnings (loss) from continuing operations......    22,675      18,908     (100,246)
Interest income.............................................       444         474          475
Interest expense............................................    (8,600)     (8,185)      (1,083)
Other income, net (note 17).................................     8,275      16,169          448
                                                              --------    --------    ---------
  Earnings (loss) from continuing operations before income
    taxes...................................................    22,794      27,366     (100,406)
Income tax benefit (expense) (note 7).......................    (9,100)      4,000           --
                                                              --------    --------    ---------
  Earnings (loss) from continuing operations................    13,694      31,366     (100,406)
Earnings (loss) from discontinued operations, net of income
  taxes (note 16)...........................................        --       2,640       (1,136)
                                                              --------    --------    ---------
  Net earnings (loss).......................................    13,694      34,006     (101,542)
Redeemable preferred stock dividends........................    (3,200)     (3,049)          --
Accretion of Series B redeemable preferred stock............      (441)       (420)          --
                                                              --------    --------    ---------
  Net earnings (loss) available to common shareholders......  $ 10,053    $ 30,537    $(101,542)
                                                              ========    ========    =========
Net earnings (loss) per common share (note 1):
  Basic:
    Continuing operations...................................  $   1.10    $   3.05    $  (10.98)
    Discontinued operations.................................        --        0.29        (0.12)
                                                              --------    --------    ---------
                                                              $   1.10    $   3.34    $  (11.10)
                                                              ========    ========    =========
  Diluted:
    Continuing operations...................................  $   1.05    $   2.82    $  (10.98)
    Discontinued operations.................................        --        0.26        (0.12)
                                                              --------    --------    ---------
                                                              $   1.05    $   3.08    $  (11.10)
                                                              ========    ========    =========
Weighted average shares outstanding:
  Basic.....................................................     9,139       9,151        9,145
                                                              ========    ========    =========
  Diluted...................................................     9,946      10,036        9,145
                                                              ========    ========    =========

See accompanying notes to consolidated financial statements.

                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF COMMON SHAREHOLDERS' EQUITY
                           AND COMPREHENSIVE EARNINGS

                                                                                           ACCUMULATED
                                             COMMON STOCK     ADDITIONAL                      OTHER
                                            ---------------    PAID-IN     ACCUMULATED    COMPREHENSIVE
                                            SHARES   AMOUNT    CAPITAL       DEFICIT     EARNINGS (LOSS)
                                            ------   ------   ----------   -----------   ---------------
                                                         (Amounts and shares in thousands)
BALANCE, DECEMBER 31, 1997................  9,198     $92      $282,603     $(125,991)       $    --
Issuance of common stock:
 Exercise of options......................     30      --           273            --             --
 Employee stock purchase plan.............     30      --           365            --             --
 Conversion of subordinated debentures....      1      --            13            --             --
Purchase of treasury stock................   (156)     (1)       (2,396)           --             --
Net loss..................................     --      --            --      (101,542)            --
                                            -----     ---      --------     ---------        -------
BALANCE, DECEMBER 31, 1998................  9,103      91       280,858      (227,533)            --
Issuance of common stock:
 Exercise of options......................     37      --           309            --             --
 Employee stock purchase plan.............     49       1           527            --             --
 Conversion of subordinated debentures....      4      --            87            --             --
Recognition of deferred tax effect of
 exercise of options......................     --      --         7,710            --             --
Issuance of warrants on Series B
 redeemable preferred stock...............     --      --         4,415            --             --
Accretion on Series B redeemable preferred
 stock....................................     --      --          (420)           --             --
Dividends on redeemable preferred stock...     --      --            --        (3,049)            --
Net earnings..............................     --      --            --        34,006             --
Change in foreign currency translation
 adjustment...............................     --      --            --            --           (537)
Change in unrealized appreciation on
 available-for-sale securities............     --      --            --            --          6,314
                                            -----     ---      --------     ---------        -------
BALANCE, DECEMBER 31, 1999................  9,193      92       293,486      (196,576)         5,777
Issuance of common stock:
 Exercise of options......................      5      --            65            --             --
 Employee stock purchase plan.............     40       1           558            --             --
 Conversion of subordinated debentures....     --      --             5            --             --
Repurchase of common stock................   (460)     (5)       (4,728)           --             --
Fractional shares retired after reverse
 stock split..............................     (1)     --           (45)           --             --
Accretion on Series B redeemable preferred
 stock....................................     --      --          (441)           --             --
Dividends on redeemable preferred stock...     --      --            --        (3,200)            --
Net earnings..............................     --      --            --        13,694             --
Change in foreign currency translation
 adjustment, net of income taxes..........     --      --            --            --            (25)
Change in unrealized appreciation on
 available-for-sale securities, net of
 income taxes.............................     --      --            --            --         (6,273)
                                            -----     ---      --------     ---------        -------
BALANCE, DECEMBER 31, 2000................  8,777     $88      $288,900     $(186,082)       $  (521)
                                            =====     ===      ========     =========        =======

                                                NOTES
                                             RECEIVABLE         TOTAL
                                             AND ACCRUED       COMMON       COMPREHENSIVE
                                            INTEREST FROM   SHAREHOLDERS'     EARNINGS
                                             SHAREHOLDER       EQUITY          (LOSS)
                                            -------------   -------------   -------------
                                                  (Amounts and shares in thousands)
BALANCE, DECEMBER 31, 1997................     $(3,535)       $ 153,169              --
Issuance of common stock:
 Exercise of options......................          --              273              --
 Employee stock purchase plan.............          --              365              --
 Conversion of subordinated debentures....          --               13              --
Purchase of treasury stock................          --           (2,397)             --
Net loss..................................          --         (101,542)      $(101,542)
                                               -------        ---------       =========
BALANCE, DECEMBER 31, 1998................      (3,535)          49,881
Issuance of common stock:
 Exercise of options......................          --              309              --
 Employee stock purchase plan.............          --              528              --
 Conversion of subordinated debentures....          --               87              --
Recognition of deferred tax effect of
 exercise of options......................          --            7,710              --
Issuance of warrants on Series B
 redeemable preferred stock...............          --            4,415              --
Accretion on Series B redeemable preferred
 stock....................................          --             (420)             --
Dividends on redeemable preferred stock...          --           (3,049)             --
Net earnings..............................          --           34,006       $  34,006
Change in foreign currency translation
 adjustment...............................          --             (537)           (537)
Change in unrealized appreciation on
 available-for-sale securities............          --            6,314           6,314
                                               -------        ---------       ---------
BALANCE, DECEMBER 31, 1999................      (3,535)          99,244       $  39,783
                                                                              =========
Issuance of common stock:
 Exercise of options......................          --               65              --
 Employee stock purchase plan.............          --              559              --
 Conversion of subordinated debentures....          --                5              --
Repurchase of common stock................          --           (4,733)             --
Fractional shares retired after reverse
 stock split..............................          --              (45)             --
Accretion on Series B redeemable preferred
 stock....................................          --             (441)             --
Dividends on redeemable preferred stock...          --           (3,200)             --
Net earnings..............................          --           13,694       $  13,694
Change in foreign currency translation
 adjustment, net of income taxes..........          --              (25)            (25)
Change in unrealized appreciation on
 available-for-sale securities, net of
 income taxes.............................          --           (6,273)         (6,273)
                                               -------        ---------       ---------
BALANCE, DECEMBER 31, 2000................     $(3,535)       $  98,850       $   7,396
                                               =======        =========       =========

See accompanying notes to consolidated financial statements.

                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                               2000       1999       1998
                                                              -------   --------   ---------
                                                                  (Amounts in thousands)
Cash Flows from Operating Activities:
  Net earnings (loss).......................................  $13,694   $ 34,006   $(101,542)
  Less, earnings (loss) from discontinued operations, net of
    income taxes............................................       --      2,640      (1,136)
                                                              -------   --------   ---------
  Earnings (loss) from continuing operations................   13,694     31,366    (100,406)
  Adjustments to reconcile net earnings (loss) to net cash
    provided by operating activities:
    Depreciation and amortization...........................   13,984     13,987      32,292
    Provision for doubtful accounts.........................    7,043      7,193       6,342
    Deferred tax expense (benefit)..........................    9,100     (4,000)         --
    Gains on sales of investments...........................   (6,077)   (17,349)         --
    Asset impairment charges................................       --         --      82,885
    Other, net..............................................       --         --         146
    Changes in assets and liabilities, net of effect of
      acquisitions:
      Trade accounts receivable.............................   (5,583)    (5,319)     (5,151)
      Inventories...........................................   (6,735)      (191)       (559)
      Other current assets..................................      347        419        (827)
      Intangible and other noncurrent assets................   (4,818)    (3,503)     (2,398)
      Accounts payable......................................    3,713     (5,667)      1,839
      Accrued and other liabilities.........................   (4,550)    (4,458)    (11,143)
                                                              -------   --------   ---------
         Net cash provided by continuing operations.........   20,118     12,478       3,020
         Net cash provided by (used in) discontinued
           operations.......................................     (623)       710       1,911
                                                              -------   --------   ---------
         Net cash provided by operating activities..........   19,495     13,188       4,931
                                                              -------   --------   ---------
Cash Flows from Investing Activities:
  Purchases of property and equipment.......................   (7,395)    (5,128)     (3,941)
  Purchases of property and equipment related to
    discontinued operations.................................   (3,492)    (2,233)     (2,001)
  Acquisition of businesses, net of cash acquired...........       --    (93,022)    (19,947)
  Proceeds from sales of short-term investments.............    7,298     23,579       8,997
  Investment in an affiliated company.......................       --     (2,680)     (2,010)
  Proceeds from disposal of property and equipment..........       --      1,257          --
                                                              -------   --------   ---------
         Net cash used in investing activities..............   (3,589)   (78,227)    (18,902)
                                                              -------   --------   ---------
Cash Flows from Financing Activities:
  Borrowings under credit agreement.........................   23,000    108,000      16,659
  Proceeds from issuance of debt............................      891        979         781
  Principal repayments of long-term debt....................  (37,650)   (41,552)     (1,627)
  Proceeds from issuance of common stock....................      579        837         638
  Repurchases of common stock...............................   (4,733)        --      (2,397)
  Preferred stock dividend payments.........................   (3,200)    (2,249)         --
  Other, net................................................       --         --         (60)
                                                              -------   --------   ---------
         Net cash provided by (used in) financing
           activities.......................................  (21,113)    66,015      13,994
                                                              -------   --------   ---------
Effect of exchange rate changes on cash and cash
  equivalents...............................................     (426)      (537)         --
                                                              -------   --------   ---------
         Net increase (decrease) in cash and cash
           equivalents......................................   (5,633)       439          23
Cash and cash equivalents at beginning of year..............    9,548      9,109       9,086
                                                              -------   --------   ---------
Cash and cash equivalents at end of year....................  $ 3,915   $  9,548   $   9,109
                                                              =======   ========   =========
Supplemental disclosures of cash paid for:
  Interest..................................................  $ 8,596   $  6,325   $   1,161
                                                              =======   ========   =========
  Income taxes..............................................  $ 2,167   $    457   $      10
                                                              =======   ========   =========
Supplemental disclosure of noncash investing and financing
  activities:
  Equipment acquired under capital lease obligations........  $   266   $    526   $     707
                                                              =======   ========   =========

See accompanying notes to consolidated financial statements.

                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       December 31, 2000, 1999, and 1998
           (Amounts in Thousands, Except Share and Per Share Amounts)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) BUSINESS

Prior to 1998, Matria Healthcare, Inc. ("Matria" or the "Company"), a Delaware corporation, was primarily a nationwide provider of women's health services. During 1998, Matria established itself as a diversified provider of disease management. In July 1998, the Company acquired Quality Diagnostic Services, Inc. ("QDS") and entered the cardiovascular disease management market. In October 1998, the Company entered the respiratory disease management market by signing a licensing agreement with National Jewish Medical Research Center ("National Jewish") that gives Matria exclusive rights to market the comprehensive asthma and chronic obstructive pulmonary disease management programs developed by National Jewish. In 1998, the Company expanded its existing diabetes-in-pregnancy program to include the general diabetes population. In January 1999, the Company significantly expanded its offering of diabetes supplies and disease management services through the acquisitions of Gainor Medical Management, L.L.C. ("Gainor Medical") and Diabetes Management Systems, Inc. ("DMS"). See note 2 for a summary of acquisitions, note 15 for a description of the revenues, operating earnings, identifiable assets, depreciation and amortization and capital expenditures of the Company's reportable business segments and note 16 for a summary of dispositions of businesses, including the sale of QDS in February 2001.

(B) BASIS OF FINANCIAL STATEMENT PRESENTATION

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheets, and revenues, other income and expenses for the periods. Actual results could differ from those estimates.

The consolidated financial statements include the accounts of Matria and all of its majority owned subsidiaries and partnerships. All significant intercompany balances and transactions have been eliminated in consolidation.

(C) REVENUES AND ALLOWANCES FOR UNCOLLECTIBLE ACCOUNTS

Revenues for the Women's Health and Other segments are generated by providing services through patient service centers. Revenues from these segments are recognized as the related services are rendered and are net of contractual allowances and related discounts. The Diabetes Supplies and Services segment provides services through its patient service center, provides supplies to patients, and assembles, packages and distributes lancing products to original equipment manufacturers. Revenues for services are recognized when services are provided and revenues from product sales are recognized when product is shipped. Revenues from this segment are recorded net of contractual and other discounts. A significant portion of the Company's revenues is billed to third-party reimbursement sources. Accordingly, the ultimate collectibility of a substantial portion of the Company's trade accounts receivable is susceptible to changes in third-party reimbursement policies.

A provision for doubtful accounts is made for revenues estimated to be uncollectible and is adjusted periodically based upon the Company's evaluation of current industry conditions, historical collection experience, and other relevant factors which, in the opinion of management, deserve recognition in estimating the allowance for uncollectible accounts.

                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                       December 31, 2000, 1999, and 1998

(D) CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of accounts receivable from third-party payors. The collectibility of accounts receivable from third-party payors is directly affected by conditions and changes in the insurance industry and governmental programs, which are taken into account by the Company in computing and evaluating its allowance for uncollectible accounts.

(E) CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash and interest-bearing deposits. The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

(F) SHORT-TERM INVESTMENTS

At December 31, 2000, short-term investments consist of the Company's holdings in marketable equity securities (see notes 2 and 17). Under the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS 115"), the Company classifies these short-term investments as available-for-sale securities which are carried at fair value with any unrealized gains and losses included in accumulated other comprehensive earnings in common shareholders' equity. Unrealized gains of $41 and $6,314 are included in common shareholders' equity in the consolidated balance sheets at December 31, 2000 and 1999.

(G) INVENTORIES

Inventories, which consist primarily of disposable medical products, drugs and patient supplies, are stated at the lower of cost (first-in, first-out) or market (net realizable value).

(H) PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided primarily on the straight-line method over the estimated useful lives of the assets ranging from three to ten years. Amortization of leasehold improvements and leased equipment is recorded over the shorter of the lives of the related assets or the lease terms.

(I) INTANGIBLE ASSETS

A summary of intangible assets follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Goodwill....................................................  $135,045   $134,326
Other intangible assets.....................................     3,825      3,978
                                                              --------   --------
                                                               138,870    138,304
Less accumulated amortization...............................    19,384      9,580
                                                              --------   --------
                                                              $119,486   $128,724
                                                              ========   ========

Intangible assets consist of goodwill and other intangible assets, primarily resulting from the Company's acquisitions (see note 2). Goodwill is being amortized using the straight-line method over periods ranging from 8 to 15 years. At each balance sheet date, the Company assesses the recoverability of goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill

                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                       December 31, 2000, 1999, and 1998

impairment, if any, is measured based upon projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds (see note 3).

Other intangible assets consist of customer lists, purchased software, covenants not to compete and patents. These costs are being amortized on a straight-line basis over periods ranging from four to ten years.

(J) LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets (see note 3). Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(K) STOCK OPTION PLANS

Prior to January 1, 1996, the Company accounted for its stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense to be recognized over the related vesting period would generally be determined on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net earnings (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair value-based method defined in SFAS 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosures required by SFAS 123 (see note 8).

(L) INCOME TAXES

The Company accounts for income taxes using an asset and liability approach. Deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and net operating loss and tax credit carryforwards. Additionally, the effect on deferred taxes of a change in tax rates is recognized in earnings in the period that includes the enactment date. Investment and research and experimental tax credits are accounted for by the flow-through method.

(M) NET EARNINGS (LOSS) PER SHARE OF COMMON STOCK

Basic net earnings (loss) per common share are based on the weighted average number of common shares outstanding. Diluted net earnings (loss) per common share are based on the weighted average number of common shares outstanding and dilutive potential common shares, such as dilutive stock options and warrants, determined using the treasury stock method, and dilutive convertible preferred shares, determined using the if-converted method. In 1998, the computation of diluted net earnings (loss) per common share was antidilutive; therefore, the amounts reported for basic and diluted net earnings (loss) per common share are the same.

                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                       December 31, 2000, 1999, and 1998

The computations for basic and diluted net earnings (loss) per common share are as follows:

                                                          YEARS ENDED DECEMBER 31,
                                                        -----------------------------
                                                         2000      1999       1998
                                                        -------   -------   ---------
BASIC
Earnings (loss) from continuing operations............  $13,694   $31,366   $(100,406)
Earnings (loss) from discontinued operations, net of
  income taxes........................................       --     2,640      (1,136)
                                                        -------   -------   ---------
                                                         13,694    34,006    (101,542)
Redeemable preferred stock dividends..................   (3,200)   (3,049)         --
Accretion on Series B redeemable preferred stock......     (441)     (420)         --
                                                        -------   -------   ---------
Net earnings (loss) available to common
  shareholders........................................  $10,053   $30,537   $(101,542)
                                                        =======   =======   =========
Weighted average number of common shares
  outstanding.........................................    9,139     9,151       9,145
                                                        =======   =======   =========
Net earnings (loss) per common share:
  Continuing operations...............................  $  1.10   $  3.05   $  (10.98)
  Discontinued operations.............................       --      0.29       (0.12)
                                                        -------   -------   ---------
                                                        $  1.10   $  3.34   $  (11.10)
                                                        =======   =======   =========
DILUTED
Net earnings (loss) available to common
  shareholders........................................  $10,053   $30,537   $(101,542)
Dividends on convertible preferred shares.............      400       381          --
                                                        -------   -------   ---------
Net earnings (loss) for diluted calculation...........  $10,453   $30,918   $(101,542)
                                                        =======   =======   =========
Shares:
  Weighted average number of common shares
     outstanding......................................    9,139     9,151       9,145
  Shares issuable from assumed exercise of options and
     warrants.........................................      251       356          --
  Convertible preferred stock.........................      556       529          --
                                                        -------   -------   ---------
                                                          9,946    10,036       9,145
                                                        =======   =======   =========
Net earnings (loss) per common share:
  Continuing operations...............................  $  1.05   $  2.82   $  (10.98)
  Discontinued operations.............................       --      0.26       (0.12)
                                                        -------   -------   ---------
                                                        $  1.05   $  3.08   $  (11.10)
                                                        =======   =======   =========

All basic and diluted net earnings (loss) per common share amounts reflected for all periods in the accompanying consolidated financial statements and these notes thereto have been restated to reflect the reverse stock split (see note
8).

(N) COMPREHENSIVE EARNINGS

Comprehensive earnings generally include all changes in equity during a period except those resulting from investments by owners and distributions to owners. Until 1999, the Company had no elements of comprehensive earnings other than net earnings (loss). For 2000 and 1999, comprehensive earnings consists of net earnings, foreign currency translation adjustments and changes in unrealized appreciation on available-for-sale securities.

                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                       December 31, 2000, 1999, and 1998

(O) FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company uses financial instruments in the normal course of business. The carrying values of cash equivalents, short-term investments, accounts receivable, accounts payable, and accrued liabilities approximate fair value due to the short-term nature of these assets and liabilities. The Company estimates that the carrying amounts of the Company's long-term debt approximate the fair value based on the current rates offered to the Company for debt with the same remaining maturities.

(P) RECLASSIFICATIONS

Certain amounts in the 1999 and 1998 consolidated financial statements have been reclassified to conform to presentations adopted in 2000.

2. ACQUISITIONS

Effective January 1, 1999, the Company acquired substantially all of the assets of Gainor Medical for an initial purchase price of approximately $134,000. The acquisition was accounted for under the purchase method of accounting and resulted in the recognition of intangible assets of $3,800, consisting of purchased U.S. patient lists and executive noncompete agreements (being amortized over five years), international patient lists (being amortized over ten years), and goodwill of $106,044 (being amortized over 15 years). Results of its operations have been included in the Company's consolidated results of operations effective January 1, 1999.

In connection with the acquisition of the Gainor Medical business, the Company recognized a $25,015 deferred tax asset for the estimated tax benefits of the net operating loss carryforwards to be realized in the future as a result of the acquisition (see note 7).

The acquisition agreement also provided for an additional contingent purchase price adjustment based on 1999 financial performance of the Gainor Medical business. In 2000, an additional $13,719 of purchase price was paid by the issuance of subordinated notes. These notes bear an interest rate of 12% per annum and principal payments will be made in the amount of one-third of the respective note amounts on the third, fourth and fifth anniversaries of the notes.

At the closing of the transaction, the Company paid $83,758 of the purchase price in cash, assumed approximately $1,242 in debt and issued $45,000 in redeemable preferred stock and warrants of the Company (see note 9). The transaction also included a cash adjustment payable by the Company of approximately $6,573, one-half of which was paid at the closing and the remaining one-half of which was paid during the second quarter of 1999.

The cash portion of the purchase price was financed partially through a $125,000 five-year bank credit facility, which the Company entered into in January 1999. The credit facility consists of an $80,000 term loan facility and a $45,000 revolving credit facility (see note 5).

In January 1998, the Company converted a $250 note receivable from DMS and paid $500 cash to acquire a 10% equity interest in DMS. During 1998, the Company made advances to fund the working capital of DMS totaling $1,335. In January 1999, the Company converted the note receivable for these advances and paid cash of $6,500 to acquire the remaining equity interests of DMS. The acquisition was accounted for using the purchase method of accounting and resulted in the recognition of $10,765 of goodwill, which is being amortized over 15 years. Results of operations of this business have been included in the Company's consolidated results of operations effective January 1, 1999.

On July 21, 1998, Matria purchased certain assets of QDS, a cardiac event monitoring company, a Georgia corporation and wholly owned subsidiary of Endeavor Technologies, Inc. (subsequently named

                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                       December 31, 2000, 1999, and 1998

WebMD Corporation) ("WebMD") for $17,000 in cash. The acquisition agreement also provided for additional cash payments of up to $6,000 contingent upon 1999 revenues of the cardiovascular businesses. The 1999 revenue amounts required to earn additional consideration were not achieved and no additional payments will be made. The assets purchased include intellectual property, accounts receivable, and contract rights. The acquisition was accounted for in accordance with the purchase method of accounting with the results of operations of the business acquired included in the consolidated financial statements from the effective date of the acquisition, July 1, 1998. The acquisition resulted in expensed acquired in-process research and development of $2,482, intangible assets of $3,846, including noncompete agreements and workforce (amortized over five years), customer lists and trade names (amortized over 15 years), and goodwill of $8,254 (amortized over 15 years). In connection with the acquisition, the Company made a $2,010 preferred stock investment in WebMD, which was reflected in other long-term assets at December 31, 1998. In 1999, the Company made an additional $2,680 investment to exercise options and warrants to purchase additional shares of WebMD. At December 31, 2000, the Company's remaining investment in WebMD is reflected in short-term investments. In December 2000, the Company formalized its decision to sell the QDS business and accordingly reported all results of operations as discontinued operations. See note 17 for a summary of gains from sales of shares of WebMD and note 16 for a discussion about the disposition of this business.

The following is a summary of the fair value of assets acquired and consideration paid in connection with these acquisitions:

                                                           GAINOR      QDS      DMS
                                                          --------   -------   ------
Cash paid for the assets acquired, net of cash
  acquired..............................................  $ 81,770   $17,000   $8,492
Preferred stock issued for assets acquired..............    45,000        --       --
Contingent consideration................................    13,719        --       --
Cash paid for acquisition costs.........................     5,337       370       --
                                                          --------   -------   ------
Fair value of assets acquired, including goodwill.......  $145,826   $17,370   $8,492
                                                          ========   =======   ======

3. ASSET IMPAIRMENT CHARGES

In 1998, the Company recorded an $82,885 asset impairment charge to reflect management's revised expectations of revenue and earnings growth and the strategic plan to expand beyond maternity management. Most of the charge was related to the write-down of goodwill and intangible assets, which resulted from the 1996 merger ("Merger") of Tokos Medical Corporation (Delaware) ("Tokos") and Healthdyne, Inc. ("Healthdyne"). Based on projections of future revenue growth of its preterm labor management business, the Company determined that estimated future undiscounted cash flows of the Women's Health segment were below the carrying value of its long-lived assets and goodwill. Accordingly, the Company reduced the carrying value of these assets by $74,496 to their estimated fair value. The operations of Tokos and Healthdyne are included in the Women's Health operating segment (see note 15).

Likewise, the Company determined that the estimated future undiscounted cash flows of National Reproductive Medical Center, Inc. ("NRMC") were below the carrying value of its long-lived assets due to continued operational issues, including the termination of the employment of the founding physician in July 1998. As a result, the Company adjusted the carrying value of NRMC's long-lived assets, primarily goodwill, to their estimated fair value by recording an $8,389 asset impairment charge. The operations of NRMC are included in Other Segments (see note 15). See further discussion of the disposition of NRMC in note 16.

The estimated fair value in each case was based on anticipated cash flows discounted at a rate commensurate with the risk involved.

                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                       December 31, 2000, 1999, and 1998

4. PROPERTY AND EQUIPMENT

Property and equipment are summarized as follows:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               2000       1999
                                                              -------    -------
Machinery, equipment and fixtures...........................  $20,278    $17,116
Medical equipment...........................................   18,623     17,744
Leasehold improvements......................................    2,124      1,801
                                                              -------    -------
                                                               41,025     36,661
Less accumulated depreciation and amortization..............   25,381     23,243
                                                              -------    -------
                                                              $15,644    $13,418
                                                              =======    =======

5. LONG-TERM DEBT

Long-term debt is summarized as follows:

                                                                DECEMBER 31,
                                                              -----------------
                                                               2000      1999
                                                              -------   -------
Secured term loan, variable interest at the LIBOR rate plus
  2.5%; payable in quarterly installments; maturing in March
  2004......................................................  $43,669   $59,000
Secured revolving line of credit, variable interest at the
  LIBOR rate plus 2.5%; outstanding principal balance plus
  all accrued but unpaid interest payable March 2004........   29,000    27,000
Subordinated acquisition note, interest at 8% payable
  quarterly; interest at 4% payable annually; payable in
  annual installments beginning in 2003 and maturing in
  2005......................................................   13,963    13,000
Convertible subordinated debentures (net of discount of $87
  and $35 at December 31, 2000 and 1999, respectively);
  interest at 8% payable annually; maturing on December 31,
  2001; convertible into the Company's common stock at
  $19.60 per share; redeemable by the Company at face
  value.....................................................    1,146     1,187
Capital lease obligations; interest ranging from
  approximately 7% to 13% with various monthly payments and
  maturing at various dates through December 2003 (note 12)
  dates through October 2001................................      602       754
Other debt; interest at rates ranging from approximately
  7.5% to 9%; payable in monthly installments through May
  2002......................................................      431       511
                                                              -------   -------
         Total long-term debt...............................   88,811   101,452
Less current installments...................................   11,815    10,362
                                                              -------   -------
         Long-term debt, excluding current installments.....  $76,996   $91,090
                                                              =======   =======

In connection with the acquisitions of Gainor Medical and DMS in January 1999 (see note 2), the Company entered into a $125,000 five-year bank credit facility. This facility consisted of an $80,000 term loan facility and a $45,000 revolving credit facility. The facility is collateralized by accounts receivable, inventories, property and equipment, and certain other assets of the Company. Borrowings under this agreement bear interest, at the Company's option, of (i) prime plus 1.25% to 2.25% or (ii) the LIBOR rate plus 2.25% to 3.25%. As of December 31, 2000, interest rates under this agreement ranged from 9.1875% to 11.0%. The weighted average interest rate on this facility for 2000 was 9.43%. The facility requires a commitment fee payable quarterly, in arrears, of 0.375% to 0.500%, based upon the unused portion. Under this agreement, the Company is required to maintain certain financial ratios and certain limitations are placed on cash dividends. At December 31, 2000, the Company was in compliance with these requirements.

                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                       December 31, 2000, 1999, and 1998

Approximate aggregate minimum annual payments due on long-term debt for the five years subsequent to December 31, 2000 are as follows:

2001........................................................  $11,815
2002........................................................   11,415
2003........................................................   18,819
2004........................................................   42,107
2005........................................................    4,655
Thereafter..................................................       --
                                                              -------
                                                              $88,811
                                                              =======

In February 2001, $18,000 of the term loan facility was repaid from the proceeds of the sale of QDS (see note 16). All subsequent payments due on the term loan facility will be proportionately reduced from the amounts reflected in the table above.

6. ACCRUED LIABILITIES

Accrued liabilities are summarized as follows:

                                                                DECEMBER 31,
                                                              ----------------
                                                               2000     1999
                                                              ------   -------
Accrued salaries, wages and incentives......................  $2,466   $ 2,960
Accrued liabilities of business dispositions (note 16)......   1,460     2,751
Accrued interest............................................   1,431     1,893
Accrued preferred stock dividends...........................     800       800
Accrued restructuring costs (note 11).......................     764     1,369
Other.......................................................   1,777     2,576
                                                              ------   -------
                                                              $8,698   $12,349
                                                              ======   =======

7. INCOME TAXES

The provision (benefit) for income taxes consisted of:

                                                               YEARS ENDED DECEMBER 31,
                                                              --------------------------
                                                               2000       1999     1998
                                                              -------   --------   -----
Current tax provision:
  U.S. federal..............................................  $  768    $    87    $ 10
  State and local...........................................     692        162      --
  Non-U.S. .................................................     707        208      --
                                                              ------    -------    ----
         Total current tax provision........................   2,167        457      10
                                                              ------    -------    ----
Deferred tax provision:
  U.S. federal..............................................   6,456     (4,087)    (10)
  State and local...........................................     509       (162)     --
  Non-U.S. .................................................     (32)      (208)     --
                                                              ------    -------    ----
         Total deferred tax provision.......................   6,933     (4,457)    (10)
                                                              ------    -------    ----
         Total income tax expense (benefit).................  $9,100    $(4,000)   $ --
                                                              ======    =======    ====

                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                       December 31, 2000, 1999, and 1998

Below is a reconciliation of the expected income tax expense (benefit) - (based on the U.S. federal statutory income tax rate) to the actual income taxes:

                                                                YEARS ENDED DECEMBER 31,
                                                              ----------------------------
                                                               2000      1999       1998
                                                              ------   --------   --------
Computed expected income tax expense (benefit)..............  $7,978   $ 10,202   $(35,540)
Increase (decrease) resulting from:
  State and local income taxes, net of federal benefit......     781      1,188         --
  Non-U.S. municipal taxes and tax rate differences.........     159         --         --
  Nondeductible expenses....................................     182      1,194     39,563
  Losses in excess of allowable carrybacks..................      --         --        796
  Nontaxable municipal interest income......................      --         --        (83)
  Change in effective tax rate..............................      --     (3,886)        --
  Tax benefits realized as a result of acquisitions.........      --     25,015         --
  Benefit of deductions attributable to stock options
    credited to additional paid-in capital..................      --      7,710         --
  Reduction in valuation allowance..........................      --    (45,339)    (4,624)
  Other, net................................................      --        (84)      (112)
                                                              ------   --------   --------
Income tax expense (benefit)................................  $9,100   $ (4,000)  $     --
                                                              ======   ========   ========

At December 31, 1998, the Company had a deferred tax asset of approximately $45,339 before an offsetting valuation allowance. The valuation allowance was based on an assessment of the likelihood of whether the deferred tax asset would be realized. The elimination of the valuation allowance of $45,339 during 1999 was attributable to the following items: (1) 1999 income which utilized $12,500 of net operating losses; (2) an increase in deferred income taxes to include the state income tax benefits of $(3,886); (3) a reduction of $25,015 based upon an assessment of future operating earnings of the combined businesses in conjunction with the acquisition of Gainor Medical (see note 2); (4) a $7,710 credit to additional paid-in capital related to the operating loss carryforward generated by the exercise of stock options; and (5) a $4,000 credit to income tax benefit on the consolidated statement of operations as the Company believes now, more likely than not, that it will realize the related deferred income tax assets.

At December 31, 2000 and 1999, the deferred income tax assets consist of future tax benefits attributable to:

                                                               2000      1999
                                                              -------   -------
Deferred income tax assets:
  Current:
    Allowance for doubtful accounts.........................  $ 2,432   $ 3,017
    Accruals and reserves not deducted for tax purposes.....      750     2,105
                                                              -------   -------
                                                                3,182     5,122
                                                              -------   -------
  Non-current:
    Accruals and reserves not deducted for tax purposes.....    1,287     1,764
    Depreciation and amortization...........................    1,959     2,608
    Net operating loss carryforwards........................   21,045    25,766
    Credit carryforwards....................................    2,657     2,010
    Other...................................................      367      (545)
                                                              -------   -------
                                                               27,315    31,603
                                                              -------   -------
         Total deferred income tax assets...................  $30,497   $36,725
                                                              =======   =======

                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                       December 31, 2000, 1999, and 1998

At December 31, 2000, the Company had the following estimated credit and operating loss carryforwards available for federal income tax reporting purposes to be applied against future taxable income and tax liabilities:

                                                              GENERAL       NET
                                                              BUSINESS   OPERATING
YEAR OF EXPIRATION                                            CREDITS      LOSS
------------------                                            --------   ---------
2001........................................................    $ 34      $    --
2002........................................................      38           --
2003........................................................      89           --
2004........................................................      43           --
2005........................................................      61           --
2006........................................................     151           --
2007........................................................      --           29
2008........................................................      --        1,011
2009........................................................      --        4,599
2010........................................................      --       11,364
2011........................................................      --       34,070
2012........................................................      --        1,824
2018........................................................      --          414
2019........................................................      --          354
2020........................................................      --          436
                                                                ----      -------
                                                                $416      $54,101
                                                                ====      =======

The Company also has available alternative minimum tax ("AMT") credit carryforwards of approximately $2,241 available to offset regular income tax, if any, in future years. The AMT credit carryforwards do not expire. The AMT net operating loss carryforward is approximately $45,965.

8. COMMON SHAREHOLDERS' EQUITY

REVERSE STOCK SPLIT

In December 2000, the Company executed a one-for-four reverse stock split under which every four shares of the Company's common stock were converted into one new share of common stock. All amounts reflected for common stock and additional paid-in capital, and all amounts of authorized and outstanding common shares and per share amounts reflected for all periods in the accompanying financial statements and these notes thereto have been restated to reflect the reverse stock split.

STOCK OPTION PLANS

During 2000, the Board of Directors of the Company adopted the 2000 Stock Incentive Plan for employees, officers, independent contractors and consultants of the Company. The 2000 Stock Plan has three components: a stock option component, a stock bonus/stock purchase component and a stock appreciation rights component. Under the terms of this plan, a total of 550,000 shares of common stock were reserved for issuance. The Stock Option Committee shall determine the term of each option granted, provided that the term shall not be for more than ten years. The options are exercisable based on established performance goals, provided, however, that they are exercisable in no less than two years and no more than four years and expire after ten years.

                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                       December 31, 2000, 1999, and 1998

Also during 2000, the Board of Directors of the Company adopted the 2000 Non-employee Director Stock Option Plan, which provides for the issuance of non-qualified stock options to the Company's non-employee directors. Under the terms of this plan, a total of 62,500 shares of common stock were reserved for issuance. The options are granted with an exercise price equal to the fair market value of the Company's common stock on the date the option is granted and vest monthly over the 12 months from the date of grant. The term of each option is ten years from the date of grant.

During 1997, the Board of Directors of the Company adopted the 1997 Stock Incentive Plan for key employees, officers, independent contractors, and consultants of the Company. The 1997 Stock Option Plan has three components: a stock option component, a stock bonus/stock purchase component, and a Stock Appreciation Right component. A total of 450,000 shares of the Company's common stock have been authorized for issuance under this Plan. The Stock Option Committee shall determine the term of each option granted under the Plan, provided, however, that the term does not exceed ten years. These options are exercisable based upon established performance goals, provided, however, that they are not exercisable in less than two years or more than four years and expire after ten years.

The Company has elected to adopt the disclosure-only provisions of SFAS 123 which require presentation of pro forma net earnings (loss) and pro forma earnings (loss) per share as if the Company had accounted for its employee stock options under the fair value method. For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the vesting period. Under the fair value method, the Company's net earnings (loss) from continuing operations and earnings (loss) per common share from continuing operations would have been as follows:

                                                          2000     1999       1998
                                                         ------   -------   ---------
Pro forma net earnings (loss) from continuing
  operations available to common shareholders..........  $8,221   $25,989   $(101,343)
                                                         ======   =======   =========
Pro forma basic net earnings (loss) per common share
  from continuing operations...........................  $ 0.90   $  2.84   $  (11.08)
                                                         ======   =======   =========

The weighted average fair value of the individual options granted during 2000, 1999 and 1998 is estimated at $10.67, $9.50 and $9.89, respectively, on the date of grant. The fair values for those years were determined using the Black-Scholes option-pricing model with the following assumptions.

                                                             2000      1999      1998
                                                            -------   -------   -------
Dividend yield............................................     None      None      None
Volatility................................................       57%       58%       50%
Risk-free interest rate...................................     6.15%     5.54%     5.15%
Expected life.............................................  5 Years   5 Years   5 Years

                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                       December 31, 2000, 1999, and 1998

A summary of stock option transactions under these plans is shown below:

                                              2000                  1999                 1998
                                      --------------------   ------------------   -------------------
                                                  WEIGHTED             WEIGHTED              WEIGHTED
                                                   AVERAGE              AVERAGE               AVERAGE
                                                  EXERCISE             EXERCISE              EXERCISE
                                         SHARES      PRICE    SHARES      PRICE     SHARES      PRICE
                                      ---------   --------   -------   --------   --------   --------
Outstanding at beginning of year....    884,729    $23.16    806,280    $23.63     726,346    $24.92
Granted.............................    234,105     19.16    196,605     17.20     232,880     20.04
Exercised...........................    (16,875)    14.62    (39,586)     8.68     (30,368)     9.00
Canceled............................    (53,615)    22.73    (78,570)    20.48    (122,578)    26.84
                                      ---------    ------    -------    ------    --------    ------
Outstanding at end of year..........  1,048,344    $22.41    884,729    $23.16     806,280    $23.63
                                      =========    ======    =======    ======    ========    ======
Exercisable at end of year..........    634,478    $24.67    499,078    $25.32     496,267    $23.96
                                      =========    ======    =======    ======    ========    ======

The following table summarizes information concerning outstanding and exercisable options at December 31, 2000:

                                                 OPTIONS OUTSTANDING
                                        -------------------------------------    OPTIONS EXERCISABLE
                                                          WEIGHTED              ----------------------
                                                           AVERAGE   WEIGHTED                 WEIGHTED
                                                         REMAINING    AVERAGE                  AVERAGE
                                             SHARES    CONTRACTUAL   EXERCISE        SHARES   EXERCISE
RANGE OF EXERCISE PRICE                 OUTSTANDING   LIFE (YEARS)      PRICE   EXERCISABLE      PRICE
-----------------------                 -----------   ------------   --------   -----------   --------
$ 7.50 -- $ 10.00.....................       5,250        9.3        $  9.23          646     $  7.50
$10.00 -- $ 20.00.....................     289,121        8.2          16.34      107,111       16.65
$20.00 -- $ 30.00.....................     681,762        6.5          23.77      454,510       24.95
$30.00 -- $ 40.00.....................      71,260        5.1          33.97       71,260       33.97
$40.00 -- $126.00.....................         951        1.5         106.56          951      106.56
                                         ---------                                -------
                                         1,048,344                                634,478
                                         =========                                =======

EMPLOYEE STOCK PURCHASE PLAN

The Company maintains an Employee Stock Purchase Plan (the "Purchase Plan") to encourage ownership of its common stock by employees. The Purchase Plan provides for the purchase of up to 125,000 shares of the Company's common stock by eligible employees of the Company and its subsidiaries. Under the Purchase Plan, the Company may conduct an offering each fiscal quarter of its common stock to eligible employees. The participants in the Purchase Plan can elect to purchase common stock at the lower of 85% of the fair market value per share on either the first or last business day of the quarter, limited to a maximum of either 10% of the employee's compensation or 1,000 shares of common stock per quarter. A participant immediately ceases to be a participant in the Purchase Plan upon termination of his or her employment for any reason. During 2000, 1999 and 1998, respectively, 39,755, 48,469 and 30,133 shares of common stock were issued under the Purchase Plan. Compensation costs related to this plan determined under SFAS 123 were insignificant to the Company's consolidated statements of operations for the three years ended December 31, 2000.

SHAREHOLDERS' RIGHTS PLAN

In connection with the Merger, Matria established a Shareholders' Rights Agreement. If a person or group acquires beneficial ownership of 15% or more of the Company's outstanding common stock or announces a tender offer or exchange that would result in the acquisition of a beneficial ownership of 20% or more

                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                       December 31, 2000, 1999, and 1998

of the Company's outstanding common stock, the rights detach from the common stock and are distributed to shareholders as separate securities. Each right entitles its holder to purchase one one-hundredth of a share (a unit) of common stock, at a purchase price of $244 per unit. The rights, which do not have voting power, expire on March 9, 2006 unless previously distributed and may be redeemed by the Company in whole at a price of $0.01 per right any time before and within ten days after their distribution. If the Company is acquired in a merger or other business combination transaction, or 50% of its assets or earnings power are sold at any time after the rights become exercisable, the rights entitle a holder to buy a number of common shares of the acquiring company having a market value of twice the exercise price of the right. If a person acquires 20% of the Company's common stock or if a 15% or larger holder merges with the Company and the common stock is not changed or exchanged in such merger, or engages in self-dealing transactions with the Company, each right not owned by such holder becomes exercisable for the number of common shares of the Company having a market value of twice the exercise price of the right.

9. REDEEMABLE PREFERRED STOCK

In connection with the purchase of the Gainor Medical business (see note 2), the Company designated 16,500 shares and issued 10,000 shares of 4% Series A convertible preferred stock ("Series A CRPS"), and designated 60,000 shares and issued 35,000 shares of 8% Series B redeemable preferred stock ("Series B RPS") with attached warrants to purchase 1,000,000 shares of the Company's common stock at $12.00 per share.

The Series A CRPS is convertible at any time into 555,556 shares of common stock. At its option, the Company may redeem the Series A CRPS, at any time beginning two years after the acquisition date, after the 30-day moving average of the closing price of the Company's stock has exceeded $21.60 per share, at a redemption price of $1,222 per share. The Series A CRPS has a mandatory redemption feature which requires the Company to redeem one-third of the shares issued on each of the eighth, ninth and tenth anniversary dates of the original issuance date at the redemption price of $1,000 per share. Redemption may occur at the holder's request, in the event there is a change of control of the Company, as defined in the applicable shareholder agreement. Dividends are payable quarterly, in arrears, in cash or additional shares of Series A CRPS, or a combination thereof, at the option of the Company. The Series A CRPS has been recorded at the mandatory redemption value.

At its option, the Company may redeem the Series B RPS in whole or in part at any time at the redemption price of $1,000 per share. The Series B RPS has a mandatory redemption feature which requires the Company to redeem one-third of the shares issued on each of the eighth, ninth and tenth anniversary dates of the original issuance date, at the redemption price of $1,000 per share. At issuance date, the Company allocated $4,415 of the $35,000 total redemption value of Series B RPS to the fair value of the warrants issued, using a Black-Scholes option pricing model. This amount was recorded as a credit to additional paid-in capital and is being accreted over the term of the Series B RPS.

In the event of liquidation, holders of Series A CRPS and Series B RPS are entitled to receive, from the assets available for distribution to the shareholders, an amount in cash or property at fair market value, equal to $1,000 per share plus unpaid dividends. The Company is restricted from paying dividends on the Company's common stock until all unpaid dividends on the Series A CRPS and Series B RPS are paid.

10. EMPLOYEE BENEFIT PLANS

The Company maintains a 401(k) defined contribution plan for the benefit of its employees. The Company's obligation for contributions under the 401(k) plan is limited to each participant's contribution but not more than 3% of the participant's compensation. Discretionary Company contributions are allowed

                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                       December 31, 2000, 1999, and 1998

under the plan. Contributions to the plan for the years ended December 31, 2000, 1999 and 1998 were approximately $784, $833 and $814, respectively.

During 1996, the Company established a nonqualified defined benefit pension plan for the benefit of a certain select group of senior management. The benefits are based on the employee's compensation during the three calendar years in which the individual's base salary is the highest and actual years of service. During 1997, the Company terminated this nonqualified defined benefit pension plan and allowed existing participants to either receive a lump-sum payment or roll over their investment into a split-dollar life insurance contract whereby the participants or their beneficiaries are entitled to the greater of the contract's cash surrender value or the contract's death benefit, less insurance premiums paid by the Company. The participants who chose the lump-sum payout were paid approximately $1,328 on January 2, 1998.

During 1998, the Company entered into split-dollar life insurance contracts with additional members of senior management. These contracts operate in the same manner as the contracts entered into in 1997.

On the earlier date that occurs of: (i) the date the employee reaches age 65;
(ii) the date of the employee's death; or (iii) the date of termination of the employee prior to the completion of ten years of service, the Company has the right to be repaid an amount, up to the amount of premiums paid, by which the cash surrender value of the policy exceeds the employee's vested life insurance plan benefit.

During 2000, 1999 and 1998, the Company paid $2,754, $2,754 and $2,640, respectively, in insurance premiums related to these split-dollar life insurance contracts. At December 31, 2000 and 1999, respectively, the cash surrender value of life insurance policies was $10,813 and $10,803 and the related liability was $5,052 and $8,030.

11. RESTRUCTURING

During the second quarter of 2000, the Company incurred restructuring expenses of $1,599 related to its decision to exit its clinical patient record software business, Clinical-Management Systems, Inc. Of these costs, $568 relates to customer contract fulfillment costs, $518 relates to remaining software development costs, $312 relates to payroll costs and related involuntary severance of employees and $201 relates to other costs and expenses for the shutdown of the business.

During the third quarter of 1999, the Company began an assessment of the cost structure of its Women's Health segment and decided that the number of its monitoring centers could be significantly reduced without compromising patient care or reducing services provided to patients, physicians or payors. These cost-savings initiatives continued into the fourth quarter of 1999 and resulted in total restructuring charges of $4,241 in 1999. Of these costs, $3,201 relates to future lease payments and other related costs of closed facilities, $668 relates to involuntary severance of employees and $372 relates to the write-down of capital equipment.

                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                       December 31, 2000, 1999, and 1998

12. COMMITMENTS

The Company is committed under noncancelable lease agreements for facilities and equipment. Future minimum operating lease payments and the present value of the future minimum capital lease payments as of December 31, 2000 are as follows:

                                                              OPERATING   CAPITAL
YEARS ENDING DECEMBER 31,                                      LEASES     LEASES
-------------------------                                     ---------   -------
2001........................................................   $ 6,281     $447
2002........................................................     5,368      125
2003........................................................     2,454       80
2004........................................................       971       --
2005........................................................       826       --
Thereafter..................................................     1,375       --
                                                               -------     ----
                                                               $17,275      652
                                                               =======
Less interest...............................................                 50
                                                                           ----
Present value of future minimum capital lease payments......               $602
                                                                           ====

Amortization of leased assets is included in depreciation expense. Rental expense for cancelable and noncancelable leases was approximately $6,673, $7,460 and $6,500 for the years ended December 31, 2000, 1999 and 1998, respectively.

13. CONTINGENCIES

The Company and its subsidiaries are involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, based in part on the advice of counsel, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated balance sheet, results of operations or liquidity.

14. QUARTERLY FINANCIAL INFORMATION -- UNAUDITED

Presented below is a summary of the unaudited consolidated quarterly financial information for the years ended December 31, 2000 and 1999.

                                                                        QUARTER
                                                         -------------------------------------
                                                         FOURTH     THIRD    SECOND     FIRST
                                                         -------   -------   -------   -------
2000:
Revenues...............................................  $56,390   $57,434   $58,197   $53,746
Net earnings (loss)
  Continuing operations................................  $ 2,089   $ 2,658   $ 3,621   $ 5,326
  Discontinued operations..............................     (180)     (195)      (55)      430
                                                         -------   -------   -------   -------
          Total........................................  $ 1,909   $ 2,463   $ 3,566   $ 5,756
                                                         =======   =======   =======   =======
Net earnings (loss) per diluted common share
  Continuing operations................................  $  0.13   $  0.18   $  0.28   $  0.44
  Discontinued operations..............................    (0.02)    (0.01)    (0.01)     0.04
                                                         -------   -------   -------   -------
          Total........................................  $  0.11   $  0.17   $  0.27   $  0.48
                                                         =======   =======   =======   =======

                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                       December 31, 2000, 1999, and 1998

                                                                        QUARTER
                                                         -------------------------------------
                                                         FOURTH     THIRD    SECOND     FIRST
                                                         -------   -------   -------   -------
1999:
Revenues...............................................  $57,679   $59,999   $58,392   $55,669
Net earnings
  Continuing operations................................  $19,961   $ 7,189   $ 3,327   $   889
  Discontinued operations..............................      599       548       711       782
                                                         -------   -------   -------   -------
          Total........................................  $20,560   $ 7,737   $ 4,038   $ 1,671
                                                         =======   =======   =======   =======
Net earnings per diluted common share
  Continuing operations................................  $  1.91   $  0.62   $  0.25   $  0.02
  Discontinued operations..............................     0.06      0.05      0.07      0.08
                                                         -------   -------   -------   -------
          Total........................................  $  1.97   $  0.67   $  0.32   $  0.10
                                                         =======   =======   =======   =======

The sum of the four quarterly net earnings (loss) per diluted common share amounts may not equal the annual amount reflected on the consolidated statements of operations due to rounding.

15. BUSINESS SEGMENT INFORMATION

The Company's reportable business segments are the strategic business units that offer different products and services. They are managed separately and the Company evaluates performance based on operating earnings of each respective business unit.

As of December 31, 2000, the Company's operations have been classified into two reportable business segments: Women's Health and Diabetes Supplies and Services. The Women's Health segment offers services designed to assist physicians and payors in the cost-effective management of maternity patients, including: specialized home nursing, risk assessment, patient education and management, home uterine contraction monitoring, infusion therapy, gestational diabetes management and other monitoring and clinical services as prescribed by the patient's physician. The Diabetes Supplies and Services segment has two components, diabetes disease management and fulfillment services, and medical device design, development and manufacturing services. The Other Segments include three business segments that are below the quantitative threshold for disclosure: respiratory disease management, clinical records software and services (business was exited in the second quarter of 2000) and infertility practice management services (sold during the third and fourth quarters of 1999). In December 2000, the Board of Directors of the Company approved the sale of the business and certain assets of its Cardiovascular segment, a business that provided cardiac event monitoring, holter monitoring and pacemaker follow-up services (see note 16). The results of operations of this business segment are classified as discontinued operations and are not included in the Company's segment information, but are included in the reconciliations to consolidated amounts.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. There are no intersegment sales, and operating earnings (loss) by business segment excludes interest income, interest expense and corporate expenses.

                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                       December 31, 2000, 1999, and 1998

Summarized financial information as of and for the years ended December 31, 2000, 1999 and 1998 by business segment follows:

                                    REVENUES                OPERATING EARNINGS (LOSS)
                         ------------------------------   -----------------------------
                           2000       1999       1998      2000      1999       1998
                         --------   --------   --------   -------   -------   ---------
Women's Health.........  $109,716   $109,986   $115,147   $24,292   $15,566   $  (8,584)
Diabetes Supplies and
  Services.............   114,694    110,529         39     9,729    11,402          39
Other Segments.........     1,357     11,224     13,386    (3,601)   (2,409)     (4,956)
                         --------   --------   --------   -------   -------   ---------
          Total
            segments...   225,767    231,739    128,572    30,420    24,559     (13,501)
General corporate......        --         --         --    (7,745)   (5,651)     (3,860)
Asset impairment
  charges (note 3).....        --         --         --        --        --     (82,885)
Interest expense,
  net..................        --         --         --    (8,156)   (7,711)       (608)
Other income, net......        --         --         --     8,275    16,169         448
                         --------   --------   --------   -------   -------   ---------
                         $225,767   $231,739   $128,572   $22,794   $27,366   $(100,406)
                         ========   ========   ========   =======   =======   =========

                              IDENTIFIABLE ASSETS         DEPRECIATION AND AMORTIZATION
                         ------------------------------   -----------------------------
                           2000       1999       1998      2000      1999       1998
                         --------   --------   --------   -------   -------   ---------
Women's Health.........  $ 38,343   $ 39,575   $ 57,088   $ 2,381   $ 3,380   $  29,150
Diabetes Supplies and
  Services.............   153,620    153,772         39     9,922     9,610          --
Other Segments.........       764      2,462      6,543       151       571       3,041
General corporate......    75,566     74,073     16,916     1,530       426         101
Net assets of
  discontinued
  operations...........        --     15,831     16,448        --        --          --
                         --------   --------   --------   -------   -------   ---------
                         $268,293   $285,713   $ 97,034   $13,984   $13,987   $  32,292
                         ========   ========   ========   =======   =======   =========

                              CAPITAL EXPENDITURES
                         ------------------------------
                           2000       1999       1998
                         --------   --------   --------
Women's Health.........  $  2,212   $  2,933   $  2,828
Diabetes Supplies and
  Services.............     3,558        787         --
Other Segments.........        25        541        406
General corporate......     1,600        867        707
                         --------   --------   --------
                         $  7,395   $  5,128   $  3,941
                         ========   ========   ========

The Company's revenues from operations outside the U.S. were approximately 12% and 11% of total revenues in 2000 and 1999, respectively, and less than 1% of total revenues in 1998. No single customer accounted for 10% of consolidated net revenues in 2000, 1999 or 1998.

16. DISPOSITIONS OF BUSINESSES

In February 2001, the Company sold the business and certain assets of QDS and received cash proceeds totaling approximately $18,000. The accounts receivable of QDS, totaling approximately $8,800 at December 31, 2000, were excluded from the sale. The proceeds to be received and the accounts receivable

                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                       December 31, 2000, 1999, and 1998

of QDS are reflected in "other receivables" on the consolidated balance sheets at December 31, 2000. No gain or loss was recognized on the sale of these assets. As of December 31, 2000, an accrued liability totaling $1,217 was recorded for estimated future salary and severance costs of personnel retained to collect the accounts receivable and for net costs of operating activities through the sale date. The accompanying consolidated financial statements have been restated to reflect QDS as a discontinued operation for all periods presented.

The operating results of discontinued operations are as follows:

                                                           2000      1999      1998
                                                          -------   -------   -------
Revenues................................................  $15,336   $15,596   $ 6,644

Earnings (loss) before income taxes.....................  $    --   $ 2,640   $(1,136)
Income tax expense......................................       --        --        --
                                                          -------   -------   -------
Net earnings (loss) from discontinued operations........  $    --   $ 2,640   $(1,136)
                                                          =======   =======   =======

In 1999, the Company determined that its infertility business, NRMC, no longer fit the Company's diversified disease management strategy. During the third and fourth quarters of 1999, the Company sold the assets of these clinics and realized cash proceeds of $1,257 and received notes from the buyers of NRMC totaling $1,079. Due to the uncertainty of collection of the notes and an accrual for future patient refunds, no gain or loss was recognized on the sale of these assets in 1999. In 2000, the Company received $750 in full settlement of notes receivable from one purchaser and recognized a gain of $1,746 from the sale of these assets, which reflected the realization of most of the proceeds and a re-assessment of remaining obligations. As of December 31, 2000, an accrual for future patient refunds and other costs totaling $243 was reflected in accrued liabilities, and an additional $109 for long-term commitments was reflected in other long-term liabilities.

17. SALES OF SHORT-TERM INVESTMENTS

In connection with the acquisition of QDS (see note 2), the Company invested $2,010 in 1998 in preferred stock of WebMD and received options and warrants to purchase additional shares of WebMD for $2,680, which were exercised in 1999. In 1999, the Company sold shares of WebMD generating proceeds of $20,720 and a gain of $17,349, which was reflected in "other income" in the consolidated statements of operations. In 2000, additional shares were sold generating proceeds of $7,298 and gains of $6,077. At December 31, 2000, the Company has a remaining investment in WebMD of 16,423 shares.

18. SUPPLEMENTAL GUARANTOR/NON-GUARANTOR FINANCIAL INFORMATION

Supplemental financial information is being provided in connection with the Company's private offering of $125,000 of 11% senior notes (see note 19). These senior notes are unconditionally guaranteed by the Company and its domestic subsidiaries. All guarantees are joint and several. Each of the domestic and foreign subsidiaries is 100% owned by the Company.

The following financial information presents the consolidating condensed balance sheets, statements of operations and cash flows of the Company, the guarantor domestic subsidiaries on a combined basis and the non-guarantor foreign subsidiaries on a combined basis.

                     CONSOLIDATING CONDENSED BALANCE SHEETS
                               DECEMBER 31, 2000
                             (AMOUNTS IN THOUSANDS)

                                                                         NON-
                                          MATRIA       GUARANTOR      GUARANTOR
                                        HEALTHCARE,     DOMESTIC       FOREIGN
                                           INC.       SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                        -----------   ------------   ------------   ------------   ------------
ASSETS
Cash and cash equivalents.............   $   1,524      $  1,045       $  1,346      $      --      $   3,915
Short-term investments................         130            --             --             --            130
Trade accounts receivable, net........      27,134        10,278          2,557             --         39,969
Other receivables.....................         134        27,156            318             --         27,608
Inventories...........................       1,454        10,043          5,538             --         17,035
Other current assets..................       4,747           440              6             --          5,193
                                         ---------      --------       --------      ---------      ---------
          Total current assets........      35,123        48,962          9,765             --         93,850
Property and equipment, net...........      11,217         3,903            524             --         15,644
Intangible assets, net................       3,247       105,938         10,301             --        119,486
Investment in subsidiaries............     116,214            --             --       (116,214)            --
Deferred income taxes.................      26,408            --            907             --         27,315
Other long-term assets................      11,879           119             --             --         11,998
                                         ---------      --------       --------      ---------      ---------
                                         $ 204,088      $158,922       $ 21,497      $(116,214)     $ 268,293
                                         =========      ========       ========      =========      =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current installments of long-term
  debt................................   $  11,712      $    103       $     --      $      --      $  11,815
Other current liabilities.............      10,639        15,137          4,656             --         30,432
                                         ---------      --------       --------      ---------      ---------
          Total current liabilities...      22,351        15,240          4,656             --         42,247
Long-term debt, excluding current
  installments........................      70,384            73          6,539             --         76,996
Intercompany..........................      (4,384)       19,977        (15,593)            --             --
Other long-term liabilities...........       8,102           617             35             --          8,754
                                         ---------      --------       --------      ---------      ---------
          Total liabilities...........      96,453        35,907         (4,363)            --        127,997
                                         ---------      --------       --------      ---------      ---------
Redeemable preferred stock............      41,446            --             --             --         41,446
                                         ---------      --------       --------      ---------      ---------
Common shareholders' equity
  Common stock........................          88            --             --             --             88
  Additional paid-in capital..........     288,900       105,913         10,301       (116,214)       288,900
  Accumulated earnings (deficit)......    (223,231)       25,275         11,874             --       (186,082)
  Accumulated other comprehensive
     earnings.........................         376            37           (934)            --           (521)
  Other...............................          56        (8,210)         4,619             --         (3,535)
                                         ---------      --------       --------      ---------      ---------
          Total common shareholders'
            equity....................      66,189       123,015         25,860       (116,214)        98,850
                                         ---------      --------       --------      ---------      ---------
                                         $ 204,088      $158,922       $ 21,497      $(116,214)     $ 268,293
                                         =========      ========       ========      =========      =========

                     CONSOLIDATING CONDENSED BALANCE SHEETS
                               DECEMBER 31, 1999
                             (AMOUNTS IN THOUSANDS)

                                                                        NON-
                                         MATRIA       GUARANTOR      GUARANTOR
                                       HEALTHCARE,     DOMESTIC       FOREIGN
                                          INC.       SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                       -----------   ------------   ------------   ------------   ------------
ASSETS
Cash and cash equivalents............   $   5,702     $   1,622       $  2,224      $      --      $   9,548
Short-term investments...............       8,243            --             --             --          8,243
Trade accounts receivable, net.......      28,030        11,280          2,341             --         41,651
Other receivables....................         212         6,659            441             --          7,312
Assets of discontinued operations....          --        15,831             --             --         15,831
Inventories..........................       1,482         4,800          4,028             --         10,310
Other current assets.................       6,881           164              1             --          7,046
                                        ---------     ---------       --------      ---------      ---------
          Total current assets.......      50,550        40,356          9,035             --         99,941
Property and equipment, net..........      11,136         1,685            597             --         13,418
Intangible assets, net...............       3,811       113,751         11,162             --        128,724
Investment in subsidiaries...........     124,735            --             --       (124,735)            --
Deferred income taxes................      31,603            --             --             --         31,603
Other long-term assets...............      15,610        (3,587)             4             --         12,027
                                        ---------     ---------       --------      ---------      ---------
                                        $ 237,445     $ 152,205       $ 20,798      $(124,735)     $ 285,713
                                        =========     =========       ========      =========      =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current installments of long-term
  debt...............................   $  10,200     $     106       $     56      $      --      $  10,362
Other current liabilities............      12,098        15,439          3,638             --         31,175
                                        ---------     ---------       --------      ---------      ---------
          Total current
            liabilities..............      22,298        15,545          3,694             --         41,537
Long-term debt, excluding current
  installments.......................      84,047           170          6,873             --         91,090
Intercompany.........................     (10,825)       25,552        (14,727)            --             --
Other long-term liabilities..........      12,731           106             --             --         12,837
                                        ---------     ---------       --------      ---------      ---------
          Total liabilities..........     108,251        41,373         (4,160)            --        145,464
                                        ---------     ---------       --------      ---------      ---------
Redeemable preferred stock...........      41,005            --             --             --         41,005
                                        ---------     ---------       --------      ---------      ---------
Common shareholders' equity
  Common stock.......................          92            --             --             --             92
  Additional paid-in capital.........     293,486       113,573         11,162       (124,735)       293,486
  Accumulated earnings (deficit).....    (213,928)        7,636          9,716             --       (196,576)
  Accumulated other comprehensive
     earnings........................       6,313             3           (539)            --          5,777
  Other..............................       2,226       (10,380)         4,619             --         (3,535)
                                        ---------     ---------       --------      ---------      ---------
          Total common shareholders'
            equity...................      88,189       110,832         24,958       (124,735)        99,244
                                        ---------     ---------       --------      ---------      ---------
                                        $ 237,445     $ 152,205       $ 20,798      $(124,735)     $ 285,713
                                        =========     =========       ========      =========      =========

                CONSOLIDATING CONDENSED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                             (AMOUNTS IN THOUSANDS)

                                                                          NON-
                                           MATRIA       GUARANTOR      GUARANTOR
                                         HEALTHCARE,     DOMESTIC       FOREIGN
                                            INC.       SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                         -----------   ------------   ------------   ------------   ------------
Revenues...............................   $111,065       $79,590        $36,416        $(1,304)       $225,767

Cost of revenues.......................     40,716        47,002         29,765         (1,304)        116,179
Selling and administrative expenses....     52,384        11,964          4,120             --          68,468
Provision for doubtful accounts........      5,641         1,370             32             --           7,043
Amortization of intangible assets......      9,803            --             --             --           9,803
Restructuring charges..................       (128)        1,727             --             --           1,599
                                          --------       -------        -------        -------        --------
  Operating earnings from continuing
     operations........................      2,649        17,527          2,499             --          22,675
Interest income........................        262            81            101             --             444
Interest expense.......................     (8,102)          (19)          (479)            --          (8,600)
Other income, net......................      8,188            50             37             --           8,275
                                          --------       -------        -------        -------        --------
  Earnings from continuing operations
     before income taxes...............      2,997        17,639          2,158             --          22,794
Income tax expense.....................     (9,100)           --             --             --          (9,100)
                                          --------       -------        -------        -------        --------
  Earnings (loss) from continuing
     operations........................     (6,103)       17,639          2,158             --          13,694
Earnings (loss) from discontinued
  operations...........................         --            --             --             --              --
                                          --------       -------        -------        -------        --------
  Net earnings (loss)..................   $ (6,103)      $17,639        $ 2,158        $    --        $ 13,694
                                          ========       =======        =======        =======        ========

                CONSOLIDATING CONDENSED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                             (AMOUNTS IN THOUSANDS)

                                                                           NON-
                                            MATRIA       GUARANTOR      GUARANTOR
                                          HEALTHCARE,     DOMESTIC       FOREIGN
                                             INC.       SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                          -----------   ------------   ------------   ------------   ------------
Revenues................................   $110,547       $84,250        $37,272          $(330)       $231,739
Cost of revenues........................     39,729        55,862         23,044           (330)        118,305
Selling and administrative expenses.....     52,954        16,406          4,293             --          73,653
Provision for doubtful accounts.........      5,945         1,245              3             --           7,193
Amortization of intangible assets.......      9,439            --             --             --           9,439
Restructuring charges...................      4,241            --             --             --           4,241
                                           --------       -------        -------          -----        --------
  Operating earnings (loss) from
     continuing operations..............     (1,761)       10,737          9,932             --          18,908
Interest income.........................        353            90             31             --             474
Interest expense........................     (7,913)          (62)          (210)            --          (8,185)
Other income, net.......................     16,776          (570)           (37)            --          16,169
                                           --------       -------        -------          -----        --------
  Earnings from continuing operations
     before income taxes................      7,455        10,195          9,716             --          27,366
Income tax benefit......................      4,000            --             --             --           4,000
                                           --------       -------        -------          -----        --------
  Earnings from continuing operations...     11,455        10,195          9,716             --          31,366
Earnings from discontinued operations...         --         2,640             --             --           2,640
                                           --------       -------        -------          -----        --------
  Net earnings..........................   $ 11,455       $12,835        $ 9,716          $  --        $ 34,006
                                           ========       =======        =======          =====        ========

                CONSOLIDATING CONDENSED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                             (AMOUNTS IN THOUSANDS)

                                                                          NON-
                                           MATRIA       GUARANTOR      GUARANTOR
                                         HEALTHCARE,     DOMESTIC       FOREIGN
                                            INC.       SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                         -----------   ------------   ------------   ------------   ------------
Revenues...............................   $115,230       $13,342          $ --           $ --        $ 128,572

Cost of revenues.......................     42,682         8,596            --             --           51,278
Selling and administrative expenses....     53,479         7,134            --             --           60,613
Provision for doubtful accounts........      6,342            --            --             --            6,342
Amortization of intangible assets......     27,700            --            --             --           27,700
Asset impairment charges...............     82,885            --            --             --           82,885
                                          --------       -------          ----           ----        ---------
  Operating loss from continuing
     operations........................    (97,858)       (2,388)           --             --         (100,246)
Interest income........................        489           (14)           --             --              475
Interest expense.......................     (1,070)          (13)           --             --           (1,083)
Other income, net......................        406            42            --             --              448
                                          --------       -------          ----           ----        ---------
  Loss from continuing operations......    (98,033)       (2,373)           --             --         (100,406)
Loss from discontinued operations......         --        (1,136)           --             --           (1,136)
                                          --------       -------          ----           ----        ---------
  Net loss.............................   $(98,033)      $(3,509)         $ --           $ --        $(101,542)
                                          ========       =======          ====           ====        =========

                CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                             (AMOUNTS IN THOUSANDS)

                                                    MATRIA       GUARANTOR     NON-GUARANTOR
                                                  HEALTHCARE,     DOMESTIC        FOREIGN
                                                     INC.       SUBSIDIARIES   SUBSIDIARIES    CONSOLIDATED
                                                  -----------   ------------   -------------   ------------
Cash Flows from Operating Activities:
  Net cash provided by continuing operations....   $  2,965       $16,519         $  634         $ 20,118
  Net cash used in discontinued operations......         --          (623)            --             (623)
                                                   --------       -------         ------         --------
          Net cash provided by operating
            activities..........................      2,965        15,896            634           19,495
                                                   --------       -------         ------         --------
Cash Flows from Investing Activities:
  Purchases of property and equipment...........     (3,961)       (3,303)          (131)          (7,395)
  Purchases of property and equipment related to
     discontinued operations....................         --        (3,492)            --           (3,492)
  Proceeds from sales of short-term
     investments................................      7,298            --             --            7,298
                                                   --------       -------         ------         --------
          Net cash provided by (used in)
            investing activities................      3,337        (6,795)          (131)          (3,589)
                                                   --------       -------         ------         --------
Cash Flows from Financing Activities:
  Borrowings under credit agreement.............     23,000            --             --           23,000
  Proceeds from issuance of debt................        891            --             --              891
  Principal repayments of long-term debt........    (37,492)         (149)            (9)         (37,650)
  Proceeds from issuance of common stock........        579            --             --              579
  Repurchases of common stock...................     (4,733)           --             --           (4,733)
  Preferred stock dividend payments.............     (3,200)           --             --           (3,200)
                                                   --------       -------         ------         --------
          Net cash used in financing
            activities..........................    (20,955)         (149)            (9)         (21,113)
                                                   --------       -------         ------         --------
Effect of exchange rate changes on cash and cash
  equivalents...................................         --            --           (426)            (426)
Net change in intercompany balances.............     10,475        (9,529)          (946)              --
                                                   --------       -------         ------         --------
          Net decrease in cash and cash
            equivalents.........................     (4,178)         (577)          (878)          (5,633)
Cash and cash equivalents at beginning of
  year..........................................      5,702         1,622          2,224            9,548
                                                   --------       -------         ------         --------
Cash and cash equivalents at end of year........   $  1,524       $ 1,045         $1,346         $  3,915
                                                   ========       =======         ======         ========

                CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                             (AMOUNTS IN THOUSANDS)

                                                   MATRIA       GUARANTOR     NON-GUARANTOR
                                                 HEALTHCARE,     DOMESTIC        FOREIGN
                                                    INC.       SUBSIDIARIES   SUBSIDIARIES    CONSOLIDATED
                                                 -----------   ------------   -------------   ------------
Cash Flows from Operating Activities:
  Net cash provided by (used in) continuing
     operations................................   $   (595)      $ 1,939         $11,134        $ 12,478
  Net cash provided by discontinued
     operations................................         --           710              --             710
                                                  --------       -------         -------        --------
          Net cash provided by (used in)
            operating activities...............       (595)        2,649          11,134          13,188
                                                  --------       -------         -------        --------
Cash Flows from Investing Activities:
  Purchases of property and equipment..........     (3,921)       (1,022)           (185)         (5,128)
  Purchases of property and equipment related
     to discontinued operations................         --        (2,233)             --          (2,233)
  Acquisition of businesses, net of cash
     acquired..................................    (93,022)           --              --         (93,022)
  Proceeds from sales of short-term
     investments...............................     23,579            --              --          23,579
  Investment in an affiliated company..........     (2,680)           --              --          (2,680)
  Proceeds from disposition of business........         --         1,257              --           1,257
                                                  --------       -------         -------        --------
          Net cash used in investing
            activities.........................    (76,044)       (1,998)           (185)        (78,227)
                                                  --------       -------         -------        --------
Cash Flows from Financing Activities:
  Borrowing under credit agreement.............    108,000            --              --         108,000
  Proceeds from issuance of debt...............        979            --              --             979
  Principal repayments of long-term debt.......    (41,552)           --              --         (41,552)
  Proceeds from issuance of common stock.......        837            --              --             837
  Preferred stock dividend payments............     (2,249)           --              --          (2,249)
                                                  --------       -------         -------        --------
          Net cash provided by financing
            activities.........................     66,015            --              --          66,015
                                                  --------       -------         -------        --------
Effect of exchange rate changes on cash and
  cash equivalents.............................         --            --            (537)           (537)
Net change in intercompany balances............      8,819          (631)         (8,188)             --
                                                  --------       -------         -------        --------
          Net increase (decrease) in cash and
            cash equivalents...................     (1,805)           20           2,224             439
Cash and cash equivalents at beginning of
  year.........................................      7,507         1,602              --           9,109
                                                  --------       -------         -------        --------
Cash and cash equivalents at end of year.......   $  5,702       $ 1,622         $ 2,224        $  9,548
                                                  ========       =======         =======        ========

                CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                             (AMOUNTS IN THOUSANDS)

                                                   MATRIA       GUARANTOR     NON-GUARANTOR
                                                 HEALTHCARE,     DOMESTIC        FOREIGN
                                                    INC.       SUBSIDIARIES   SUBSIDIARIES    CONSOLIDATED
                                                 -----------   ------------   -------------   ------------
Cash Flows from Operating Activities:
  Net cash provided by (used in) continuing
     operations................................   $  6,349       $(3,329)         $  --         $ 3,020
  Net cash provided by discontinued
     operations................................         --         1,911             --           1,911
                                                  --------       -------          -----         -------
          Net cash provided by (used in)
            operating activities...............      6,349        (1,418)            --           4,931
                                                  --------       -------          -----         -------
Cash Flows from Investing Activities:
  Purchases of property and equipment..........     (3,893)          (48)            --          (3,941)
  Purchases of property and equipment related
     to discontinued operations................         --        (2,001)            --          (2,001)
  Acquisition of businesses, net of cash
     acquired..................................    (19,947)           --             --         (19,947)
  Proceeds from sales of short-term
     investments...............................      8,997            --             --           8,997
  Investment in an affiliated company..........     (2,010)           --             --          (2,010)
                                                  --------       -------          -----         -------
          Net cash used in investing
            activities.........................    (16,853)       (2,049)            --         (18,902)
                                                  --------       -------          -----         -------
Cash Flows from Financing Activities:
  Borrowings under credit agreement............     16,659            --             --          16,659
  Proceeds from issuance of debt...............        781            --             --             781
  Principal repayments of long-term debt.......     (1,569)          (58)            --          (1,627)
  Proceeds from issuance of common stock.......        638            --             --             638
  Repurchases of common stock..................     (2,397)           --             --          (2,397)
  Other, net...................................        (60)           --             --             (60)
                                                  --------       -------          -----         -------
          Net cash provided by (used in)
            financing activities...............     14,052           (58)            --          13,994
                                                  --------       -------          -----         -------
Net change in intercompany balances............     (2,582)        2,582             --              --
                                                  --------       -------          -----         -------
          Net increase (decrease) in cash and
            cash equivalents...................        966          (943)            --              23
Cash and cash equivalents at beginning of
  year.........................................      6,541         2,545             --           9,086
                                                  --------       -------          -----         -------
Cash and cash equivalents at end of year.......   $  7,507       $ 1,602          $  --         $ 9,109
                                                  ========       =======          =====         =======

19. SUBSEQUENT EVENT

On July 9, 2001, the Company issued $125 million of 11% senior notes in a private offering. The senior notes were issued with an original issue discount of 6.5% from the principal amount. Interest will be payable semi-annually in arrears on May 1 and November 1. The senior notes are unsecured and will mature on May 1, 2008.

ALL TENDERED OLD NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:

           By Mail:                        By Hand:                       By Courier:
  Wells Fargo Bank Minnesota      Wells Fargo Bank Minnesota      Wells Fargo Bank Minnesota
     National Association            National Association            National Association
Attn: Corporate Trust Services  Attn: Corporate Trust Services  Attn: Corporate Trust Services
  213 Court Street, Suite 902     213 Court Street, Suite 902     213 Court Street, Suite 902
     Middletown, CT 16437            Middletown, CT 16437            Middletown, CT 16437

                           By Facsimile for Eligible
                                 Institutions:
                                 (860) 704-6219

ORIGINALS OF ALL DOCUMENTS SUBMITTED BY FACSIMILE SHOULD BE SENT PROMPTLY BY HAND, OVERNIGHT DELIVERY, OR REGISTERED BY CERTIFIED MAIL.

NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION TO OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO EXCHANGE OLD NOTES ONLY FOR THE EXCHANGE NOTES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

             ------------------------------------------------------
             ------------------------------------------------------

                               TABLE OF CONTENTS

Where You Can Find More
  Information........................    i
Incorporation by Reference...........    i
Prospectus Summary...................    1
Forward Looking Information..........    14
Risk Factors.........................    15
The Exchange Offer...................    22
Use of Proceeds......................    32
Capitalization.......................    32
Selected Consolidated Historical
  Financial Data.....................    33
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................    35
Business.............................    35
Management...........................    35
Description of Notes.................    38
Book-Entry, Delivery and Form of
  Notes..............................    76
Registration Rights..................    78
Material U.S. Federal Income Tax
  Considerations.....................    80
Plan of Distribution.................    84
Legal Matters........................    84
Experts..............................    85
Index to Consolidated Financial
  Statements.........................    F-1

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
                                  $122,000,000

                            MATRIA HEALTHCARE, INC.

                                  MATRIA LOGO
11% SERIES B SENIOR NOTES DUE 2008

                            ------------------------
                                   PROSPECTUS
                                            , 2001
                            ------------------------
             ------------------------------------------------------
             ------------------------------------------------------

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


         The Restated Certificate of Incorporation of Matria Healthcare, Inc. provides that a director of Matria Healthcare, Inc. will not be liable to Matria Healthcare, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, to the full extent permitted by the Delaware General Corporation Law (the "DGCL"), as amended or interpreted from time to time.

         In addition, the Matria Healthcare, Inc. Restated Certificate of Incorporation states that Matria Healthcare, Inc. shall, to the full extent permitted by the DGCL, as amended or interpreted from time to time, indemnify all directors, officers and employees whom it may indemnify pursuant thereto and, in addition, Matria Healthcare, Inc. may, to the extent permitted by the DGCL, indemnify agents of Matria Healthcare, Inc. or other persons.

         Section 145 of the DGCL permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceeding, if such person was, or was threatened to be made, a party by reason of the fact that he or she is or was a director, officer, or employee of the company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, Matria Healthcare, Inc. maintains a directors' and officers' liability insurance policy.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      Exhibits

EXHIBIT NO.                                 DESCRIPTION

    1.1           Purchase Agreement, dated June 29, 2001, among Matria
                  Healthcare, Inc., UBS Warburg LLC and First Union Securities.

    3.1           Amended and Restated Certificate of Incorporation of Matria
                  Healthcare, Inc. (incorporated herein by reference to Appendix
                  D to the Joint Proxy Statement/Prospectus of Heathdyne and
                  Tokos, filed as part of our Registration Statement No.
                  333-00781 on Form S-4, filed with the Commission on February
                  7, 1996).

    3.2           Amended and Restated By-Laws of Matria Healthcare, Inc.
                  (incorporated by reference herein by reference to Exhibit 3 to our Quarterly Report on Form 10-Q for the quarter ended
                  March 31, 2000).

    4.1 Indenture dated as of July 9, 2001, by and among Matria, Inc., the Guarantors named therein and Wells Fargo Bank Minnesota,
                  National Association, as trustee, relating to the Company's
                  $125.0 million 11% Senior Notes due 2008 (incorporated herein by reference to our Current Report on Form 8-K dated July 19,
                  2001).

    4.2 Registration Rights Agreement dated as of July 9, 2001 by and among Matria Healthcare, Inc., the Guarantors named therein and the Initial Purchasers named therein, relating to the Registrant's 11% Senior Notes due 2008 (incorporated herein by reference to our Current Report on Form 8-K dated July 19,
                  2001).

    5.1 Opinion of Troutman Sanders LLP regarding the validity of the exchange notes and certain related guarantees.

    5.2           Opinion of Roberta L. McCaw, Vice President and General
                  Counsel of Matria Healthcare, Inc., regarding the validity of the exchange notes and certain related guarantees.

   12             Statement of Computation of Ratio of Earnings to Fixed
                  Charges.

   23.1           Consent of KPMG.

   23.2 Consent of Troutman Sanders LLP (included in its opinion filed as Exhibit 5.1 hereto).

   23.3           Consent of Roberta L. McCaw, Vice President and General
                  Counsel of Matria Healthcare, Inc. (included in her opinion filed as Exhibit 5.2 hereto).

   24             Powers of Attorney (included on pages II-6 through II-7).

   25             Statement of Eligibility of Trustee.

   99.1           Form of Letter of Transmittal.

   99.2           Form of Notice of Guaranteed Delivery.

   99.3           Form of Letter to Clients.

   99.4           Form of Letter to Brokers.

   99.5           Form of Instructions to Registered Holders.

ITEM 22. UNDERTAKINGS.

         1.       The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         4. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         5. The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on August 2, 2001.

                                    MATRIA HEALTHCARE, INC.


                                    By: /s/ George W. Dunaway
                                       -----------------------------------------
                                    George W. Dunaway

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Parker H. Petit, George
W. Dunaway and Roberta L. McCaw and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                 TITLE                                  DATE
               ---------                                 -----                                  ----


/s/ Parker H. Petit                      Chairman of the Board President,                   August 2, 2001
------------------------------------     Chief Executive Officer and Director
          Parker H. Petit                (Principal Executive Officer)


/s/ Jeffrey D. Koepsell                  Chief Operating Officer, Executive                 August 2, 2001
------------------------------------     Vice President and Director
         Jeffrey D. Koepsell



/s/ George W. Dunaway                    Vice President - Finance and Chief                 August 2, 2001
------------------------------------     Financial Officer (Principal
         George W. Dunaway               Financial Officer)


/s/ Larry N. Brownlee                    Controller                                         August 2, 2001
------------------------------------
         Larry N. Brownlee


/s/ Richard F. Levy                                    Director                             August 2, 2001
------------------------------------
          Richard F. Levy


/s/ Guy W. Millner                                     Director                             August 2, 2001
------------------------------------
           Guy W. Millner


/s/ Carl E. Sanders                                    Director                             August 2, 2001
------------------------------------
           Carl E. Sanders


/s/ Thomas S. Stribling                                Director                             August 2, 2001
------------------------------------
        Thomas S. Stribling


/s/ Jackie M. Ward                                     Director                             August 2, 2001
------------------------------------
           Jackie M. Ward


/s/ Donald W. Weber                                    Director                             August 2, 2001
------------------------------------
          Donald W. Weber


/s/ Morris S. Weeden                                   Director                             August 2, 2001
------------------------------------
          Morris S. Weeden


/s/ Frederick P. Zuspan, M.D.                          Director                             August 2, 2001
------------------------------------
      Frederick P. Zuspan, M.D.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on August 2, 2001.

                                    CLINICAL-MANAGEMENT SYSTEMS, INC.


                                    By: /s/ George W. Dunaway
                                       ----------------------------------------
                                                  George W. Dunaway

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Parker H. Petit, George
W. Dunaway and Roberta L. McCall and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                 TITLE                                  DATE
               ---------                                 -----                                  ----


/s/ Parker H. Petit                      Director                                           August 2, 2001
---------------------------------
         Parker H. Petit


/s/ George W. Dunaway                    President
---------------------------------        (Principal Executive Officer,                      August 2, 2001
        George W. Dunaway                Principal Financial Officer and
                                         Principal Accounting
                                         Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on August 2, 2001.

                                    DIABETES ACQUISITION, INC.


                                    By: /s/ George W. Dunaway
                                       ----------------------------------------
                                                  George W. Dunaway

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Parker H. Petit, George
W. Dunaway and Roberta L. McCall and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                 TITLE                                   DATE
               ---------                                 -----                                   ----


/s/ Parker H. Petit                      Director                                           August 2, 2001
------------------------------------
           Parker H. Petit


/s/ Frank D. Powers                      President
------------------------------------     (Principal Executive Officer)                      August 2, 2001
          Frank D. Powers


/s/ Yvonne V. Scoggins                   Vice President and Treasurer                       August 2, 2001
------------------------------------     (Principal Financial Officer and
         Yvonne V. Scoggins              Principal Accounting Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on August 2, 2001.

                                    GAINOR MEDICAL ACQUISITION COMPANY


                                    By: /s/ George W. Dunaway
                                       ----------------------------------------
                                                  George W. Dunaway

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Parker H. Petit, George
W. Dunaway and Roberta L. McCall and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                 TITLE                                   DATE
               ---------                                 -----                                   ----


/s/ Parker H. Petit                      Director                                           August 2, 2001
------------------------------------
          Parker H. Petit


/s/ Frank D. Powers                      President
------------------------------------     (Principal Executive Officer)                      August 2, 2001
          Frank D. Powers


/s/ Yvonne V. Scoggins                   Vice President and Treasurer                       August 2, 2001
------------------------------------     (Principal Financial Officer and
         Yvonne V. Scoggins              Principal Accounting Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on August 2, 2001.

                                    DIABETES MANAGEMENT SOLUTIONS, INC.


                                    By: /s/ George W. Dunaway
                                       ----------------------------------------
                                                  George W. Dunaway

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Parker H. Petit, George
W. Dunaway and Roberta L. McCall and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                 TITLE                                  DATE
               ---------                                 -----                                  ----


/s/ Parker H. Petit                      Director                                           August 2, 2001
------------------------------------
           Parker H. Petit


/s/ Frank D. Powers                      President
------------------------------------     (Principal Executive Officer)                      August 2, 2001
           Frank D. Powers


/s/ Yvonne V. Scoggins                   Vice President and Treasurer                       August 2, 2001
------------------------------------     (Principal Financial Officer and
         Yvonne V. Scoggins              Principal Accounting Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on August 2, 2001.

                                    DIABETES SELF CARE, INC.


                                    By: /s/ George W. Dunaway
                                       ----------------------------------------
                                                  George W. Dunaway

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Parker H. Petit, George
W. Dunaway and Roberta L. McCall and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                 TITLE                                  DATE
               ---------                                 -----                                  ----


/s/ Parker H. Petit                      Director                                           August 2, 2001
------------------------------------
          Parker H. Petit


/s/ Frank D. Powers                      President
------------------------------------     (Principal Executive Officer)                      August 2, 2001
          Frank D. Powers


/s/ Yvonne V. Scoggins                   Vice President and Treasurer                       August 2, 2001
------------------------------------     (Principal Financial Officer and
         Yvonne V. Scoggins              Principal Accounting Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on August 2, 2001.

                                    FACET TECHNOLOGIES, LLC


                                    By: /s/ George W. Dunaway
                                       ----------------------------------------
                                                  George W. Dunaway

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Parker H. Petit, George
W. Dunaway and Roberta L. McCall and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                 TITLE                                  DATE
               ---------                                 -----                                  ----

MATRIA HEALTHCARE,
INC., Sole Member                                                                           August 2, 2001


By: /s/
   ---------------------------------     Vice President - Finance and
           George W. Dunaway             Chief Financial Officer


/s/ William C. Taylor                    President
------------------------------------     (Principal Executive Officer)                      August 2, 2001
           William C. Taylor


/s/ Yvonne V. Scoggins                   Vice President and Treasurer                       August 2, 2001
------------------------------------     (Principal Financial Officer and
         Yvonne V. Scoggins              Principal Accounting Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on August 2, 2001.

                                    GAINOR MEDICAL INTERNATIONAL, LLC


                                    By: /s/ George W. Dunaway
                                       ----------------------------------------
                                                  George W. Dunaway

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Parker H. Petit, George
W. Dunaway and Roberta L. McCall and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                 TITLE                                  DATE
               ---------                                 -----                                  ----

DIABETES ACQUISITION,
INC.                                                                                        August 2, 2001


By:/s/ Frank D. Powers
   ---------------------------------     Sole Member
       Frank D. Powers, President


/s/ Frank D. Powers                      President
------------------------------------     (Principal Executive Officer)                      August 2, 2001
            Frank D. Powers


/s/ Yvonne V. Scoggins                   Vice President and Treasurer                       August 2, 2001
------------------------------------     (Principal Financial Officer and
         Yvonne V. Scoggins              Principal Accounting Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on August 2, 2001.

                                    GAINOR MEDICAL DIRECT, LLC


                                    By: /s/ George W. Dunaway
                                       ----------------------------------------
                                                   George W. Dunaway

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Parker H. Petit, George
W. Dunaway and Roberta L. McCall and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                 TITLE                                  DATE
               ---------                                 -----                                  ----

DIABETES ACQUISITION,
INC.                                                                                        August 2, 2001


By: /s/ Frank D. Powers
   ---------------------------------     Sole Member
       Frank D. Powers, President


/s/ Frank D. Powers                      President
------------------------------------     (Principal Executive Officer)                      August 2, 2001
            Frank D. Powers


/s/ Yvonne V. Scoggins                   Vice President and Treasurer                       August 2, 2001
------------------------------------     (Principal Financial Officer and
          Yvonne V. Scoggins             Principal Accounting Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on August 2, 2001.

                                    A. R. MEDICAL SUPPLIES, INC


                                    By: /s/ George W. Dunaway
                                       -----------------------------------------
                                                  George W. Dunaway

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Parker H. Petit, George
W. Dunaway and Roberta L. McCall and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                 TITLE                                  DATE
               ---------                                 -----                                  ----


/s/ Parker H. Petit                      Director                                           August 2, 2001
------------------------------------
          Parker H. Petit


/s/ Frank D. Powers                      President
------------------------------------     (Principal Executive Officer)                      August 2, 2001
          Frank D. Powers


                                         Vice President and Treasurer
/s/ Yvonne V. Scoggins                   (Principal Financial Officer and                   August 2, 2001
------------------------------------     Principal Accounting Officer)
         Yvonne V. Scoggins

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on August 2, 2001.

                                    MATRIA OF NEW YORK, INC.


                                    By: /s/ George W. Dunaway
                                       ----------------------------------------
                                                   George W. Dunaway

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Parker H. Petit, George
W. Dunaway and Roberta L. McCall and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                 TITLE                                  DATE
               ---------                                 -----                                  ----


/s/ Parker H. Petit                      President and Director                             August 2, 2001
------------------------------------     (Principal Executive Officer)
          Parker H. Petit


/s/ Yvonne V. Scoggins                   Treasurer and Assistant Secretary                  August 2, 2001
------------------------------------     (Principal Financial Officer and
         Yvonne V. Scoggins              Principal Accounting Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on August 2, 2001.

                                    NATIONAL REPRODUCTIVE MEDICAL
                                    CENTERS, INC.


                                    By: /s/ George W. Dunaway
                                       ----------------------------------------
                                                  George W. Dunaway

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Parker H. Petit, George
W. Dunaway and Roberta L. McCall and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                 TITLE                                  DATE
               ---------                                 -----                                  ----


/s/ Parker H. Petit                      President and Director                             August 2, 2001
------------------------------------     (Principal Executive Officer)
           Parker H. Petit


/s/ Yvonne V. Scoggins                   Treasurer, Assistant Secretary                     August 2, 2001
------------------------------------     and Director
         Yvonne V. Scoggins              (Principal Financial Officer
                                         and Principal Accounting
                                         Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on August 2, 2001.

                                    INFERTILITY MANAGEMENT SERVICES,
                                    INC.


                                    By: /s/ George W. Dunaway
                                       ----------------------------------------
                                                   George W. Dunaway

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Parker H. Petit, George
W. Dunaway and Roberta L. McCall and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                 TITLE                                   DATE
               ---------                                 -----                                   ----


/s/ Parker H. Petit                      President and Director                             August 2, 2001
------------------------------------     (Principal Executive Officer)
            Parker H. Petit


/s/ Yvonne V. Scoggins                   Treasurer and Assistant Secretary                  August 2, 2001
------------------------------------     (Principal Financial Officer and
          Yvonne V. Scoggins             Principal Accounting Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on August 2, 2001.

                                    PFCC LIQUIDATION CORP.


                                    By: /s/ George W. Dunaway
                                       ----------------------------------------
                                                  George W. Dunaway

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Parker H. Petit, George
W. Dunaway and Roberta L. McCall and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                 TITLE                                   DATE
               ---------                                 -----                                   ----


/s/ Parker H. Petit                      President and Director                             August 2, 2001
------------------------------------     (Principal Executive Officer,
           Parker H. Petit               Principal Financial Officer and
                                         Principal Accounting Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on August 2, 2001.

                                    PFPC LIQUIDATION CORP.


                                    By: /s/ George W. Dunaway
                                       ----------------------------------------
                                                   George W. Dunaway

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Parker H. Petit, George
W. Dunaway and Roberta L. McCall and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                 TITLE                                  DATE
               ---------                                 -----                                  ----


/s/ Parker H. Petit                      President and Director                             August 2, 2001
------------------------------------     (Principal Executive Officer,
            Parker H. Petit              Principal Financial Officer
                                         and Principal Accounting
                                         Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on August 2, 2001.

                                    PFMG LIQUIDATION CORP.


                                    By: /s/ George W. Dunaway
                                       ----------------------------------------
                                                  George W. Dunaway

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Parker H. Petit, George
W. Dunaway and Roberta L. McCall and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                 TITLE                                  DATE
               ---------                                 -----                                  ----


/s/ Parker H. Petit                      President and Director                             August 2, 2001
------------------------------------     (Principal Executive Officer,
            Parker H. Petit              Principal Financial Officer
                                         and Principal Accounting
                                         Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on August 2, 2001.

                                    Q LIQUIDATION CORP.


                                    By: /s/ George W. Dunaway
                                       ----------------------------------------
                                                  George W. Dunaway

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Parker H. Petit, George
W. Dunaway and Roberta L. McCall and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                 TITLE                                   DATE
               ---------                                 -----                                   ----


/s/ Parker H. Petit                      President and Director                             August 2, 2001
------------------------------------     (Principal Executive Officer)
            Parker H. Petit


/s/ Yvonne V. Scoggins                   Treasurer and Assistant Secretary                  August 2, 2001
------------------------------------     (Principal Financial Officer and
          Yvonne V. Scoggins             Principal Accounting Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on August 2, 2001.

                                    SHARED CARE, INC.


                                    By: /s/ George W. Dunaway
                                       ----------------------------------------
                                                  George W. Dunaway

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Parker H. Petit, George
W. Dunaway and Roberta L. McCall and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                      TITLE                                        DATE
               ---------                      -----                                        ----

/s/ Parker H. Petit                           President                               August 2, 2001
-----------------------------------------     (Principal Executive Officer,
            Parker H. Petit                   Principal Financial Officer and
                                              Principal Accounting Officer)

                                INDEX TO EXHIBITS

EXHIBIT NO.                                 DESCRIPTION

    1.1           Purchase Agreement, dated June 29, 2001, among Matria
                  Healthcare, Inc., UBS Warburg LLC and First Union Securities.

    3.1           Amended and Restated Certificate of Incorporation of Matria
                  Healthcare, Inc. (incorporated herein by reference to Appendix
                  D to the Joint Proxy Statement/Prospectus of Heathdyne and
                  Tokos, filed as part of our Registration Statement No.
                  333-00781 on Form S-4, filed with the Commission on February
                  7, 1996).

    3.2           Amended and Restated By-Laws of Matria Healthcare, Inc.
                  (incorporated by reference herein by reference to Exhibit 3 to our Quarterly Report on Form 10-Q for the quarter ended March
                  30, 2000).

    4.1 Indenture dated as of March 20, 2001, by and among Matria, Inc., the Guarantors named therein and SunTrust Bank, as trustee, relating to the Company's $125.0 million 11% Senior
                  Notes due 2008 (incorporated herein by reference to our Current Report on Form 8-K dated July 19, 2001).

    4.2 Registration Rights Agreement dated as of July 9, 2001 by and among Matria Healthcare, Inc., the Guarantors named therein and the Initial Purchasers named therein, relating to the Registrant's 11% Senior Notes due 2008 (incorporated herein by reference to our Current Report on Form 8-K dated July 19,
                  2001).

    5.1 Opinion of Troutman Sanders LLP regarding the validity of the exchange notes and certain related guarantees.

    5.2           Opinion of Roberta L. McCaw, Vice President and General
                  Counsel of Matria Healthcare, Inc., regarding the validity of the exchange notes and certain related guarantees.

   12             Statement of Computation of Ratio of Earnings to Fixed
                  Charges.

   23.1           Consent of KPMG.

   23.2 Consent of Troutman Sanders LLP (included in its opinion filed as Exhibit 5.1 hereto).

   23.3           Consent of Roberta L. McCaw, Vice President and General
                  Counsel of Matria Healthcare, Inc. (included in her opinion filed as Exhibit 5.2 hereto).

   24             Powers of Attorney (included on pages II-6 through II-7).

   25             Statement of Eligibility of Trustee.

   99.1           Form of Letter of Transmittal.

   99.2           Form of Notice of Guaranteed Delivery.

   99.3           Form of Letter to Clients.

   99.4           Form of Letter to Brokers.

   99.5           Form of Instructions to Registered Holders.